                                                                  EXHIBIT 10.1

                                                                EXECUTION COPY










                                   CREDIT AGREEMENT


                                        AMONG



                                 SCOTSMAN GROUP INC.
                         AND THE OTHER PARTIES NAMED HEREIN,

                                    as Borrowers,

                               THE LENDERS NAMED HEREIN


                                         and



                         THE FIRST NATIONAL BANK OF CHICAGO,

                                       as Agent


                                     DATED AS OF


                                    April 29, 1994





                                      TABLE OF CONTENTS
                                      -----------------


                                      ARTICLE I
        DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                                      ARTICLE II
        THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
             2.1. Advances  . . . . . . . . . . . . . . . . . . . . . . .   24
             2.2. Ratable Loans . . . . . . . . . . . . . . . . . . . . .   25
             2.3. Types of Advances . . . . . . . . . . . . . . . . . . .   25
             2.4. Commitment Fee; Reductions in Aggregate Commitment  . .   25
             2.5. Minimum Amount of Each Advance  . . . . . . . . . . . .   26
             2.6. Optional Principal Payments . . . . . . . . . . . . . .   26
             2.7. Mandatory Commitment Reductions . . . . . . . . . . . .   26
             2.8. Method of Selecting Types and Interest Periods for New
                  Advances  . . . . . . . . . . . . . . . . . . . . . . .   27

             2.9. Conversion and Continuation of Outstanding Advances . .   28
             2.10. Changes in Interest Rate, etc. . . . . . . . . . . . .   29
             2.11. Rates Applicable After Default . . . . . . . . . . . .   30
             2.12. Method of Payment  . . . . . . . . . . . . . . . . . .   30
             2.13. Notes; Telephonic Notices  . . . . . . . . . . . . . .   31
             2.14. Interest Payment Dates; Interest and Fee Basis . . . .   32
             2.15. Notification by Agent  . . . . . . . . . . . . . . . .   32
             2.16. Lending Installations  . . . . . . . . . . . . . . . .   33
             2.17. Non-Receipt of Funds by the Agent  . . . . . . . . . .   33
             2.18. Withholding Tax Exemption  . . . . . . . . . . . . . .   33
             2.19. Agent's Fees . . . . . . . . . . . . . . . . . . . . .   35
             2.20. Facility Fee . . . . . . . . . . . . . . . . . . . . .   35
             2.21. Determination, Denomination and Redenomination of
                  Alternative Currency Advances . . . . . . . . . . . . .   35
             2.22. Facility Letters of Credit . . . . . . . . . . . . . .   35
                  2.22.1    Issuance of Facility Letters of Credit  . . .   35
                  2.22.2    Participating Interests . . . . . . . . . . .   36
                  2.22.3    Facility Letter of Credit Reimbursement
                       Obligations  . . . . . . . . . . . . . . . . . . .   36
                  2.22.4    Procedure for Issuance  . . . . . . . . . . .   39
                  2.22.5    Nature of the Lenders' Obligations  . . . . .   39
                  2.22.6    Facility Letter of Credit Fees  . . . . . . .   40

                                     ARTICLE III
        CHANGE IN CIRCUMSTANCES . . . . . . . . . . . . . . . . . . . . .   40

             3.1. Taxes . . . . . . . . . . . . . . . . . . . . . . . . .   41
             3.2. Yield Protection  . . . . . . . . . . . . . . . . . . .   42
             3.3. Changes in Capital Adequacy Regulations . . . . . . . .   44
             3.4. Availability of Types of Advances . . . . . . . . . . .   44
             3.5. Funding Indemnification . . . . . . . . . . . . . . . .   44
             3.6. Lender Statements; Survival of Indemnity  . . . . . . .   45
             3.7. Availability of Alternative Currency  . . . . . . . . .   45





                                      ARTICLE IV
        CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . .   46
             4.1. Initial Loan and Facility Letter of Credit Issuance . .   46
             4.2. Each Future Advance and Facility Letter of Credit
                  Issuance  . . . . . . . . . . . . . . . . . . . . . . .   48

                                      ARTICLE V
        REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . .   49
             5.1. Existence and Standing  . . . . . . . . . . . . . . . .   49
             5.2. Authorization and Validity  . . . . . . . . . . . . . .   49
             5.3. Compliance with Laws and Contracts  . . . . . . . . . .   50
             5.4. Governmental Consents . . . . . . . . . . . . . . . . .   50
             5.5. Financial Statements  . . . . . . . . . . . . . . . . .   51
             5.6. Material Adverse Change . . . . . . . . . . . . . . . .   52
             5.7. Taxes . . . . . . . . . . . . . . . . . . . . . . . . .   52
             5.8. Litigation and Contingent Obligations . . . . . . . . .   52
             5.9. Capitalization  . . . . . . . . . . . . . . . . . . . .   53
             5.10. ERISA  . . . . . . . . . . . . . . . . . . . . . . . .   53

             5.11. Defaults . . . . . . . . . . . . . . . . . . . . . . .   54
             5.12. Federal Reserve Regulations  . . . . . . . . . . . . .   54
             5.13. Investment Company . . . . . . . . . . . . . . . . . .   54
             5.14. Certain Fees . . . . . . . . . . . . . . . . . . . . .   54
             5.15. Representations and Warranties Incorporated From
                  Purchase Agreement and Merger Agreement . . . . . . . .   54
             5.16. Solvency . . . . . . . . . . . . . . . . . . . . . . .   54
             5.17. Ownership of Properties  . . . . . . . . . . . . . . .   55
             5.18. Indebtedness . . . . . . . . . . . . . . . . . . . . .   55
             5.19. Employee Controversies . . . . . . . . . . . . . . . .   55
             5.20. Material Agreements  . . . . . . . . . . . . . . . . .   55
             5.21. Acquisition and Merger Documents . . . . . . . . . . .   56
             5.22. Environmental Laws . . . . . . . . . . . . . . . . . .   56
             5.23. Insurance  . . . . . . . . . . . . . . . . . . . . . .   57
             5.24. Disclosure . . . . . . . . . . . . . . . . . . . . . .   57

                                      ARTICLE VI
        COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
             6.1. Financial Reporting . . . . . . . . . . . . . . . . . .   58
             6.2. Use of Proceeds . . . . . . . . . . . . . . . . . . . .   61
             6.3. Notice of Default . . . . . . . . . . . . . . . . . . .   61
             6.4. Conduct of Business . . . . . . . . . . . . . . . . . .   61
             6.5. Taxes . . . . . . . . . . . . . . . . . . . . . . . . .   62
             6.6. Insurance . . . . . . . . . . . . . . . . . . . . . . .   62
             6.7. Compliance with Laws  . . . . . . . . . . . . . . . . .   62

             6.8. Maintenance of Properties . . . . . . . . . . . . . . .   62
             6.9. Inspection  . . . . . . . . . . . . . . . . . . . . . .   62
             6.10. Capital Stock and Dividends  . . . . . . . . . . . . .   62
             6.11. Indebtedness . . . . . . . . . . . . . . . . . . . . .   63
             6.12. Merger . . . . . . . . . . . . . . . . . . . . . . . .   64
             6.13. Sale of Assets . . . . . . . . . . . . . . . . . . . .   64
             6.14. Sale and Leaseback . . . . . . . . . . . . . . . . . .   65






             6.15. Investments and Purchases  . . . . . . . . . . . . . .   65
             6.16. Liens  . . . . . . . . . . . . . . . . . . . . . . . .   67
             6.17. Capital Expenditures . . . . . . . . . . . . . . . . .   68
             6.18. Lease Rentals  . . . . . . . . . . . . . . . . . . . .   68
             6.19. Affiliates . . . . . . . . . . . . . . . . . . . . . .   68
             6.20. Amendments to Agreements . . . . . . . . . . . . . . .   68
             6.21. Environmental Matters  . . . . . . . . . . . . . . . .   68
             6.22. Agreements as to Prohibited Acts . . . . . . . . . . .   69
             6.23. Change in Corporate Structure; Fiscal Year . . . . . .   69
             6.24. Inconsistent Agreements  . . . . . . . . . . . . . . .   70
             6.25. Financial Covenants  . . . . . . . . . . . . . . . . .   70
                  6.25.1.  Minimum Adjusted Consolidated Tangible Net
                       Worth  . . . . . . . . . . . . . . . . . . . . . .   70
                  6.25.2.  Leverage Ratio . . . . . . . . . . . . . . . .   70
                  6.25.3.  Interest Expense Coverage Ratio  . . . . . . .   71
                  6.25.4.  Cash Flow Coverage Ratio . . . . . . . . . . .   71
             6.26. Tax Consolidation  . . . . . . . . . . . . . . . . . .   72
             6.27. ERISA Compliance . . . . . . . . . . . . . . . . . . .   72

             6.28. Guaranties . . . . . . . . . . . . . . . . . . . . . .   72

                                     ARTICLE VII
        DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

                                     ARTICLE VIII
        ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES  . . . . . . . . .   75
             8.1. Acceleration  . . . . . . . . . . . . . . . . . . . . .   75
             8.2. Amendments  . . . . . . . . . . . . . . . . . . . . . .   76
             8.3. Preservation of Rights  . . . . . . . . . . . . . . . .   77
             8.4. Application of Funds  . . . . . . . . . . . . . . . . .   77

                                      ARTICLE IX
        GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . .   78
             9.1. Survival of Representations . . . . . . . . . . . . . .   78
             9.2. Governmental Regulation . . . . . . . . . . . . . . . .   78
             9.3. Headings  . . . . . . . . . . . . . . . . . . . . . . .   78
             9.4. Entire Agreement  . . . . . . . . . . . . . . . . . . .   78
             9.5. Several Obligations; Benefits of this Agreement . . . .   78
             9.6. Expenses; Indemnification . . . . . . . . . . . . . . .   79
             9.7. Numbers of Documents  . . . . . . . . . . . . . . . . .   80
             9.8. Accounting  . . . . . . . . . . . . . . . . . . . . . .   80
             9.9. Severability of Provisions  . . . . . . . . . . . . . .   80
             9.10. Nonliability of Lenders  . . . . . . . . . . . . . . .   80
             9.11. CHOICE OF LAW  . . . . . . . . . . . . . . . . . . . .   81

             9.12. CONSENT TO JURISDICTION  . . . . . . . . . . . . . . .   81
             9.13. WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . .   81
             9.14. Disclosure . . . . . . . . . . . . . . . . . . . . . .   82
             9.15. Counterparts . . . . . . . . . . . . . . . . . . . . .   82









                                      ARTICLE X
        THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
             10.1.  Appointment . . . . . . . . . . . . . . . . . . . . .   82
             10.2.  Powers  . . . . . . . . . . . . . . . . . . . . . . .   82
             10.3.  General Immunity  . . . . . . . . . . . . . . . . . .   82
             10.4.  No Responsibility for Loans, Recitals, etc. . . . . .   83
             10.5.  Action on Instructions of Lenders . . . . . . . . . .   83
             10.6.  Employment of Agents and Counsel  . . . . . . . . . .   83
             10.7.  Reliance on Documents; Counsel  . . . . . . . . . . .   83
             10.8.  Agent's Reimbursement and Indemnification . . . . . .   83
             10.9.  Rights as a Lender  . . . . . . . . . . . . . . . . .   84
             10.10. Lender Credit Decision  . . . . . . . . . . . . . . .   84
             10.11. Successor Agent . . . . . . . . . . . . . . . . . . .   84
             10.12. Notice of Default . . . . . . . . . . . . . . . . . .   85

                                      ARTICLE XI
        SETOFF; RATABLE PAYMENTS  . . . . . . . . . . . . . . . . . . . .   85
             11.1.  Setoff  . . . . . . . . . . . . . . . . . . . . . . .   85

             11.2.  Ratable Payments  . . . . . . . . . . . . . . . . . .   85

                                     ARTICLE XII
        BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS . . . . . . . .   86
             12.1.  Successors and Assigns  . . . . . . . . . . . . . . .   86
             12.2.  Participations  . . . . . . . . . . . . . . . . . . .   86
                  12.2.1.  Permitted Participants; Effect . . . . . . . .   86
                  12.2.2.  Voting Rights  . . . . . . . . . . . . . . . .   87
                  12.2.3.  Benefit of Setoff  . . . . . . . . . . . . . .   87
             12.3.  Assignments . . . . . . . . . . . . . . . . . . . . .   87
                  12.3.1.  Permitted Assignments  . . . . . . . . . . . .   87
                  12.3.2.  Effect; Effective Date . . . . . . . . . . . .   88
             12.4.  Dissemination of Information  . . . . . . . . . . . .   88
             12.5. Tax Treatment  . . . . . . . . . . . . . . . . . . . .   89

                                     ARTICLE XIII
        NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
             13.1.  Giving Notice . . . . . . . . . . . . . . . . . . . .   89
             13.2.  Change of Address . . . . . . . . . . . . . . . . . .   89




















                                       EXHIBITS
                                       --------

        Exhibit A-1    -    Domestic Guaranty
        Exhibit A-2    -    Foreign Guaranty
        Exhibit B      -    Revolving Credit Note
        Exhibit C-1    -    Application and Reimbursement Agreement for
                            Standby Letter of Credit
        Exhibit C-2    -    Application and Reimbursement Agreement for
                            Commercial Letter of Credit
        Exhibit D      -    Compliance Certificate
        Exhibit E      -    Privity Letter
        Exhibit F      -    Assignment Agreement




                                      SCHEDULES

                                      ---------

        Schedule 2.8        -    Lending Installations
        Schedule 5.3        -    Approvals and Consents
        Schedule 5.4        -    Governmental Consents
        Schedule 5.5        -    Consolidated Pro Forma
        Schedule 5.8        -    Litigation and Material Contingent
                                 Obligations
        Schedule 5.9        -    Capitalization
        Schedule 5.10       -    ERISA
        Schedule 5.17(a)    -    Owned and Leased Properties
        Schedule 5.17(b)    -    Intellectual Property
        Schedule 5.18       -    Indebtedness
        Schedule 5.22       -    Environmental
        Schedule 5.23       -    Insurance
        Schedule 6.15       -    Investments























                                   CREDIT AGREEMENT

             This Credit Agreement, dated as of April 29, 1994, is among Scotsman Group Inc., a Delaware corporation, The Delfield Company, a Delaware corporation, Scotsman Drink Limited, a private company limited by shares registered in England, Whitlenge Drink Equipment Limited, a private company limited by shares registered in England, Frimont S.p.A., a societa per azioni incorporated with limited liability in the Republic of Italy, and Castel MAC S.p.A., a societa per azioni incorporated with limited liability in the Republic of Italy, the Lenders and The First National Bank of Chicago, individually and as Agent.


                                      RECITALS:
                                       --------

             A.   Industries (as this and other capitalized terms used in

        these recitals are hereinafter defined) is party to a certain Purchase Agreement, pursuant to which Scotsman Drink, an indirect wholly-owned subsidiary of Industries, is purchasing all of the capital stock of Whitlenge Acquisition concurrently with the execution of this Agreement;

             B. Industries is party to a certain Merger Agreement, pursuant to which Acquisition Co., a direct wholly-owned subsidiary of Industries, is merging with and into DFC with DFC being the surviving corporation in such merger, concurrently with the execution of this Agreement; and

             C. The Borrowers have requested the Lenders to make financial accommodations to them in the aggregate principal amount of $90,000,000, the proceeds of which the Borrowers will use (a) to finance the cash payments to be made pursuant to the Purchase Agreement and the Merger Agreement and to pay related fees and expenses, (b) to refinance certain outstanding Indebtedness of Industries and its Subsidiaries, (c) to finance acquisitions to be made by Industries and its Subsidiaries and any redemption of Industries' Series B preferred stock and certain other preferred stock issued by Whitlenge Acquisition, and (d) for the working capital needs of Group and its subsidiaries.

             NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Group, Delfield, Scotsman Drink, Whitlenge, Frimont, Castel MAC, the Lenders and the Agent hereby agree as follows:

                                      ARTICLE I







                                     DEFINITIONS
                                     -----------


             As used in this Agreement:

             "Accounts" means all present and future rights of a Person to payment for goods sold or leased or for services rendered, whether or not they have been earned by performance.

             "Acquisition" means the acquisition by Scotsman Drink of all of the outstanding capital stock of Whitlenge Acquisition pursuant to the Purchase Agreement.

             "Acquisition Co." means Scotsman Acquisition Corporation, a Delaware corporation.

             "Acquisition Documents" means the Purchase Agreement and the other documents, certificates and agreements delivered in connection with the Acquisition.

             "Adjusted Consolidated Tangible Net Worth" means at any date (a) the Consolidated Net Worth of Industries and its Subsidiaries, minus
        (b) the consolidated Intangible Assets of Industries and its Subsidiaries, plus (c) the Intangible Assets acquired by Industries or any Subsidiary in connection with or resulting from the transactions contemplated by the Merger Agreement and the Purchase Agreement (less any depreciation or amortization thereof through the date of determination), plus (d) the Intangible Assets acquired by Industries or any Subsidiary in connection with or resulting from any Purchases consummated after the date hereof in accordance with Section 6.15 which, in the aggregate, do not exceed the lesser of (i) $12,000,000 and (ii) sixty percent (60%) of the aggregate purchase price (including consideration paid and liabilities assumed) of such Purchases.

             "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date by the Lenders to the same Borrower of the same Type and, in the case of Eurocurrency Advances, denominated in the same Permitted Currency and for the same Interest Period.

             "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.






             "Agent" means First Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.


             "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders hereunder.

             "Agreement" means this Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

             "Agreement Accounting Principles" means generally accepted United States accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5; provided, that for purposes of determining compliance with the financial covenants set forth in
        Section 6.25, "Agreement Accounting Principles" shall mean such accounting principles as in effect on the date of this Agreement,

        together with any such other accounting principles which take effect after the date of this Agreement to the extent agreed to by Group and the Required Lenders.

             "Alternative Currency" shall mean, subject to availability pursuant to Section 3.7 and to the extent freely transferable and convertible into Dollars, the lawful currencies of France, Germany, Italy, Japan, Switzerland, Canada and the United Kingdom and, subject to availability and to the terms and conditions of this Agreement, such other freely transferable and convertible foreign currencies as requested by Group and acceptable to Agent and the Required Lenders, in their reasonable discretion.

             "Applicable Eurocurrency Margin" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Interest Expense Coverage Ratio of Industries shall fall within the indicated ranges:

                                                Applicable
        Interest Expense Coverage Ratio         Eurocurrency Margin
        -------------------------------         -------------------
                            But less than
        Greater than        or equal to

        ------------        -------------
        7.0:1.0             -------                   .750%
        6.0:1.0             7.0:1.0                  1.000%
        -------             6.0:1.0                  1.125%







        The Interest Expense Coverage Ratio shall be calculated by Industries as of the end of each of its Fiscal Quarters, commencing with the second Fiscal Quarter of 1994, and shall be reported to the Agent pursuant to a certificate executed by an Authorized Officer of Industries and delivered in accordance with Section 6.1(a) or (b) hereof, as applicable. The Applicable Eurocurrency Margin shall be adjusted, if necessary, as of the last day of each Fiscal Quarter, giving effect to the Interest Expense Coverage Ratio as of the last day of the immediately preceding Fiscal Quarter; provided, that if such certificate, together with the financial statements to which such certificate relates, is not delivered to the Agent at least three (3) Business Days prior to the last day of the next Fiscal Quarter (except with respect to such information relating to the first Fiscal Quarter of each year, which shall be delivered no later than the last day of the next Fiscal Quarter), then the Applicable Eurocurrency Margin shall be equal to 1.125% until the next adjustment date. Until adjusted as described above, the Applicable Eurocurrency Margin shall be equal to 1.125%.


             "Article" means an article of this Agreement unless another document is specifically referenced.

             "Asset Disposition" means any sale, lease or other disposition of any asset of Industries or any Subsidiary in a single transaction or in a series of related transactions, other than (a) the sale of inventory in the ordinary course of business, (b) sales, leases or other dispositions (i) by Industries or any Domestic Subsidiary to Industries or any Wholly-Owned Domestic Subsidiary or (ii) by any Foreign Subsidiary to Industries or any Wholly-Owned Subsidiary, (c) sales, leases or other dispositions of used, worn-out or surplus equipment in the ordinary course of business and (d) other sales, leases and dispositions of any Property in a single transaction or series of related transactions so long as (x) the fair market value of the Property transferred in any such single transaction or series of related transactions does not exceed $5,000 and (y) the aggregate fair market value of all such Property transferred after the date hereof does not exceed $1,000,000.

             "Authorized Officer" means, with respect to Industries or any Borrower, any of its chief financial officer, chief executive officer or chief operating officer, acting singly.

             "Bankruptcy Code" means Title 11, United States Code, sections 1 et seq., as the same may be amended or modified from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

             "Booth" means Booth, Inc., a Texas corporation.








             "Borrowers" means, collectively, Group, Delfield, Scotsman Drink, Whitlenge, Frimont and Castel MAC.

             "Borrowing Date" means a date on which an Advance is made or a Facility Letter of Credit is issued hereunder.

             "Borrowing Notice" is defined in Section 2.8.

             "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York, London and for currencies other than Eurodollars, the principal financial center of the country in whose currency the Advance is to be funded, for the conduct of substantially all of their commercial lending activities and on which dealings in the relevant Permitted Currency are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

             "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition for value of any asset that is classified on a consolidated balance sheet of Industries and its Subsidiaries prepared in accordance with Agreement Accounting Principles as a fixed or capital asset, excluding (a) the cost of assets acquired under Capitalized Lease Obligations, (b) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, (c) leasehold improvement expenditures for which Industries or a Subsidiary is reimbursed promptly by the lessor and (d) assets acquired pursuant to a merger permitted under Section 6.12 or a Purchase or Investment permitted under Section 6.15.

             "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

             "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

             "Cash Flow Coverage Ratio" means, with respect to Industries on a consolidated basis with its Subsidiaries, at any time, the ratio of
        (a) the sum of (i) Net Income for such period (excluding extraordinary gains but including extraordinary losses) plus (ii) the aggregate amounts deducted in determining Net Income for such period in respect of (A) non-cash interest charges, (B) the deferred portion of the provision for income taxes, (C) amortization of debt discount and intangibles, (D) depreciation, depletion, amortization and other






        similar non-cash charges, (E) non-cash charges mandated by the Financial Accounting Standards Board and (F) unamortized fees and redemption premiums paid in connection with the redemption or repayment of Indebtedness to (b) the Consolidated Funded Debt of such Persons.

             "Castel MAC" means Castel MAC S.p.A., a societa per azioni incorporated with limited liability in the Republic of Italy.

             "Change" is defined in Section 3.2.

             "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by
        Section 6.12, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of Industries, but excluding any such acquisition effected in connection with the transactions contemplated by the Purchase Agreement or the Merger Agreement, or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of Industries on the first day of each such period or (ii) subsequently became directors of Industries and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of Industries, to constitute a majority of the board of directors of Industries.

             "Closing Transactions" is defined in Section 4.1(d).

             "Code" means the Internal Revenue Code of 1986, as the same may be amended or modified from time to time and any successor thereto or replacement therefor which may be hereafter enacted.

             "Commitment Reduction Amount" is defined in Section 2.7.

             "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below, as such amount may be modified from time to time pursuant to the terms hereof.

             "Commitment Sublimit" means, (a) with respect to Scotsman Drink,

        Whitlenge, Frimont and Castel MAC, the limitation of $35,000,000 on the principal amount of Loans that may be outstanding in respect of such Borrowers in the aggregate at any time, and (b) with respect to Frimont and Castel MAC, the further limitation of $15,000,000 on the principal amount of Loans that may be outstanding in respect of such Borrowers in the aggregate at any time.







             "Condemnation" is defined in Section 7.8.

             "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for Industries and its Subsidiaries in accordance with Agreement Accounting Principles.

             "Consolidated Net Worth" means at any date the consolidated stockholders' equity of Industries and its Subsidiaries determined in accordance with Agreement Accounting Principles, without giving effect to any changes in the accumulated translation adjustments account of any such Persons after the last day of the fiscal year of such Person most recently ended on or prior to the date hereof.

             "Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of Industries if Consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which Industries or any Subsidiary is a member for state income tax purposes.

             "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a Letter of Credit, but excluding any endorsements of other items for collection or deposit in the ordinary course of business.

             "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Industries or any of its Subsidiaries, are treated as a single employer under
        Section 414 of the Code.

             "Conversion/Continuation Notice" is defined in Section 2.11.

             "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.








             "Current Dollar Equivalent" shall mean at any date, (a) with respect to Advances denominated in Dollars, the principal amount outstanding as of such date and (b) with respect to Advances denominated in an Alternative Currency, the amount of Dollars into which the principal amount of such Advance outstanding as of such date may be converted at the spot rate at which Dollars are offered to the Agent in London for the Alternative Currency in which such Advance is denominated in an amount comparable to the amount of such Advance at approximately 11:00 A.M. (London time) on the second Business Day prior to such date. Determination of the Current Dollar Equivalent of Facility Letter of Credit Obligations shall be made using the procedures set forth above, but based upon the outstanding amount thereof in the Permitted Currency in which such obligations have accrued.

             "Default" means an event described in Article VII.

             "Delfield" means The Delfield Company, a Delaware corporation.


             "DFC" means DFC Holding Corporation, a Delaware corporation.

             "Dollars" shall mean lawful money of the United States of America.

             "Dollar Amount" shall mean (a) with respect to each Advance to be made, continued or converted in Dollars, the principal amount thereof and (b) with respect to each Advance to be made, continued or converted in an Alternative Currency, the amount of Dollars into which the principal amount of such Advance may be converted at the spot rate at which Dollars are offered to the Agent in London for the Alternative Currency in which such Advance is to be denominated in an amount comparable to the amount of such Advance at approximately 11:00 A.M. (London time) two (2) Business Days before such Advance is to be made, continued or converted, as the case may be.

             "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States or any political subdivision or any agency, department or instrumentality thereof.

             "Domestic Transfer" means any (a) payment of a dividend by any Foreign Subsidiary to Industries or any Domestic Subsidiary, (b) sale, lease or other disposition of Property in which (i) assets are transferred or services are rendered by any Foreign Subsidiary to

        Industries or any Domestic Subsidiary for less then fair market value or (ii) assets are transferred or services are rendered by Industries or any Domestic Subsidiary to any Foreign Subsidiary for greater than fair market value, (c) any repayment by any Foreign Subsidiary to Industries or any Domestic Subsidiary of any Investment thereby or (d) any sale of assets or stock of any Foreign Subsidiary by Industries or any Domestic Subsidiary. For the purposes of clause (b) of this






        definition: (x) the fair market value of each sale, lease or other disposition of manufactured products shall be equal to the sum of (i) the variable costs of manufacturing such product (determined in each case in accordance with the methods used as of the date hereof by the Foreign Subsidiaries to determine such variable costs) plus (ii) 10% of such variable costs; and (y) any royalty charged by any Foreign Subsidiary to Industries or a Domestic Subsidiary for the use of a trademark, trade name or service mark shall be deemed to have been charged at fair market value.

             "Double Taxation Treaty" means a treaty by virtue of which a Lender is entitled to receive payments of interest under this Agreement without any deduction or withholding in respect of United Kingdom Taxes.

             "EBITA" means, for any applicable computation period, the Net Income of Industries and its Subsidiaries on a consolidated basis from continuing operations, plus the aggregate amounts deducted in determining Net Income for such period in respect of (a) income, net worth and franchise taxes, (b) interest expenses, (c) amortization and
        (d) write-offs of goodwill.

             "Entitled Person" is defined in Section 2.12(b).

             "Environmental Laws" is defined in Section 5.22.

             "Environmental Permits" is defined in Section 5.22.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended or modified from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

             "Eurocurrency Advance" means an Advance in a Permitted Currency which bears interest at the Eurocurrency Rate, including without limitation, Eurodollar Advances.

             "Eurocurrency Base Rate" means, for any specified Interest Period, the rate of interest per annum determined by the Agent to be the rate at which deposits in the applicable Permitted Currency are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period for delivery on such day, in the approximate amount of First Chicago's pro-rata share of such Eurocurrency Advance and having a maturity equal to such Interest Period.

             "Eurocurrency Loan" means a Loan denominated in a Permitted Currency which bears interest at the Eurocurrency Rate, including without limitation, Eurodollar Loans.






             "Eurocurrency Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurocurrency Base Rate applicable to such Eurocurrency Advance and Interest Period, divided by (ii) either (A) for any Eurodollar Advance, a number equal to one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurocurrency Advance and Interest Period or (B) for any other Eurocurrency Advance, the number one, plus (b) the Applicable Eurocurrency Margin. The Eurocurrency Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

             "Eurocurrency Sublimit" means the sum of the aggregate Commitment Sublimits for Scotsman Drink, Whitlenge, Frimont and Castel MAC, as such Commitment Sublimits may be adjusted from time to time hereunder.

             "Eurodollar Advance" means a Eurocurrency Advance denominated in Dollars.


             "Eurodollar Loan" means a loan denominated in Dollars which bears interest at the Eurocurrency Rate.

             "Excess Interest" is defined in Section 2.10(b).

             "Excluded Taxes" is defined in Section 3.1(a).

             "Facility Letter of Credit" means any letter of credit denominated in Dollars or any Alternative Currency and issued at the request of any Borrower and for the account of such Borrower in accordance with Section 2.22.1, including without limitation the IRB Facility Letter of Credit.

             "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrowers with respect to Facility Letters of Credit, including the sum of (a) Facility Letter of Credit Reimbursement Obligations and
        (b) the aggregate undrawn face amount of outstanding Facility Letters of Credit.

             "Facility Letter of Credit Reimbursement Obligations" means, at any time, the aggregate (without duplication) of the obligations of the Borrowers to the Lenders, the Issuers and the Agent under all Reimbursement Agreements and otherwise in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuers and/or the

        Agent under or in respect of draws made under Facility Letters of Credit.

             "Facility Letter of Credit Sublimit" means $20,000,000.

             "Facility Termination Date" means April 29, 2000.







             "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

             "Financial Statements" is defined in Section 5.5.

             "First Chicago" means The First National Bank of Chicago in its individual capacity and its successors.

             "Fiscal Quarter" means one of the four 13 week (or, with respect to the fourth such period in each Fiscal Year which has 53 weeks, 14 week) accounting periods in each Fiscal Year.

             "Fiscal Year" means the accounting period ending on the Sunday nearest to December 31 of each year.

             "Floating Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day, and
        (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

             "Floating Rate Advance" means an Advance in Dollars which bears interest at the Floating Rate.

             "Foreign Subsidiary" means a Subsidiary which is not a Domestic Subsidiary.

             "Foreign Transfer Cap" means (a) with respect to all Restricted Foreign Transfers and to Advances to Borrowers which are Foreign Subsidiaries, $55,000,000, less (i) the aggregate outstanding principal amount of any Advances to Borrowers which are Foreign Subsidiaries, less (ii) the aggregate amount of all Restricted Foreign Transfers made on or after the date hereof (including without limitation any Restricted Foreign Transfers made in connection with the Closing Transactions), plus (iii) the aggregate amount of the net proceeds received by Industries and its Domestic Subsidiaries as a result of the Domestic Transfers made on or after the date hereof and
        (b) with respect to Restricted Foreign Transfers described in clauses
        (a), (c) and (d) of the definition thereof and to Advances to Borrowers which are Foreign Subsidiaries, $35,000,000, less (i) the aggregate outstanding principal amount of any Advances to Borrowers which are Foreign Subsidiaries, less (ii) the aggregate amount of all






        Restricted Foreign Transfers described in clauses (a), (c) and (d) of the definition thereof made on or after the date hereof (including without limitation any such Restricted Foreign Transfer made in connection with the Closing Transactions), plus (iii) the aggregate amount of the net proceeds received by Industries and its Domestic Subsidiaries as a result of the Domestic Transfers described in clauses (a), (c) and (d) of the definition thereof made on or after the date hereof.

             "Frimont" means Frimont S.p.A., a societa per azioni incorporated with limited liability in the Republic of Italy.

             "Funded Debt" of a Person means the Indebtedness of such Person (without double counting) other than (a) Rate Hedging Obligations, (b) repurchase obligations or liabilities of such Person with respect to Accounts or notes receivable sold by such Person and (c) all Indemnified Debt.


             "Governmental Agency" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

             "Group" means Scotsman Group, Inc., a Delaware corporation.

             "Guaranties" means, collectively, (a) those certain Guaranties in the form of Exhibit A-1 hereto, duly executed and delivered by Industries and each Guarantor which is a Domestic Subsidiary and (b) those certain Guaranties in the form of Exhibit A-2 hereto, duly executed and delivered by each Guarantor which is a Foreign Subsidiary, in each case in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

             "Guarantors" means, collectively, Industries, Group, Delfield, DFC, Scotsman Drink, Whitlenge, Frimont, Castel MAC, Booth and the other Persons that execute Guaranties in accordance with Section 6.30 hereof.

             "Hazardous Materials" is defined in Section 5.22.

             "HI Indemnity" means that certain Indemnity Agreement dated April 14, 1989 between Group and Household International, Inc.







             "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens (other than Liens described under Section 6.16(a)-
        (d)) or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) Rate Hedging Obligations, (g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit and (i) repurchase obligations or liabilities of such Person with respect to Accounts or notes receivable sold by such Person, in each case other than Indemnified Debt.

             "Indemnified Debt" means all Indebtedness as to which Industries and its Subsidiaries are indemnified against pursuant to the HI

        Indemnity and as to which any claims for indemnification thereunder are actually paid to such Persons within one year following the making of any claim therefor.

             "Industries" means Scotsman Industries, Inc., a Delaware corporation.

             "Intangible Assets" of a Person means the amount of such Person's unamortized debt discount and expense (other than deferred expenses related to the transactions contemplated by this Agreement), unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

             "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of April 29, 1994 among the holders of the Senior Notes, the Lenders and the Agent, as amended, supplemented or modified from time to time.

             "Interest Expense Coverage Ratio" means for any applicable computation period of Industries, the ratio of EBITA to the interest expenses deducted in determining Net Income of Industries and its Subsidiaries on a consolidated basis for such period, all as determined in accordance with Agreement Accounting Principles.


             "Interest Period" means, with respect to a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by Group pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall






        end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

             "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

             "IRB Facility Letter of Credit" means that certain $9,597,645.82

        Letter of Credit issued by The Bank of Nova Scotia, Atlanta Agency, as of the date hereof in connection with the $9,250,000 Industrial Revenue Refunding Bonds Series 1988 (King-Seeley Thermos Co. Project), as amended, supplemented or modified from time to time.

             "IRB Facility Letter of Credit Documents" means the IRB Facility Letter of Credit, that certain Reimbursement Agreement dated as of the date hereof between The Bank of Nova Scotia, Atlanta Agency, and Group, as amended, supplemented or modified from time to time, and the other documents and agreements executed in connection therewith.

             "Issuer" means First Chicago, with respect to each Facility Letter of Credit other than the IRB Facility Letter of Credit, and The Bank of Nova Scotia, Atlanta Agency, with respect to the IRB Facility Letter of Credit.

             "Judgment Currency" is defined in Section 2.12(b).

             "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and permitted assigns.

             "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.


             "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.








             "Leverage Ratio" means, with respect to Industries on a consolidated basis with its Subsidiaries, at any time, the ratio of
        (a) the Consolidated Funded Debt of such Persons to (b) Consolidated Net Worth.

             "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, collateral assignment, encumbrance or other security agreement or similar arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

             "Loan" means, with respect to a Lender, such Lender's portion of any Advance and "Loans" means with respect to the Lenders, the aggregate of all Advances.

             "Loan Documents" means this Agreement, the Notes, the Guaranties, the Pledge Agreement, the Reimbursement Agreements, the IRB Facility

        Letter of Credit Documents and the other documents and agreements contemplated hereby and executed by the Borrowers and the Guarantors in favor of the Agent or any Lender or otherwise in connection with any Facility Letter of Credit.

             "Loan Party" means each of Industries, Group, DFC, Delfield, Scotsman Drink, Whitlenge Acquisition, Whitlenge, Whitlenge N.V., Frimont, Castel MAC, Booth and each other Person that executes a Guaranty pursuant to Section 6.29 hereof.

             "Margin Stock" has the meaning assigned to that term under Regulation U.

             "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or other), performance or results of operations of Industries and its Subsidiaries taken as a whole, (b) the ability of Group, Delfield or the Loan Parties, taken as a whole, to repay when due its or their obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

             "Maximum Rate" is defined in Section 2.10(b).

             "Merger" means the merger of Acquisition Co. with and into DFC pursuant to the Merger Documents.

             "Merger Agreement" means that certain Agreement and Plan of Merger dated as of January 11, 1994 among Industries, Acquisition Co., DFC, Delfield and the other parties named therein, as the same may be amended or modified after the date hereof with the consent of the Required Lenders.






             "Merger Documents" means the Merger Agreement together with the certificate of ownership and merger filed with the Secretary of State of Delaware to effectuate such merger and the other documents, certificates and agreements delivered in connection therewith.

             "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

             "Net Available Proceeds" means, with respect to any Asset Disposition, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such disposition or subsequent thereto, net of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and all federal, state, local and other taxes required to be accrued as a liability as a consequence of such transactions and of all payments made by Industries or any of its Subsidiaries on any Indebtedness which is secured by such assets pursuant to a permitted Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law be repaid out of the proceeds from such Asset Disposition.

             "Net Income" means, for any computation period, with respect to Industries on a consolidated basis with its Subsidiaries (other than any Subsidiary (a) which is either a Guarantor restricted from making payments under its Guaranty (including each Guarantor which is a Foreign Subsidiary) or is not a Guarantor and (b) which is subject to a restriction on declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise which effectively restricts any such action during such period (a "Restricted Subsidiary")), cumulative net income earned during such period in accordance with Agreement Accounting Principles, but including any dividends actually paid in such period by any Restricted Subsidiary to Industries or to any Subsidiary other than a Restricted Subsidiary.

             "Note" means a revolving credit note in substantially the form of Exhibit B hereto, with appropriate insertions, duly executed and delivered to the Agent by each Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note and "Notes" means all such notes collectively.

             "Notice of Assignment" is defined in Section 12.3.2.

             "Notice of Issuance" is defined in Section 2.22.4.







             "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, the Facility Letter of Credit Obligations and all other liabilities (if any), whether actual or contingent, of the Borrowers with respect to Facility Letters of Credit, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under any of the Loan Documents and any Rate Hedging Obligations or foreign exchange contracts of the Borrowers owing to the Agent or any Lender.

             "Participants" is defined in Section 12.2.1.

             "Payment Date" means the last Business Day of each month.

             "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.


             "Permitted Currencies" shall mean (a) Dollars with respect to Floating Rate Advances and (b) Dollars or any Alternative Currency with respect to Eurocurrency Advances.

             "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

             "Plan" means an employee pension benefit plan, as defined in
        Section 3(2) of ERISA, as to which Industries or any member of the Controlled Group may have any liability.

             "Pledge Agreement" means that certain Note Pledge Agreement dated as of the date hereof between Group and the Agent, as amended, supplemented or modified from time to time.

             "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

             "Pro Forma" is defined in Section 5.5.

             "pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances or if no Advances are outstanding, of any outstanding Letter of Credit Obligations.








             "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Industries or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

             "Purchase Agreement" means that certain Share Acquisition Agreement dated as of January 11, 1994 among Industries, Whitlenge Acquisition, Whitlenge and the sellers named therein, as the same may be amended or modified after the date hereof with the consent of the Required Lenders.


             "Purchasers" is defined in Section 12.3.1.

             "Qualifying Lender" means a Lender which is:

             (a)  (i)   an authorized institution under the UK Banking Act
        1987 or a person specified in Schedule 2 of the UK Banking Act 1987 or a European authorized institution under the Banking Coordination (Second Council Directive) Regulations 1992 which is entitled to accept deposits in the United Kingdom;

                  (ii) recognized by the United Kingdom Inland Revenue as carrying on a bona fide banking business in the United Kingdom for the purposes of Section 349(3) of the Income and Corporation Taxes Act 1988;

                  (iii) properly takes any interest received by it in the United Kingdom under this Agreement into account as a trading receipt of such banking business; and

                  (iv) makes and books its Loans to UK Borrowers through a Lending Installation located in the United Kingdom; or

             (b)  a Lender to which a Double Taxation Treaty applies;
        and for the purposes of this definition, if a Lender is a Qualifying

        Lender in respect of one or more of its Lending Installations, but not in respect of the Lending Installation which makes and books the Loan in question to a UK Borrower, then such Lender shall not be deemed to be a Qualifying Lender with respect to such Loan; provided, that if any of the acts or regulations referenced in clause (a) is amended or repealed, this definition shall be amended in such manner as the Agent and the Lenders, after consultation with Group, shall determine to be






        necessary in order to define the persons of the relevant equivalent category.

             "Rate Hedging Obligations" of a Person means any and all net obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing, determined with respect to interest rate agreements, by multiplying two percent (2%)

        of the notional amount thereof times the number of years remaining to maturity.

             "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

             "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by Persons other than banks, brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

             "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

             "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

             "Reimbursement Agreement" means a reimbursement agreement, substantially in such form as the Issuer may employ in the ordinary






        course of its business, with such modifications thereto as may be agreed upon by the Issuer and Group; provided, however, that in the event of any conflict between the terms of any Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

             "Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq.

             "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any operating lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more.

             "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

             "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the Current Dollar Equivalent of the aggregate unpaid principal amount of the outstanding Loans. For the purposes of this definition, in addition to Loans that are actually outstanding, each Lender shall be deemed to have outstanding Loans in an amount equal to its pro-rata share of any outstanding Facility Letter of Credit Obligations.

             "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency Liabilities" with a maturity equal to that of such Eurodollar Advance for such Interest Period.

             "Restricted Foreign Transfer" means any (a) payment of a dividend by Industries or any of its Domestic Subsidiaries to any Foreign Subsidiary, (b) sale, lease or other disposition of Property in which
        (i) assets are transferred or services are rendered by Industries or any Domestic Subsidiary to any Foreign Subsidiary for less than fair market value or (ii) assets are transferred or services are rendered by any Foreign Subsidiary to Industries or any Domestic Subsidiary for greater than fair market value, (c) Investment by Industries or any Domestic Subsidiary in any Foreign Subsidiary or (d) Purchase by Industries or any of its Domestic Subsidiaries of the assets or stock of any Person that would constitute a Foreign Subsidiary. For the






        purposes of clause (b) of this definition: (x) the fair market value of each sale, lease or other disposition of manufactured products shall be equal to the sum of (i) the variable costs of manufacturing such product (determined in each case in accordance with the methods used as of the date hereof by Industries and its Domestic Subsidiaries to determine such variable costs) plus (ii) 10% of such variable costs; (y) any royalty charged by Industries or any Domestic Subsidiary to a Foreign Subsidiary for the use of any trademark, trade name or service mark shall be deemed to have been charged at fair market value; and (z) any routine management services rendered in the ordinary course of business by Industries or any Domestic Subsidiary to any Foreign Subsidiary shall be deemed to have been rendered at fair market value.

             "Risk-Based Capital Guidelines" is defined in Section 3.2.

             "Scotsman Drink" means Scotsman Drink Limited, a private company limited by shares registered in England.


             "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

             "Senior Notes" means the $20,000,000 11.43% Senior Notes due May 1, 1998 issued pursuant to those certain Note Purchase Agreements dated as of April 17, 1989 among Industries, Group and the purchasers named therein, as amended and restated as of the date hereof and as further amended, supplemented or modified from time to time.

             "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by Industries or any member of the Controlled Group for employees of Industries or any member of the Controlled Group, other than a Multiemployer Plan.

             "Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by Industries), whether or not reflected on a balance sheet prepared in accordance with Agreement Accounting Principles and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning.

             "Specified Currency" is defined in Section 2.12(b).

             "Specified Place" is defined in Section 2.12(b).







             "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Industries.

             "Substantial Portion" means, with respect to the Property of Industries and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of Industries and its Subsidiaries, as would be shown in the consolidated financial statements of Industries and its Subsidiaries as at the end of the quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the consolidated Net Income of Industries and its Subsidiaries for the 12-month period ending as of the end of the Fiscal Quarter next preceding the date of determination; provided, that for purposes of Section 6.13, each reference to 10% shall be deemed to be a reference to 20%.

             "Tangible Assets" of a Person means the amount of such Person's total assets, determined in accordance with Agreement Accounting Principles, less the amount of such Person's Intangible Assets.

             "Taxes" is defined in Section 3.1(a).

             "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of Industries or any other member of the Controlled Group from such Plan during a plan year in which Industries or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA,
        (d) the institution by the PBGC of proceedings to terminate such Plan,
        (e) any event or condition which might constitute grounds under
        Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan, (f) the partial or complete withdrawal by Industries or any other member of the Controlled Group from a Multiemployer Plan, (g) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA or (h) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.






             "Transaction Documents" means the Loan Documents, the Acquisition Documents and the Merger Documents.

             "Transferee" is defined in Section 12.4.

             "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Eurocurrency Advance.

             "UK Borrower" means any Borrower treated, for the purposes of United Kingdom Taxes and for the purposes of eligibility for benefits under the relevant Double Tax Treaty between the United Kingdom and the country of residence of the relevant Lender, as resident in the United Kingdom.

             "Unfunded Liability" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using actuarial assumptions used for funding purposes.

             "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

             "Whitlenge" means Whitlenge Drink Equipment Limited, a private company limited by shares registered in England.

             "Whitlenge Acquisition" means Whitlenge Acquisition Limited, a private company limited by shares registered in England.

             "Whitlenge N.V." means Whitlenge Drink Equipment N.V., a corporation formed under the laws of Belgium.

             "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

             The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Each accounting term referenced herein shall be determined in accordance with Agreement Accounting Principles as in effect as of the date hereof unless otherwise specified.









                                      ARTICLE II

                                     THE CREDITS
                                     -----------


             2.1. Advances. (a) From and including the date hereof to but not including the Facility Termination Date, each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make Advances in any one or more of the Permitted Currencies to the Borrowers from time to time in amounts, based on the Dollar Amount of any Advances outstanding in Dollars and the Dollar Amount of any Advances outstanding in Alternative Currencies, not to exceed in the aggregate at any one time outstanding the amount of (i) its Commitment existing at such time minus (ii) its pro-rata share of Facility Letter of Credit Obligations then outstanding. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Advances at any time prior to the Facility Termination Date.

        For purposes of this Agreement, Advances in Alternative Currencies shall be determined, denominated and redenominated as set forth in
        Section 2.21 hereof.

                  (b) Group hereby agrees that if at any time, after determining the Current Dollar Equivalent thereof, (i) the aggregate balance of the Loans and the Facility Letter of Credit Obligations exceeds the Aggregate Commitment or (ii) the aggregate balance of the Loans made to any Borrower and the Facility Letter of Credit Obligations owing by such Borrower exceeds the applicable Commitment Sublimit, then in any such case, Group shall or shall cause the other Borrowers to repay immediately the outstanding Loans in such amount as may be necessary to eliminate any such excess; provided, that if (x) an excess remains after repayment of all outstanding Loans or (y) the aggregate Facility Letter of Credit Obligations outstanding exceeds the Facility Letter of Credit Sublimit, then Group shall or shall cause Delfield to cash collateralize the Facility Letter of Credit Obligations in such amount as may be necessary to eliminate such excess. Such cash collateralization shall be provided to the Agent, for the benefit of the Lenders, pursuant to documentation in form and substance acceptable to the Agent.

                  (c) The Borrowers' obligation to pay the principal of, and interest on, the Loans shall be evidenced by the Notes. Although the Notes shall be dated the date of the initial Advances, interest in respect thereof shall be payable only for the periods during which the Loans evidenced thereby are outstanding and, although the stated amount of each Note shall be equal to the applicable Lender's Commitment, each Note shall be enforceable, with respect to the Borrowers' obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Loan at the time evidenced thereby.






                  (d) Each Advance included in the Loan shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable, on the Facility Termination Date.

             2.2. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. Any reduction in the Aggregate Commitment shall ratably reduce the Commitment of each Lender.

             2.3. Types of Advances. The Advances may be Floating Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.8 and 2.9; provided, that (a) at the time of the making or continuation of any Eurocurrency Advance or the conversion of any Floating Rate Advance to a Eurocurrency Advance, the Current Dollar Equivalent of the aggregate Eurocurrency Advances (after giving effect to such making, conversion or continuation) shall not exceed the Eurocurrency Sublimit and (b)

        Eurocurrency Advances denominated in an Alternative Currency may be outstanding in not more than six Alternative Currencies at any one time.

             2.4. Commitment Fee; Reductions in Aggregate Commitment. (a) Group shall or shall cause the other Borrowers to pay to the Agent for the account of each Lender a commitment fee of one quarter of one percent (.25%) per annum on the daily unused portion of such Lender's Commitment (based on the Current Dollar Equivalent of (i) the principal amount of the aggregate Loans and (ii) the aggregate amount of outstanding Facility Letter of Credit Obligations) from the date hereof to and excluding the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. All accrued commitment fees shall be payable on the effective date of any termination of the Agreement made in accordance with the terms hereof of the obligations of the Lenders to make Loans hereunder.

                  (b) Group may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $2,000,000 or any integral multiple of $100,000 in excess thereof, upon at least five (5) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of the Current Dollar Equivalent of (i) the aggregate outstanding Advances plus (ii) the outstanding Facility

        Letter of Credit Obligations. Such reductions shall be in addition to reductions occurring pursuant to Section 2.4(c) or Section 2.7.

                  (c) On each date specified below, the Aggregate Commitment shall be permanently reduced, ratably among the Lenders, by the amount specified for such date below:







             Date                               Reduction Amount
        ---------------                         ----------------
        April 29, 1995                          $ 7,000,000
        April 29, 1996                            7,000,000
        April 29, 1997                           12,000,000
        April 29, 1998                            5,000,000
        April 29, 1999                            5,000,000
        April 29, 2000                           54,000,000 or such other
                                                 amount as shall then be
                                                 outstanding

        Concurrently with each such reduction, Group shall or shall cause the other Borrowers to make such payments and provide such cash collateralization as may be required by Section 2.1(b).


             2.5. Minimum Amount of Each Advance. Each Eurocurrency Advance shall be made in the minimum amount having a Dollar Amount of not less than $1,500,000 (and, if in excess thereof, in multiples of $1,000,000), and each Floating Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof); provided, however, that (a) any Floating Rate Advance may be in the amount of the unused Aggregate Commitment, (b) in no event shall more than seven (7) Eurocurrency Advances be permitted to be outstanding at any time and (c) the Agent and Group may make immaterial mutually convenient adjustments to the thresholds and multiples set forth above in respect of Eurocurrency Advances denominated in Alternative Currencies.

             2.6. Optional Principal Payments. The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $250,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. A Eurocurrency Advance may not be paid prior to the last day of the applicable Interest Period.

             2.7. Mandatory Commitment Reductions. Concurrent with the receipt thereof by Industries or any Subsidiary, the Aggregate Commitment shall be permanently reduced by an amount equal to 100% of the aggregate Net Available Proceeds realized upon all Asset

        Dispositions which, on a cumulative basis during the period beginning on the date hereof and ending on the Facility Termination Date, exceed a Substantial Portion (determined as of the date of each Asset Disposition), other than an Asset Disposition by Industries or by Group which is permitted under Section 6.12 (the "Commitment Reduction Amount"); provided, that so long as the Senior Notes remain outstanding and if required in connection with the Note Purchase






        Agreement relating thereto, a ratable portion (determined according to the then aggregate outstanding principal amount of the Senior Notes and the then outstanding amount of the Aggregate Commitment) of such Net Available Proceeds shall be applied by the Borrowers to the prepayment of the Senior Notes (and the payment of any prepayment premium that may be due in connection therewith) and the Aggregate Commitment shall only be reduced by an amount equal to the remaining amount of such Net Available Proceeds. Upon each reduction in the Aggregate Commitment pursuant to this Section 2.7, Group shall or shall cause the other Borrowers to prepay the Loans in the amount required under Section 2.1(b)(i); provided, that if a Default or Unmatured Default has occurred and is continuing or if any of the representations and warranties contained in Article V is not true and correct in all material respects as of the consummation of any Asset Disposition requiring any such reduction, then Group shall or shall cause the other Borrowers to prepay the Loans, in an amount equal to the Commitment Reduction Amount (as such amount may be reduced in accordance with the proviso to the immediately preceding sentence), immediately upon the receipt of the proceeds of the Asset Disposition which triggers the reduction in the Aggregate Commitment.

             2.8. Method of Selecting Types and Interest Periods for New Advances. Group shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Permitted Currency applicable to each Advance from time to time. Group shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one (1) Business Day before the Borrowing Date of each Floating Rate Advance and at least three (3) Business Days before the Borrowing Date for each Eurocurrency Advance, specifying:

                  (a) the Borrowing Date, which shall be a Business Day, of such Advance;

                  (b) the Borrower which is to receive such Advance and the account to which such Advance is to be funded;

                  (c)  the aggregate principal amount of such Advance;

                  (d)  the Type of Advance selected; and

                  (e) in the case of each Eurocurrency Advance, the Interest Period applicable thereto and the Permitted Currency in which such Advance is to be made.

        In the case of Eurocurrency Advances (other than Eurodollar Advances), not later than 11:00 A.M. (London time) on the Borrowing Date thereof, each Lender shall make available its Eurocurrency Loan or Eurocurrency Loans, in funds immediately available in London, in the Permitted Currency selected by Group, from the Lending Installation specified in






        Schedule 2.8 to the Agent at its London address specified in Schedule
        2.8 or at any other Lending Installation of the Agent specified in writing by the Agent to the Lenders. In the case of Floating Rate Advances and Eurodollar Advances, not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago, in Dollars, to the Agent at its Chicago address specified in Schedule 2.8 or at any other Lending Installation of the Agent specified in writing by the Agent to the Lenders. The Agent will make the funds so received from the Lenders available to the applicable Borrower to the account specified in the Borrowing Notice, by 1:00 p.m. (Chicago time), with respect to Floating Rate Advances and Eurodollar Advances, and promptly following the receipt of the related Loan from each Lender, with respect to all other Advances.

             2.9. Conversion and Continuation of Outstanding Advances. (a) Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are repaid or converted into

        Eurocurrency Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless repaid or unless Group shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into a Floating Rate Advance. Subject to the terms of Sections 2.5 and 3.4, Group may elect from time to time to convert all or any part of an Advance in Dollars of any Type into any other Type or Types of Advances in Dollars.

                  (b) Each Eurocurrency Advance in an Alternative Currency shall continue as such until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall, unless repaid, automatically be deemed to be continued as a Eurocurrency Advance in the same amount and the same Alternative Currency with an Interest Period of one month (commencing on the last day of the expiring Interest Period) unless Group shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance in the same Alternative Currency for the same or another Interest Period.


                  (c) Group shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurocurrency Advance (as permitted by paragraphs (a) and (b) above) not later than 10:00 a.m. (Chicago time) at least one
        (1) Business Day, in the case of a conversion into a Floating Rate Advance, or at least three (3) Business Days, in the case of a







        conversion into or continuation of a Eurocurrency Advance, prior to the date of the requested conversion or continuation, specifying:

                  (i) the requested date which shall be a Business Day, of such conversion or continuation;

                  (ii) the aggregate amount, Permitted Currency and Type of
             the Advance which is to be converted or continued; and

                 (iii) the amount and Type(s) of Advance(s) into which such
             Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

        Notwithstanding the provisions of paragraphs (a) and (b) above, no Eurocurrency Advance shall be continued as or converted into a Eurocurrency Advance for a new Interest Period if the Current Dollar Equivalent (determined as of the date of any proposed conversion or continuation thereof) of the aggregate principal amount of Advances and Facility Letter of Credit Obligations to be outstanding after giving effect to such continuation or conversion would exceed the Aggregate Commitment then in effect. The Borrowers shall reimburse the Agent on demand for any costs incurred by the Agent resulting from the conversion pursuant to this Section 2.9 of Eurocurrency Advances payable in an Alternative Currency to Floating Rate Advances.

             2.10. Changes in Interest Rate, etc. (a) Each Floating Rate Advance shall bear interest at the Floating Rate from and including the date of such Advance or the date on which such Advance was converted into a Floating Rate Advance to (but not including) the date on which such Floating Rate Advance is paid or converted to a Eurocurrency Advance. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate. Each Eurocurrency Advance shall bear interest from and including the first day of the Interest Period applicable thereto to, but not including, the last day of such Interest Period at the Eurocurrency Rate applicable to such Eurocurrency Advance. No Interest Period may end after the Facility Termination Date. The Borrowers shall select Interest Periods so that it is not necessary to repay any portion of a Eurocurrency Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to
        Section 2.1 or Section 2.7.


                  (b) Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, the Borrowers shall not be required to pay, and neither the Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent






        jurisdiction to have been provided for under this Agreement or in any of the other Loan Documents then in such event: (i) the provisions of this paragraph shall govern and control; (ii) the Borrowers shall not be obligated to pay any Excess Interest; (iii) any Excess Interest that the Agent or any Lender may have received hereunder shall be, at the Agent's option, (A) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (B) refunded to the payor thereof, or (C) any combination of the foregoing; (iv) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (v) the Borrowers shall not have any cause of action against the Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

             2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, no Advance may be made as, converted into or continued as a Eurocurrency Advance (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default, each Eurocurrency Advance shall bear interest for the remainder of the applicable interest period at a rate per annum equal to the higher of the rate otherwise applicable to such Advance or the Floating Rate plus two percent (2.0%) per annum and each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate plus two percent (2.0%) per annum, unless the Lenders shall determine otherwise. The Agent shall give Group notice of any such changes promptly following the effectiveness thereof.

             2.12. Method of Payment. (a) All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in Dollars in immediately available funds to the Agent at the Agent's address specified pursuant to Schedule 2.8 in respect of Advances in Dollars (or, in the case of payments of principal of and interest on Advances denominated in Alternative Currencies, in the Alternative Currency borrowed, at the Agent's address for Advances of Alternative Currencies, as specified in Schedule 2.8), or, subject to Section 3.6, at any other Lending Installation of the Agent specified in writing by the Agent to Group by noon (Chicago time) on the date when due and






        shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received, at its address for Dollar Advances or for Alternative Currency Advances as specified in Schedule 2.8 or at any other Lending Installation specified in a notice received by the Agent from such Lender, subject, if then applicable and in effect, to the terms of the Intercreditor Agreement. The Agent is hereby authorized to charge the account of Group or any Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

                  (b) All payments of principal of and interest on any Advance or of Facility Letter of Credit Reimbursement Obligations or any other Obligations hereunder shall be made by the Borrower responsible therefor in the currency borrowed (the "Specified Currency") in the manner and at the address (the "Specified Place") specified in Section 2.12(a). Payment of the Obligations shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transferred to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Judgment Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Agent could purchase the Judgment Currency with that amount of the Specified Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of each Borrower in respect of any such sum due from it to the Agent or any Lender hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under the Notes in the Judgment Currency, such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Judgment Currency so adjudged to be due; and each Borrower hereby, as a separate Obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

             2.13. Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note or otherwise in accordance with its usual practices; provided, however, that neither






        the failure to so record nor any error in such recordation shall affect any Borrower's obligations under any such Note. Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds and each Issuer to issue Facility Letters of Credit for its account where applicable based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be an Authorized Officer of such Borrower. Each Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

             2.14. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which a Floating Rate Advance is permanently prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued at the Floating Rate on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the next Payment Date. Interest accrued on each Eurocurrency Advance shall be payable in the currency in which such Advance is denominated on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year (except with respect to Loans denominated in pounds sterling, which shall be calculated for actual days elapsed on the basis of a 365-day year). Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.


             2.15. Notification by Agent. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, request for a Facility Letter of Credit, Notice of Issuance and repayment notice received by it hereunder. The Agent will notify each Lender and Group of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate






        and will give each Lender and Group prompt notice of each change in the Floating Rate.

             2.16. Lending Installations. Subject to Section 3.6, each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time; provided, that such Lender shall remain the legal entity exclusively entitled to all rights and responsible for all obligations of a Lender hereunder unless such Lender enters into an assignment in compliance with
        Section 12.3. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Subject to Section 3.6, each Lender may, by written or telex notice to the Agent and Group, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

             2.17. Non-Receipt of Funds by the Agent. Unless the applicable Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan, or (b) in the case of such Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Borrower has not in fact made such payment to the Agent, the Lenders shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) the Federal Funds Effective Rate for such day for amounts denominated in or calculated with reference to Dollars and (ii) the Eurocurrency Base Rate for amounts denominated in or calculated with reference to Alternative Currencies. If any Lender has not in fact made such payment to the Agent, such Lender or the Borrowers shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for amounts denominated in or calculated with reference to Dollars and the Eurocurrency Base Rate for such day for amounts denominated in or calculated with reference to Alternative Currencies, or (b) in the case of payment by the Borrowers, the interest rate applicable to the relevant Loan.

             2.18. Withholding Tax Exemption. (a) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not






        incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of Group and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of Group and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Group or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Group and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

             (b) Each Lender agrees promptly to notify Group if it is not, or ceases to be, a Qualifying Lender. If any Lender (i) is not a Qualifying Lender on the date on which it makes a Loan to a UK Borrower (or, where the Lender would only qualify as a Qualifying Lender by virtue of paragraph (b) of the definition thereof, at the date (the "Critical Date") five business days prior to the date on which such Lender is first entitled to receive any payment from a UK Borrower in respect of a Loan to such UK Borrower) or (ii) ceases to be a Qualifying Lender at any time after the date on which it has made such a Loan or the Critical Date (as the case may be) but prior to the repayment of all amounts in respect of such Loan, otherwise than by reason of any change in law (which term shall include any change in the terms of any relevant Double Taxation Treaty) or in its application or interpretation, such Borrower shall not be liable to pay to such Lender any amount greater than the amount which such Borrower would have been liable to pay to such Lender if such Lender had been a Qualifying Lender or, as the case may be, had not ceased to be a Qualifying Lender. When any Lender is or becomes a Qualifying

        Lender pursuant to paragraph (b) of the definition of "Qualifying Lender", such Lender hereby undertakes to claim promptly, following the date on which it makes a Loan to a UK Borrower, exemption from United Kingdom withholding tax to which such Lender is entitled by virtue of the relevant Double Taxation Treaty and if such Lender fails promptly to make such claim, any sum due to the Qualifying Lender under this Agreement shall not be increased until such claim has been






        submitted. Each Borrower undertakes to do all things as shall be reasonably required of it in order to assist any such Lender in claiming such exemption.

             2.19. Agent's Fees. The Borrowers shall pay to the Agent those fees, in addition to the fees referenced in Sections 2.4(a) and 2.20, in the amounts and at the times separately agreed to between the Agent and Group.

             2.20. Facility Fee. Concurrently with the execution of this Agreement, the Borrowers shall pay to the Agent for the account of each Lender a facility fee equal to .075% of such Lender's Commitment.

             2.21. Determination, Denomination and Redenomination of Alternative Currency Advances. Whenever, pursuant to any provision of this Agreement:

                  (a)  an Advance is initially funded, as opposed to any

             continuation or conversion thereof, in an Alternative Currency, the amount to be advanced hereunder will be the equivalent in such Alternative Currency of the Dollar Amount of such Advance; and

                  (b) an existing Advance denominated in an Alternative Currency is to be continued, in whole or in part, the amount of the new Advance shall be continued in the same amount of the same Alternative Currency.

             2.22. Facility Letters of Credit.

                  2.22.1 Issuance of Facility Letters of Credit. (a) From and after the date hereof, the Issuer agrees, upon the terms and conditions set forth in this Agreement, to issue at the request of Group and for the account of either Group or Delfield, one or more Facility Letters of Credit; provided, however, that the Issuer shall not be under any obligation to issue, and shall not issue, any Facility Letter of Credit if (i) any order, judgment or decree of any Governmental Agency shall purport by its terms to enjoin or restrain such Issuer from issuing such Facility Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any Governmental Agency with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of Facility Letters of Credit in particular or shall impose upon the Issuer with respect to any Facility Letter of Credit any restriction or reserve or capital requirement (for which the Issuer is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect as of the date of this Agreement and which the Issuer in good faith deems material to it; (ii) one or more of the






             conditions to such issuance contained in Section 4.2 is not then satisfied; or (iii) after giving effect to such issuance, the aggregate outstanding amount of the Facility Letter of Credit Obligations would exceed the Facility Letter of Credit Sublimit; provided, that if any circumstances arise which result in any payment being required or in the unavailability of any Facility Letter of Credit due to any circumstance set forth in clause (i) above, then the Issuer shall take such steps as it determines are reasonably available to it to mitigate the effect of such circumstances so long as taking such steps is not disadvantageous to such Lender.

                  (b) In no event shall: (i) the aggregate amount of the Facility Letter of Credit Obligations at any time exceed the Facility Letter of Credit Sublimit; (ii) the sum at any time of
             (A) the aggregate amount of Facility Letter of Credit Obligations and (B) the aggregate principal balance of outstanding Advances exceed the amount of the Aggregate Commitment; or (iii) the expiration date of any Facility Letter of Credit (including, without limitation, Facility Letters of Credit issued with an automatic "evergreen" provision providing for renewal absent advance notice by the applicable Borrower or the Issuer), or the date for payment of any draft presented thereunder and accepted by the Issuer, be later than the Facility Termination Date.

                  2.22.2 Participating Interests. Immediately upon the issuance by the Issuer of a Facility Letter of Credit in accordance with Section 2.22.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse, representation or warranty, an undivided participation interest equal to its pro-rata share of the Aggregate Commitment of the principal amount of such Facility Letter of Credit and each draw paid by the Issuer thereunder. Each Lender's obligation to pay its proportionate share of all draws under the Facility Letters of Credit shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

                  2.22.3    Facility Letter of Credit Reimbursement
             Obligations.  (a)   Each Borrower agrees to pay to the Issuer of
             a Facility Letter of Credit (i) on each date that any amount is drawn under each Facility Letter of Credit a sum (and interest on such sum as provided in clause (ii) below) equal to the amount so drawn plus all other charges and expenses with respect thereto specified in Section 2.22.6 or in the applicable Reimbursement Agreement and (ii) interest on any and all amounts remaining unpaid under this Section 2.22.3 until payment in full at the Floating Rate plus the margin specified in Section 2.11. Each Borrower agrees to pay to the Issuer the amount of all Facility Letter of Credit Reimbursement Obligations owing in respect of






             any Facility Letter of Credit immediately when due, under all circumstances, including, without limitation, any of the following circumstances: (a) any lack of validity or enforceability of this Agreement or any of the Loan Documents;
             (b) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against a beneficiary named in a Facility Letter of Credit, any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any Facility Letter of Credit); (c) the validity, sufficiency or genuineness of any document which the Issuer has determined in good faith complies on its face with the terms of the applicable Facility Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect; or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof.

                  (b) Notwithstanding any provisions to the contrary in any Reimbursement Agreement, each Borrower agrees to reimburse the Issuer for amounts which the Issuer pays under such Facility Letter of Credit no later than the time specified in this Agreement. If the applicable Borrower does not pay any such Facility Letter of Credit Reimbursement Obligations when due, such Borrower shall be deemed to have immediately requested that the Lenders make a Floating Rate Advance under this Agreement in a principal amount equal to such unreimbursed Facility Letter of Credit Reimbursement Obligations. The Agent shall promptly notify the Lenders of such deemed request and, without the necessity of compliance with the requirements of Sections 2.5 and 4.2, each Lender shall make available to the Agent its Loan in the manner prescribed for Floating Rate Advances. The proceeds of such Loans shall be paid over by the Agent to the Issuer for the account of the applicable Borrower in satisfaction of such unreimbursed Facility Letter of Credit Reimbursement Obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Floating Rate Advance. In the case of any Facility Letter of Credit Obligations arising under a Facility Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall pay to the Issuer the equivalent of the amount paid by the Issuer in Dollars at the rate of exchange then current in Chicago, as reasonably determined by the Issuer. If at any time there is no rate of exchange generally current in Chicago, then the applicable Borrower shall pay the Issuer an amount in Dollars equivalent to the actual cost of settlement.







                  (c) If the Issuer makes a payment on account of any Facility Letter of Credit and is not concurrently reimbursed therefor by the applicable Borrower and if for any reason a Floating Rate Advance may not be made pursuant to paragraph (b) above, then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Lender shall deliver to the Agent for the Account of the Issuer, in immediately available funds, the purchase price for such Lender's interest in such unreimbursed Facility Letter of Credit Obligations, which shall be an amount equal to such Lender's pro-rata share of such payment. Each Lender shall, upon demand by the Issuer, pay the Issuer interest on such Lender's pro-rata share of such draw from the date of payment by the Issuer on account of such Facility Letter of Credit until the date of delivery of such funds to the Issuer by such Lender at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Effective Rate for such period; provided, that such payments shall be made by the Lenders only in the event and to the extent that the Issuer is not reimbursed in full by the applicable Borrower for interest on the amount of any draw on the Facility Letters of Credit.

                  (d) At any time after the Issuer has made a payment on
             account of any Facility Letter of Credit and has received from any other Lender such Lender's pro-rata share of such payment, such Issuer shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the applicable Borrower for such payment, or of any other amount from the applicable Borrower or any other Person in respect of such payment (including, without limitation, any payment of interest or penalty fees and any payment under any collateral account agreement of the applicable Borrower or any Loan Document but excluding any transfer of funds from any other Lender pursuant to
             Section 2.22.3(b), transfer to such other Lender such other Lender's ratable share of such reimbursement or other amount; provided, that interest and penalty fees shall accrue for the benefit of such Lender from the time such Issuer has made a payment on account of any Facility Letter of Credit; provided, further, that in the event that the receipt by the Issuer of such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under the United

             States Bankruptcy Code or is otherwise required to be returned, such Lender shall promptly return to the Issuer any portion thereof previously transferred by the Issuer to such Lender, but without interest to the extent that interest is not payable by the Issuer in connection therewith.








                  2.22.4 Procedure for Issuance. Prior to the issuance of each Facility Letter of Credit, and as a condition of such issuance, the applicable Borrower shall deliver to the Issuer an application and Reimbursement Agreement, substantially in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable (or in such other form as shall then represent the standard forms of the Issuer and as shall be reasonably acceptable to Group), signed by such Borrower, together with such other documents or items as may be required pursuant to the terms thereof, and the proposed form and content of such Facility Letter of Credit shall be reasonably satisfactory to the Issuer. Each Facility Letter of Credit shall be issued no earlier than two (2) Business Days after delivery of the foregoing documents, which delivery may be by the applicable Borrower to the Issuer by telecopy, telex or other electronic means, followed by delivery of executed originals within five (5) days thereafter. The documents so delivered shall be in compliance with the requirements set forth in Section 2.22.1(b), and shall specify therein (i) the stated amount of the Facility

             Letter of Credit requested, (ii) the effective date of issuance of such requested Facility Letter of Credit, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which shall be a Business Day prior to the Facility Termination Date, and (iv) the account party for whose benefit the requested Facility Letter of Credit is to be issued, which shall be Group or Delfield. The delivery of the foregoing documents and information shall constitute a "Notice of Issuance" for purposes of this Agreement. Subject to the terms and conditions of Section 2.22.1 and provided that the applicable conditions set forth in Section 4.2 hereof have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the applicable Borrower in accordance with the Issuer's usual and customary business practices. In addition, any amendment of an existing Facility Letter of Credit shall be deemed to be an issuance of a new Facility Letter of Credit and shall be subject to the requirements set forth herein pursuant to a form of application acceptable to the Issuer.

                  2.22.5 Nature of the Lenders' Obligations. (a) As between each Borrower and the Lenders, such Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of a Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or






             assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required to be satisfied by any Person other than the Issuer in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in the interpretation of technical terms; (vi) the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (vii) any consequences arising from causes beyond control of the Issuer.

                  (b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer under or in connection with the Facility

             Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to the Issuer or any such Person.

                  2.22.6 Facility Letter of Credit Fees. Group shall or shall cause Delfield to pay letter of credit fees with respect to each standby Facility Letter of Credit equal to (a) .15% of the face amount of such Facility Letter of Credit, payable to the Issuer upon issuance, and (b) a per annum rate equal to the then effective Applicable Eurocurrency Margin times the outstanding face amount of such standby Facility Letter of Credit, payable to the Agent for the account of the Lenders, in each case payable in arrears on the last Business Day of each calendar quarter. In addition to the foregoing, (x) Group shall or shall cause Delfield to pay to the Issuer any other processing, issuance, amendment and other similar fees customarily charged by it in respect of Facility Letters of Credit issued by it, together with the Issuer's out-of-pocket costs of issuing and servicing Facility Letters of Credit, and (y) Group shall or shall cause Delfield to pay to the Agent for the account of the Issuer, upon any transfer of any Facility Letter of Credit by the beneficiary thereof to a new beneficiary, a transfer commission equal to the greater of $100 or .25% of the amount transferred which shall not in any event exceed $750.


                                     ARTICLE III

                               CHANGE IN CIRCUMSTANCES
                               -----------------------






             3.1. Taxes. (a) Except as otherwise required by applicable law, all sums payable by any Borrower whether in respect of principal, interest, fees or otherwise shall be paid without deduction for any present and future taxes, levies, assessments, imposts, deductions, charges or withholdings imposed by any country, any Governmental Agency thereof or therein, any jurisdiction from which any or all such payments are made and any political subdivision or taxing authority thereof or therein, excluding income and franchise taxes (and deductions and withholdings therefor) imposed on the Agent or any Lender (i) by the jurisdiction under the laws of which the Agent or such Lender is organized or any Governmental Agency or taxing authority thereof or therein, or (ii) by any jurisdiction in which the Agent's or such Lender's Lending Installations are located or any Governmental Agency or taxing authority thereof or therein (such excluded taxes, deductions and withholdings, collectively, "Excluded Taxes", and all such taxes, levies, imposts, deductions, charges and withholdings (including Excluded Taxes), collectively, "Taxes"), which amounts shall be paid by such Borrower as provided in Section 3.1(b).


                  (b) If (i) any Borrower or any other Person is required by law to make any deduction or withholding on account of any Tax (other than Excluded Taxes) or other amount from any sum paid or expressed to be payable by any Borrower to any Lender under this Agreement; or (ii) any party to this Agreement (or any Person on its behalf) other than any Borrower is required by law to make any deduction or withholding from, or (other than on account of any Excluded Tax) any payment on or calculated by reference to the amount of, any such sum received or receivable by any Lender under this Agreement, then, subject to
        Section 2.18(b):

                  (w) Group shall notify the Agent of any such requirement or any change in any such requirement as soon as any Borrower becomes aware of it;

                  (x) Group shall or shall cause the other Borrowers to pay any such Tax or other amount before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on Group or such Borrowers) for its own account or (if that liability is imposed on any other party to this Agreement) on behalf of and in the name of that party;

                  (y)  the sum payable by Group or such Borrowers in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any






                       liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and

                  (z) within thirty (30) days after payment of any sum from which such Borrower is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax or other amount which it is required by clause (x) above to pay, it shall deliver to the Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as (i) are reasonably satisfactory to other affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and
                       (ii) are reasonably required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment.

             3.2. Yield Protection. (a) If, after the date hereof, the adoption of any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

                  (i) subjects any Lender or any applicable Lending Installation to any Tax on or from payments due from any Borrower (excluding Excluded Taxes), or changes the basis of taxation of payments to any Lender or Lending Installation in respect of its Loans or its interest in the Facility Letters of Credit or other amounts due it hereunder (excluding Excluded Taxes), or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), or


             (iii) imposes any other condition (except with respect to Excluded Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or issuing Facility Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans or






                       Facility Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held, or interest received by it thereon, or Facility Letters of Credit issued or participated in by it by an amount reasonably deemed material by such Lender, then, within 15 days of demand by such Lender, Group shall or shall cause the other Borrowers to pay such Lender that portion of such increased expense incurred or resulting in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Loans, its Commitment or its interest in Facility Letters of Credit.

                  (b) In addition to any other amounts payable by the Borrowers hereunder, each Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on Eurocurrency Advances of such Borrower which are denominated in pounds sterling, additional interest on the related Eurocurrency Loan of such Lender at the percentage calculated from time to time by such Lender to be the percentage required to fully compensate such Lender for all reserve costs, liabilities, expenses and assessments (other than reserve costs, liabilities, expenses and assessments taken into account in determining the interest rate applicable to such Eurocurrency Advance) which have been incurred by such Lender (or its applicable Lending Installation) regarding the making, funding or maintaining of such Eurocurrency Loan (including, without limitation, any and all liquid asset maintenance requirements of the Bank of England). A certificate of any Lender claiming compensation under the preceding sentence, setting forth the additional interest to be paid to it thereunder and setting forth in reasonable detail a reasonable basis therefor, shall be conclusive in the absence of manifest error, and in determining the amount of such interest, such Lender may use any reasonable averaging and attribution methods. Any Lender wishing to require payment of such additional interest (i) shall so notify Group and the Agent, in which case such additional interest on the Eurocurrency Loans of such Lender denominated in pounds sterling shall be payable in pounds sterling to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least five Business Days after the giving of such notice and (ii) shall notify Group at least five Business Days prior to each date on which interest is payable on such Eurocurrency Loans of the amount then due it under this Section 3.2(b). Following Group's request made at least two (2) Business Days prior to the delivery of any Borrowing Notice relating thereto, the Agent and the Lenders shall, prior to the making of a proposed Eurocurrency Advance denominated in pounds sterling, provide notice to Group of any such additional interest known at such time to be payable with respect thereto.








             3.3. Changes in Capital Adequacy Regulations. If a Lender reasonably determines the amount of capital required or expected to be maintained by such Lender, any applicable Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, Group shall or shall cause the other Borrowers to pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans, its interest in Facility Letters of Credit or its obligation to make Loans or to participate in or issue Facility Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

             3.4. Availability of Types of Advances. If any Lender reasonably determines that maintenance of its Eurocurrency Advances at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurocurrency Advances are not available, or (b) the interest rate applicable to a Type of Advance does not accurately or fairly reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and (other than for matters described in the foregoing clauses (a) and (b)) require any Eurocurrency Advances of the affected Type to be repaid.

             3.5. Funding Indemnification.  If any payment of a Eurocurrency

        Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurocurrency Advance is not made on the date specified by Group for any reason other than default by the Lenders, Group shall or shall cause the other Borrowers to indemnify the Agent and each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or






        employing deposits acquired to fund or maintain the Eurocurrency
        Advance.

             3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to the making and repayment of Eurocurrency Advances or take such other steps as it determines are reasonably available to it to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.3 or to avoid the unavailability of a Type of Advance under Section 3.4, so long as such designation or other step is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to Group (with a copy to the Agent) as to the amount due, if any, under Sections 3.1, 3.2, 3.3 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by Group of the written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.3 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

             3.7. Availability of Alternative Currency. The Lenders shall not be required to make any Advance requested to be made in an Alternative Currency if, at any time prior to making such Advance, any Lender (after consultation with the Agent) shall determine, in its sole discretion, that (a) deposits in the applicable Alternative Currency in the amounts and maturities required to fund such Advance will not be available to such Lender; (b) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (c) it has become otherwise materially impractical for such Lender to make such Advance in the applicable Alternative Currency. The Agent shall promptly notify Group and each Lender of any such determination.















                                      ARTICLE IV

                                 CONDITIONS PRECEDENT
                                 -------------------

             4.1. Initial Loan and Facility Letter of Credit Issuance. The Lenders shall not be required to make the initial Advances or issue the initial Facility Letter of Credit hereunder unless the Borrowers have furnished to the Agent with sufficient copies for the Lenders:

                  (a) Charter Documents. Copies of the charter or equivalent constitutive documents of each Loan Party, together with all amendments, and, with respect to Industries and its Domestic Subsidiaries, a certificate of good standing, in each case certified by the appropriate governmental officer in its jurisdiction of incorporation or formation.

                  (b)  By-Laws and Resolutions.  Copies, certified by an

        officer or director of each Loan Party, of its by-laws or equivalent constitutive documents (where applicable) and of resolutions of its board of directors and, where required, its shareholders, authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party.

                  (c) Officer's Certificate. An incumbency certificate, executed by an officer or director of each Loan Party, which shall identify by name and title and bear the signature of the officers of such Loan Party authorized to sign the Loan Documents and (with respect to each of Group, Delfield, Scotsman Drink, Whitlenge, Frimont and Castel MAC) to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

                  (d) Officer's Certificate. A certificate, dated the initial Borrowing Date, signed by an Authorized Officer of Industries, in form and substance satisfactory to the Agent, to the effect that:
        (i) on the initial Borrowing Date (after giving effect to the consummation of the Acquisition and the Merger and the making of the Loans hereunder) no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans, the consummation of any part of the Acquisition, the Merger, or any of the other transactions contemplated by any of the Transaction Documents (collectively the

        "Closing Transactions"), or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of such Person's knowledge, threatened; (iii) all orders, consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to make or consummate the Closing Transactions have been or, prior to the






        time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or the applicable Loan Party has obtained effective judicial relief with respect to the application thereof) and that all applicable waiting periods have expired; (iv) the Transaction Documents are in full force and effect and no term or condition thereof has been amended, modified or waived after the execution thereof except with the written consent of the Agent; (v) no Loan Party has failed to perform any material obligation or covenant required in connection with any Closing Transaction to be performed or complied with by it on or before the initial Borrowing Date; (vi) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of the date hereof; and (vii) since January 2, 1994, no event or change has occurred that has caused or evidences a Material Adverse Effect.

                  (e) Legal Opinions. (i) A written opinion of Schiff, Hardin & Waite, counsel to Industries and its Subsidiaries, addressed to the Agent and the Lenders in form and substance acceptable to the

        Agent and its counsel, (ii) written opinions of Ashurst Morris Crisp, special English counsel to Industries and its Subsidiaries, and Besana Studio Legale Associato, special Italian counsel to Industries and its Subsidiaries, in each case addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel, and (iii) confirmation that the Agent and the Lenders may rely upon the opinions delivered pursuant to the Purchase Agreement and the Merger Agreement (other than those delivered by counsel to certain of the selling shareholders).

                  (f) Notes. Notes payable to the order of each of the Lenders duly executed by each Borrower.

                  (g) Loan Documents. Executed originals of this Agreement and each of the Loan Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

                  (h) Letters of Direction. Written money transfer instructions with respect to the initial Advances and to future Advances in form and substance acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.


                  (i) Merger Documents. A copy of the Merger Documents, together with a certificate of Industries certifying that the Merger has been effected in accordance with the Merger Agreement and is otherwise legal and valid and that no material conditions to closing by Industries or any of its Subsidiaries and set forth therein have been waived.






                  (j) Acquisition Documents. A copy of the Acquisition Documents, together with a certificate of Industries certifying that the Acquisition has been consummated in accordance with the Purchase Agreement and that no material conditions to closing by Industries or any of its Subsidiaries and set forth therein have been waived.

                  (k) Solvency Certificate. A written solvency certificate from the chief financial officer of Industries in form and content satisfactory to the Agent, dated the initial Borrowing Date, with respect to the value, Solvency and other factual information of, or relating to, as the case may be, Industries and its Subsidiaries on a consolidated basis, both before and after giving effect to the Closing Transactions contemplated by the Transaction Documents.

                  (l) Accountants' Letter. A signed letter from Arthur Andersen & Co. in form and substance satisfactory to the Agent acknowledging that the Lenders may rely on current financial statements audited by such firm.


                  (m) Senior Notes. A copy of the Amended and Restated Note Purchase Agreements and a fully executed copy of the Intercreditor Agreement, each in form and substance acceptable to the Agent and the Lenders.

                  (n) Evidence of Termination. Evidence of the termination of the commitments of the lenders under, the payment in full of all obligations under and where applicable all liens securing each of (i) the $25,000,000 revolving credit facility in favor of Group and Industries, (ii) the Bank of Scotland facility in favor of Whitlenge and (iii) the Continental Bank facility in favor of Delfield.

                  (o) IRB Facility Letter of Credit. The IRB Facility Letter of Credit shall have been issued concurrently herewith in substitution for the letter of credit previously issued by PNC Bank, N.A.

                  (p) Other. Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

             4.2. Each Future Advance and Facility Letter of Credit Issuance. The Lenders shall not be required to make any Advance or issue any Facility Letter of Credit unless on the applicable Borrowing Date:

                  (a)  There exists no Default or Unmatured Default and none would result from such Advance or Facility Letter of Credit;

                  (b) The representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date;








                  (c) A Borrowing Notice or Notice of Issuance, as applicable, shall have been properly submitted;

                  (d) Such Advance to a Borrower which is a Foreign Subsidiary would not cause a violation of the Foreign Transfer Cap; and

                  (e) All legal matters incident to the making of such Advance or issuance of such Facility Letter of Credit shall be reasonably satisfactory to the Lenders and their counsel.

             Each Borrowing Notice with respect to each such Advance and Notice of Issuance with respect to each such Facility Letter of Credit shall constitute a representation and warranty by the applicable Borrower that the conditions contained in Section 4.2 have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit D hereto as a condition to making an Advance or issuing a Facility Letter of Credit.



                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES
                            ------------------------------

             Each Borrower represents and warrants to the Lenders that, both before and after giving effect to the Closing Transactions (except, with respect to Sections 5.8, 5.9, 5.10, 5.17, 5.18 and 5.23, only after giving effect thereto):

             5.1. Existence and Standing. Each of Industries and each Domestic Subsidiary which is a corporation is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted and where the failure to be so qualified or authorized could reasonably be expected to have a Material Adverse Effect. Each Foreign Subsidiary and each Domestic Subsidiary which is a Person other than a corporation is a Person duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and is duly qualified and in good standing and is duly authorized to conduct its business in each United States jurisdiction in which its business is conducted or proposed to be conducted and where the failure to be so qualified or authorized could reasonably be expected to have a Material Adverse Effect.

             5.2. Authorization and Validity. Industries and each Subsidiary have all requisite power and authority (corporate and otherwise) and legal right to execute and deliver (or file, as the case may be) each






        of the Loan Documents and the other Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery (or filing, as the case may be) by Industries and each Subsidiary of the Loan Documents and the other Transaction Documents to which it is a party and the performance of their respective obligations thereunder have been duly authorized by proper proceedings (corporate and otherwise) and the Loan Documents and the other Transaction Documents constitute legal, valid and binding obligations of Industries or such Subsidiary, as applicable, enforceable against Industries or such Subsidiary, as applicable, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

             5.3. Compliance with Laws and Contracts. Industries and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 5.3, neither the execution and delivery by Industries and each Subsidiary of the Loan Documents and the other Transaction Documents to which it is a party, the application of the proceeds of the Loans, the consummation of the Closing Transactions or any other transaction contemplated in the Loan Documents or the other Transaction Documents, nor compliance with the provisions of the Loan Documents or the other Transaction Documents will, or at the relevant time did, (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Industries or any Subsidiary or Industries' or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which Industries or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by the Loan Documents) in, of or on the property of Industries or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person, except for approvals or consents which will be obtained on or before the initial Advance and are disclosed on
        Schedule 5.3, except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect.

             5.4. Governmental Consents. Except as disclosed on Schedule 5.4, no order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption






        by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or the Transaction Documents, the application of the proceeds of the Loans or the consummation of the Acquisition, the Merger or any other transaction contemplated in the Loan Documents or the Transaction Documents. Neither Industries nor any Subsidiary is in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to Industries or such Subsidiary, in each case the consequences of which default or violation could reasonably be expected to have a Material Adverse Effect. The waiting period with respect to each of the Acquisition and the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired.


             5.5. Financial Statements. Industries has heretofore furnished to each of the Lenders (a) the audited consolidated financial statements of Industries and its Subsidiaries for the Fiscal Year ended January 2, 1994 and (b) the audited consolidated financial statements of DFC for the years ended December 31, 1993 and December 31, 1992 (collectively, the "Financial Statements"), together with the audited consolidated financial statements of Whitlenge Acquisition for the year ended September 30, 1993 and for the six-month period ended September 30, 1992 (the "Whitlenge Financial Statements"). The pro forma balance sheet and related profit and loss statement (the "Pro Forma") of Industries and its Subsidiaries on a consolidated basis as of January 2, 1994 is attached hereto as Schedule 5.5. As of the date of this Agreement, the Pro Forma fairly presents Industries' and the Subsidiaries' assets, liabilities, financial condition and results of operations on a consolidated basis in accordance with Agreement Accounting Principles, consistently applied, and taking into account the Closing Transactions and the other transactions and actions contemplated by this Agreement, the Loan Documents and the Transaction Documents. Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles and fairly presents the consolidated financial condition and operations of Industries and its Subsidiaries or DFC and its Subsidiaries, as applicable, at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments). Except as disclosed in the notes thereto, the Whitlenge Financial Statements have been prepared in accordance with the requirements of all relevant statutes and with generally accepted accounting principles and practices in the United Kingdom consistently applied and fairly present the consolidated financial condition and operation of







        Whitlenge Acquisition and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

             5.6. Material Adverse Change. No material adverse change in the business, Property, condition (financial or otherwise), performance or results of operations of Industries and its Subsidiaries, taken as a whole, has occurred since January 2, 1994.

             5.7. Taxes. Industries and its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States federal and applicable foreign, state and local tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Industries or any Subsidiary, except (a) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists and (b) where the failure to do so could not reasonably be expected to have a Material Adverse

        Effect. As of the date hereof, (x) the United States income tax returns of Industries on a consolidated basis have been audited by the Internal Revenue Service through Fiscal Year 1985 and (y) with respect to periods after the date on which the shares of common stock of Industries were distributed to the holders of common stock of Household International, Inc., there are no material pending audits or investigations regarding Industries' or its Subsidiaries' federal, foreign, state or local tax returns. No tax liens have been filed and no claims are pending or, to the knowledge of Industries or any Subsidiary, threatened, with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of Industries and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.

             5.8. Litigation and Contingent Obligations. There is no litigation, arbitration, proceeding, inquiry or governmental investigation (including, without limitation, by the Federal Trade Commission) pending or, to the knowledge of any of their officers, threatened against or directly affecting Industries or any Subsidiary or any of their respective properties (a) which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans or Advances under this Agreement or (b) which otherwise exists as of the date hereof and which relates to a dollar amount in question of more than $100,000, except (i) any such matter involving either (A) workers compensation or personal injury matters which occur in the ordinary course of business or (B) a product liability claim, as to which, in each such case, Industries or the applicable Subsidiary is fully insured (except as to the payment of any required deductible), and (ii) as set forth on Schedule 5.8.
        As of the date hereof, neither Industries nor any Subsidiary has any







        Contingent Obligation relating to an amount in excess of $1,000,000 except as set forth on Schedule 5.8.

             5.9. Capitalization. Schedule 5.9 hereto contains (a) an accurate description of Industries' capitalization as of a date which is on or about March 31, 1994 and (b) an accurate list of all of the existing Subsidiaries as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or formation and the percentage of their capital stock owned by Industries or other Subsidiaries. All of the issued and outstanding shares of capital stock of Industries and of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and all such shares of each Domestic Subsidiary are free and clear of all Liens.
        As of the date hereof, neither Industries nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options, except as otherwise set forth on Schedule 5.9.


             5.10. ERISA.  As of the date hereof, except as disclosed on
        Schedule 5.10, (a) neither Industries nor any other member of the Controlled Group maintains a Single Employer Plan, (b) no Single Employer Plan has any Unfunded Liability, and (c) neither Industries nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies with all applicable requirements of law and regulations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither Industries nor any member of the Controlled Group has, with respect to any Plan, failed to make any contribution or pay any amount required under Section 412 of the IRC or Section 302 of ERISA or the terms of such Plan. There are no pending or, to the knowledge of Industries or any Subsidiary, threatened claims, actions, investigations or lawsuits against any Plan, any fiduciary thereof, or Industries or any member of the Controlled Group with respect to a Plan, except for such which could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither Industries nor any member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would subject any such Person to any liability which could reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as disclosed on

        Schedule 5.10, within the last five years neither Industries nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. As of the date hereof, no Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA.







             5.11. Defaults. No Default or Unmatured Default has occurred and is continuing.

             5.12. Federal Reserve Regulations. Neither Industries nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation G, Regulation U or Regulation X. Neither the making of any Advance hereunder, the use of the proceeds thereof, nor any other aspect of the financing of the Acquisition and the Merger will violate or be inconsistent with the provisions of Regulation G, Regulation U or Regulation X. Following the application of the proceeds of the initial Advance, less than 25% of the value (as determined by any reasonable method) of the assets of Industries and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.

             5.13. Investment Company. Neither Industries nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             5.14. Certain Fees. Each Borrower hereby agrees to indemnify the Agent and the Lenders against and agrees that it will hold each of them harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by Industries or any Subsidiary in connection with any of the transactions (including, without limitation, the Acquisition and the Merger) contemplated by this Agreement or the Transaction Documents and any expenses (including, without limitation, reasonable attorneys' fees and time charges of attorneys for the Agent or any Lender, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability.

             5.15. Representations and Warranties Incorporated From Purchase Agreement and Merger Agreement. Industries has delivered to the Lenders complete and correct copies of the Purchase Agreement and the Merger Agreement and each of the representations and warranties given by Industries or any Subsidiary in the Purchase Agreement and the Merger Agreement is true and correct in all material aspects as of the date hereof.

             5.16. Solvency. As of the date hereof, after giving effect to the consummation of the transactions contemplated by the Loan Documents and the Transaction Documents and the payment of all fees, costs and expenses payable by Industries and its Subsidiaries with respect to the transactions contemplated by the Loan Documents and the






        Transaction Documents, each of Industries and each Subsidiary is Solvent.

             5.17. Ownership of Properties. As of the date hereof, except as set forth on Schedule 5.17(a) hereto, Industries and its Subsidiaries have a subsisting leasehold interest in, or good and marketable title, free of all Liens, other than those permitted by Section 6.16 or by any of the other Loan Documents, to all of the properties and assets reflected in the Financial Statements as being owned by it, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date thereof. To the knowledge of Industries and each Subsidiary, there are no actual, threatened or alleged defaults with respect to any leases of real property under which Industries or any Subsidiary is lessee or lessor which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.17(b), Industries and its Subsidiaries own or possess rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct their business as heretofore conducted, and no such license, patent or trademark, the loss of the rights to or use of which could reasonably be expected to have a Material Adverse Effect, has been declared invalid, been limited by order of any court or by agreement or is the subject of any infringement, interference or similar proceeding or challenge. As of the date hereof, (a) Whitlenge Acquisition owns no material assets other than the stock of Whitlenge and (b) Whitlenge N.V. owns no assets other than those incidental to its conduct of a trade office in Belgium.

             5.18. Indebtedness. Attached hereto as Schedule 5.18 is a complete and correct list of all Indebtedness of Industries and its Subsidiaries outstanding as of the date of this Agreement (other than Indebtedness in a principal amount not exceeding $100,000 for a single item of Indebtedness and $500,000 in the aggregate for all such Indebtedness listed and other than the Obligations), showing the aggregate principal amount which was outstanding on such date after giving effect to the making of the Loans.

             5.19. Employee Controversies. There are no strikes, work stoppages or controversies pending or, to the knowledge of Industries or any Subsidiary, threatened between Industries or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business, which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

             5.20. Material Agreements. Neither Industries nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither Industries nor any Subsidiary is in default in the performance, observance or fulfillment of any of the






        obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

             5.21. Acquisition and Merger Documents. Industries has delivered to each of the Lenders true, complete and correct copies of the Acquisition Documents and the Merger Documents (including all schedules, exhibits, annexes, amendments, supplements and modifications thereto). The Acquisition Documents and the Merger Documents as originally executed and delivered by the parties thereto have not been amended, supplemented or modified without the consent of the Required Lenders. As of the date hereof, neither Industries nor any other party thereto is in default in the performance of or compliance with any provisions thereof. The Acquisition is being consummated in accordance with applicable laws and regulations contemporaneously with the initial Advance. The Merger Documents are in form and substance satisfactory for effecting the Merger pursuant to such agreements under the laws of the State of Delaware, all required Merger Documents have been filed with the Secretary of State of the State of Delaware, and the Merger is being effected contemporaneously with the initial Advance in accordance with the laws of the State of Delaware.

             5.22. Environmental Laws. Except as set forth on Schedule 5.22, there are no claims, investigations, litigation, administrative proceedings, notices, requests for information, pending or, to the knowledge of Industries or any Subsidiary, threatened, or judgments or orders asserting violations of applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards ("Environmental Laws") or relating to any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof ("Hazardous Materials") asserted against Industries or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. Neither Industries nor any Subsidiary has caused or permitted any Hazardous Materials to be released, either on or under real property, currently or, to the knowledge of Industries or any Subsidiary, formerly, legally or beneficially owned or operated by Industries or any Subsidiary or on or under real property to which Industries or any of its Subsidiaries transported, arranged for the transport or disposal of, or disposed of Hazardous Materials that in any such event could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 5.22, no real property currently or, to the knowledge of Industries or any Subsidiary, formerly owned or operated by Industries or any Subsidiary has ever been used as a dump or disposal site or as a treatment or storage site for Hazardous Materials where such use could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 5.22,






        Industries and each of its Subsidiaries have obtained and are in compliance with all permits, certificates, licenses, approvals and other authorizations ("Environmental Permits") required for the operation of their business and have filed all required notifications or reports relating to chemical substances, air emissions, effluent discharges and the storage, treatment, transport and disposal of Hazardous Materials except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No asbestos containing materials, polychlorinated biphenyls or underground storage tanks are or have been located in, on or under real property owned or operated by Industries or any of its Subsidiaries (to the knowledge of Industries and each Subsidiary with respect to any period prior to such Person's ownership of such real property) except those which could not reasonably be expected to have a Material Adverse Effect. There are no Liens arising under any Environmental Law which have attached to real property owned or operated by Industries or any of its Subsidiaries and, to the knowledge of Industries and each Subsidiary, there is no threat to so attach any such Liens thereto.

        Industries and its Subsidiaries do not have liabilities in the aggregate for all of them with respect to compliance with applicable Environmental Laws and Environmental Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials that could reasonably be expected to have a Material Adverse Effect, and no facts or circumstances exist which could give rise to such liabilities with respect to compliance with applicable Environmental Laws and Environmental Permits and the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials. Neither the compliance by any such Person with applicable Environmental Laws and Environmental Permits nor the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials will affect the operation and production of Industries and its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

             5.23. Insurance. As of the date hereof, Schedule 5.23 completely and accurately summarizes the property and casualty insurance in existence and carried by Industries and its Subsidiaries, and such insurance is adequate to protect Industries and its Subsidiaries. The summary on Schedule 5.23 includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

             5.24. Disclosure. None of the (a) information, exhibits or reports furnished or to be furnished by Industries or any Subsidiary (other than any Person which became a Subsidiary upon the consummation of the Closing Transactions) to the Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b)






        representations or warranties of Industries or any such Subsidiary contained in this Agreement, the other Loan Documents, the Transaction Documents or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of Industries or any such Subsidiary for use in connection with the transactions contemplated by this Agreement or the Transaction Documents, as the case may be, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading at the time made in light of the circumstances in which the same were made. The pro forma financial information contained in such materials and furnished by Industries or any such Subsidiary is based upon good faith estimates and assumptions believed by Industries to be reasonable at the time made. There is no fact known to Industries or any Subsidiary (except, for the purposes of representations made as of the Closing Date, for any Person which became a Subsidiary upon the consummation of the Closing Transactions), other than matters of a general economic nature, that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.



                                      ARTICLE VI

                                      COVENANTS
                                      ---------

             During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

             6.1. Financial Reporting. Industries will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted United States accounting principles, consistently applied, with appropriate records and books of account in which complete entries are to be made reflecting its and their financial transactions, and will furnish to the Lenders:

                  (a)  As soon as practicable and in any event on or before

        the 90th day after the close of each of its Fiscal Years (or if such 90th day is not a Business Day, the next following Business Day), consolidated and consolidating (separated by distinguishing Whitlenge and its Subsidiaries on a consolidated basis, DFC and its Subsidiaries on a consolidated basis and Industries and the remaining Subsidiaries on a consolidated basis) balance sheet of Industries and its Subsidiaries as at the end of such Fiscal Year and the related






        consolidated and consolidating (describing information through the line item indicating operating income) statements of income and consolidated statement of cash flow for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, together with an audit report certified by Arthur Anderson & Co. or other independent certified public accountants of nationally recognized standing indicating that such audit was conducted in accordance with generally accepted United States auditing standards and is without qualification with respect to (i) the continuance of each of Industries and each Subsidiary as a going concern and (ii) departures from generally accepted United States accounting principles other than departures which (A) are immaterial, (B) will not cause the financial statements to fail to meet the requirements of the Securities and Exchange Commission for financial information to be contained or incorporated by reference in registration statements and
        (C) do not cause the financial statements to fail to accurately reflect the financial condition of Industries and its Subsidiaries on a consolidated basis and without qualification as to scope of examination resulting from the failure of Industries or any Subsidiary to give access to books, records or other information and accompanied by a certificate of such accounting firm stating that in the course of its audit of the financial statements of Industries and its Subsidiaries, such accounting firm has obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accounting firm any Default or Unmatured Default shall exist, stating the nature and status thereof. Group shall use its best efforts to cause such accounting firm to deliver a letter, substantially in the form of Exhibit E hereto, upon the delivery of each such audit report which acknowledges that the Lenders are extending credit in primary reliance on such financial statements and authorizes such reliance.

                  (b) As soon as practicable and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated and consolidating (separated by distinguishing Whitlenge and its Subsidiaries on a consolidated basis, DFC and its Subsidiaries on a consolidated basis and Industries and the remaining Subsidiaries on a consolidated basis) unaudited balance sheets as at the close of each such period and consolidated and consolidating (describing information through the line item indicating operating income) income statements and a consolidated statement of cash flows for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter, all certified by an Authorized Officer.


                  (c) At a meeting with the Lenders which shall occur not later than the first week of April of each year, an analysis of the financial performance of Industries and its Subsidiaries during the previous Fiscal Year and a discussion of expected results of operations of such entities for such Fiscal Year.







                  (d) Together with the financial statements required by clauses (a) and (b) above, a compliance certificate in substantially the form of Exhibit D hereto signed by an Authorized Officer of Industries showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                  (e) As soon as possible and in any event within 10 days after Industries or any Subsidiary knows that any Termination Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of Industries, describing said Termination Event and the action which Industries or such Subsidiary proposes to take with respect thereto.

                  (f) As soon as possible and in any event within 10 days after receipt by Industries or any of its Subsidiaries, a copy of (i) any notice, claim, complaint or order to the effect that Industries or any of its Subsidiaries is or may be liable to any Person as a result of the release by Industries, any of its Subsidiaries or any other Person of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the environment, and (ii) any notice, complaint or citation alleging any violation of any Environmental Law or Environmental Permit by Industries or any of its Subsidiaries, which in any case references an event described in clause (i) or (ii) above which could reasonably be expected to have a Material Adverse Effect. Within ten days of Industries or any Subsidiary having knowledge of the proposal, enactment or promulgation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect, Industries shall provide the Agent with written notice thereof.

                  (g) Promptly upon the furnishing thereof to the shareholders of Industries, copies of all financial statements, reports and proxy statements so furnished.

                  (h) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Industries or any of its Subsidiaries files with the Securities and Exchange Commission.

                  (i) Promptly and in any event within ten (10) days after learning thereof, notification of (i) any tax assessment, demand,

        notice of proposed deficiency or notice of deficiency received by Industries or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, if any such assessment, demand, notice, Lien or judicial proceeding relates to tax liabilities in excess of ten percent (10%) of the net worth (determined according to generally accepted accounting standards and without reduction for any reserve






        for such liabilities) of Industries and its Subsidiaries taken as a whole.

                  (j) Not later than June 30 of each year, a copy of the management summary of the actuarial valuation report prepared by the benefits consultant or consultants to Industries and its Subsidiaries.

                  (k) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

             6.2. Use of Proceeds. Industries will, and will cause each Subsidiary to, use the proceeds of the Advances to provide funds for the Acquisition and the Merger and the payment of related fees and expenses, to refinance certain outstanding Indebtedness of Industries and its Subsidiaries, to finance acquisitions to be made by Industries and its Subsidiaries to redeem the Series B preferred stock of Industries and the preferred stock of Whitlenge Acquisition and to meet the working capital needs of Group and its Subsidiaries. Industries will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (a) to purchase or carry any "margin stock" (as defined in Regulation U) or (b) in connection with a transaction that has not been approved by the board of directors (or other governing body, if applicable) of the Person which is the subject of such Purchase.

             6.3. Notice of Default. Industries will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (other than general economic conditions), which could reasonably be expected to have a Material Adverse Effect.

             6.4. Conduct of Business. Industries will, and will cause each Subsidiary to, engage in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided, that the existence of any Subsidiary which is not a Borrower with outstanding Loans hereunder may be terminated if such termination (a) is in the best interest of Industries and its Subsidiaries, as determined in the good faith judgment of the board of directors of Industries, and (b) could not reasonably be expected to have a Material Adverse Effect. Neither Whitlenge Acquisition nor Whitlenge N.V. shall engage in any activities other than those conducted by such Person as of the date hereof or receive any assets other than those owned by it as of the date hereof and neither Industries nor any of its Subsidiaries shall transfer any asset to either Whitlenge Acquisition (except in connection with the






        consummation of the Closing Transactions or the liquidation of Whitlenge Acquisition) or Whitlenge N.V. (except as may be incidental to the operation of a trade office in Belgium), together in each case with up to an additional $100,000 of other assets; provided, that assets in addition to such $100,000 limitation may be transferred to either such Person upon the execution and delivery of a Guaranty by such Person substantially in the form of Exhibit A-2.

             6.5. Taxes. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, Industries will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.


             6.6. Insurance. Industries will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and Industries will furnish to the Agent and any Lender upon request full information as to the insurance carried.

             6.7. Compliance with Laws. Industries will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

             6.8. Maintenance of Properties. Industries will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition in accordance with its customary practices.

             6.9. Inspection. Industries will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of Industries and each Subsidiary, to examine and make copies of the books of accounts and other financial records of Industries and each Subsidiary, and to discuss the affairs, finances and accounts of Industries and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate with reasonable notice.

             6.10. Capital Stock and Dividends. If a Default or an Unmatured Default has occurred and is continuing or would occur after giving effect thereto, Industries will not, nor will it permit any Subsidiary






        to, (a) declare or pay any dividends on its capital stock or make any other distribution on account of its capital stock other than (i) dividends payable in its own capital stock, (ii) dividends payable to Group or to any Wholly-Owned Subsidiary of Group which is a Domestic Subsidiary, and (iii) dividends payable by any Foreign Subsidiary to any Wholly-Owned Subsidiary which is a Foreign Subsidiary or (b) redeem, repurchase or otherwise acquire or retire any of its capital stock (or any warrants, rights or options to acquire such capital stock) at any time outstanding; provided, that in no event shall (x) Group pay dividends to Industries in excess of such amount as may be required by Industries to pay (A) dividends to its stockholders which have previously been declared in accordance with all applicable laws and (B) reasonable expenses in accordance with past practices, except that Group may pay Industries any dividend required to consummate the Closing Transactions, or (y) Industries or any Domestic Subsidiary pay dividends to any Wholly-Owned Foreign Subsidiary which would result in the Foreign Transfer Cap being exceeded; provided, further, that notwithstanding clause (a) above, (1) Industries may pay any dividend to its stockholders which has previously been declared in accordance with all applicable laws and with clause (a) above and (2) each Subsidiary may pay any dividend which is necessary to allow the payment of dividends under clause (1).

             6.11. Indebtedness. Industries will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

                  (a) the Loans and the Obligations owing with respect to Facility Letters of Credit;

                  (b) Indebtedness (including commitments therefor) existing on the date hereof and described in Schedule 5.18 hereto;

                  (c) the Senior Notes and the guaranties extended in connection therewith;

                  (d)  Rate Hedging Obligations related to the Loans;

                  (e) Rate Hedging Obligations relating to other than interest rate agreements referencing an aggregate notional amount not to exceed $20,000,000 at any one time outstanding;

                  (f)  extensions, renewals, refundings and refinancings of

        the Indebtedness described in clauses (b) and (c) above, so long as the aggregate principal amount of such Indebtedness after giving effect thereto does not exceed the aggregate principal amount outstanding as of the date hereof;









                  (g) Indebtedness owing to Industries or one or more of its Wholly-Owned Subsidiaries which has been incurred in accordance with
        Section 6.15(c); and

                  (h) additional Indebtedness (i) which does not constitute a Restricted Foreign Transfer, (ii) which is not described in clause (e) above and (iii) with an aggregate principal amount outstanding not to exceed seventeen percent (17%) of the Consolidated Tangible Assets (as of the last day of the Fiscal Quarter immediately preceding any date of determination) of Industries and its Subsidiaries.

             6.12. Merger. Industries will not, nor will it permit any Subsidiary to, merge or consolidate with or into or sell, assign, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Person other than the dissolution of a Subsidiary in accordance with Section 6.4; provided, that Industries or any Subsidiary may enter into any merger or consolidation with or sell all or substantially all of its assets to, a corporation organized under the laws of any state of the United States or, with respect to any Foreign Subsidiary, a comparable entity organized elsewhere, so long as (a) any entity with or into which any such Person which is a Loan Party is being merged or consolidated or to which all or substantially all of its assets are being sold assumes the Obligations of such Loan Party under the Loan Documents by written instrument reasonably acceptable in form and substance to the Required Lenders (and with respect to any Borrower, all of the Lenders), (b) no Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto, including without limitation any Default or Unmatured Default under Section 7.11, (c) Group has provided the Lenders with pro forma financial statements giving effect thereto which evidence compliance with Section 6.25 hereof, (d) the entity with or into which Industries or such Subsidiary is being merged or consolidated or to which all or substantially all of the assets of Industries or such Subsidiary are being sold is in substantially the same or a similar type of business as Industries or such Subsidiary and (e) such transaction is not the type of transaction described in Section 6.2(b); provided, that the requirements set forth in clauses (c) and (d) above need not be satisfied in respect of any such consolidation or merger with or sale, assignment, lease or other disposition to Industries or any Subsidiary.

             6.13. Sale of Assets.  Industries will not, nor will it permit any Subsidiary to, make an Asset Disposition of any Property, except for (a) an Asset Disposition by Industries or Group which is permitted under Section 6.12 and (b) Asset Dispositions of Property that, together with all other Property previously subject to an Asset Disposition made in accordance with this Section 6.13 since the date hereof, does not constitute a Substantial Portion of the Property of Industries and its Subsidiaries taken as a whole (determined as of the






        date of any proposed disposition), so long as (i) no Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto and (ii) with respect to each prospective Asset Disposition involving Property which would constitute a Substantial Portion as determined for the purposes of Section 2.7, Group has provided the Lenders with pro forma financial statements giving effect thereto which evidence compliance with Section 6.25 hereof; provided, that in no event may (x) Industries or any Domestic Subsidiary make any Asset Disposition which would result in the Foreign Transfer Cap being exceeded or (y) Industries or any Subsidiary sell or otherwise dispose of any Accounts, notes receivable or accounts receivable, with or without recourse, except sales or other dispositions of such Property to Affiliates made in accordance with Section 6.19.

             6.14. Sale and Leaseback. Industries will not, nor will it permit any Subsidiary to, sell or transfer any of its Property with a fair market value in excess of $1,000,000 in the aggregate after the date hereof in order to concurrently or subsequently lease as lessee such or similar Property.

             6.15. Investments and Purchases. Industries will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to Industries or any Subsidiary, and other Investments in Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases of any Person, except:

                  (a) (i) Existing Investments in Subsidiaries and (ii) other Investments in existence on the date hereof and described in Schedule
        6.15 hereto;

                  (b)  Purchases by Industries or any Subsidiary, so long as
        (i) no Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto, (ii) Group has provided the Lenders with pro forma financial statements giving effect thereto which evidence compliance with Section 6.25, (iii) the entity being acquired is in substantially the same or a similar type of business as Industries and its Subsidiaries and (iv) such transaction is not the type of transaction described in Section 6.2(b);

                  (c) Additional Investments by Industries or any of its Subsidiaries in Industries or any Wholly-Owned Subsidiary and the

        creation of new Subsidiaries by Industries or any Subsidiary;

                  (d) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition, is rated at least A-1 by Standard and Poor's Corporation ("S and P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's"), or the equivalent thereof;






                  (e) Investments in direct obligations of the United States of America or, with respect to the Foreign Subsidiaries, of the central government of the applicable jurisdiction, or any agency thereof, maturing in twelve months or less from the date of acquisition thereof and which are backed by the full faith and credit of the United States of America or such other applicable jurisdiction, as aforesaid, provided that such direct obligations of any central government other than the United States of America or of any agency of any central government other than the United States of America have implied ratings of at least A-1 by S and P or P-1 by Moody's, or the equivalent thereof, at the time of the acquisition of such obligations by Industries or any Subsidiary;

                  (f) Investments in certificates of deposit maturing within one year from the date of origin, bankers' acceptances, repurchase agreements or other similar instruments issued by (i) any Lender or
        (ii) any other bank or trust company organized under the laws of the United States or any state thereof with capital, surplus and undivided profits aggregating at least $100,000,000 and whose commercial paper (or that of its parent corporation) is rated at least A-1 by S and P or at least P-1 by Moody's, or the equivalent thereof at the time of such Investment;

                  (g) Investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of any jurisdiction other than that of the United States of America or any state thereof and whose short-term deposit rating at the time of such Investment is any of the three (3) highest ratings then accorded by Moody's or another comparable rating service;

                  (h) Temporary advances to officers and employees of Industries or any Subsidiary for travel and other business expenses in the ordinary course of business;

                  (i) Loans to officers and employees of Industries or any Subsidiary, including but not limited to loans for relocation expenses, in an aggregate amount not to exceed $500,000 at any one time outstanding;

                  (j) Investments in the ordinary course of business made in order to hedge the exposure of Industries or any Subsidiary to fluctuations in foreign currencies in which Industries or any

        Subsidiary has currency exposure in the ordinary course of business;

                  (k) Investments in demand deposit accounts maintained in the ordinary course of business;









                  (l) Investments in any fund or other pooling arrangement which holds at least ninety percent (90%) of its assets in the investments itemized in (d) through (g) above; and

                  (m) Investments not otherwise permitted by subsections (a) through (l) of this Section 6.15 in an aggregate outstanding amount not to exceed at any one time four percent (4%) of the Consolidated Tangible Assets of Industries and its Subsidiaries, determined as of the last day of the Fiscal Quarter immediately preceding any date of determination;

        so long as, in any such case (except as set forth in clause (a)), (x) no such Investment or Purchase which constitutes a Restricted Foreign Transfer may be made or permitted to exist if it would result in the Foreign Transfer Cap being exceeded and (y) no Subsidiary shall make any payment to Industries which constitutes an Investment unless such payment is required (i) to pay any dividend permitted under clause (1) of the second proviso of Section 6.10 or (ii) to effect any transaction otherwise expressly permitted hereunder.

             6.16. Liens. Industries will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of Industries or any of its Subsidiaries (including without limitation the stock of any Subsidiary), except:

                  (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;


                  (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;







                  (e)  Liens existing on the date hereof and described in
        Schedule 6.16 hereto and Liens arising out of any transaction contemplated by Section 6.11(f) as long as no additional Property becomes subject to any such replacement Lien;

                  (f)  Liens arising under the Pledge Agreement;

                  (g)  Liens arising under any Reimbursement Agreement; and

                  (h)  additional Liens securing Indebtedness permitted under
        Section 6.11(h).

             6.17. Capital Expenditures. Industries will not, nor will it permit any Subsidiary to, expend, or be committed to expend for Capital Expenditures (including, without limitation, for the acquisition of fixed assets) on a non-cumulative basis in the aggregate for Industries and its Subsidiaries more than $7,000,000 during either of the 1994 and 1995 Fiscal Years, $8,000,000 during the

        1996 Fiscal Year and $10,000,000 during any Fiscal Year thereafter.

             6.18. Lease Rentals. Industries will not, nor will it permit any Subsidiary to, create, incur or suffer to exist obligations for Rentals in excess of $5,000,000 during any one Fiscal Year on a non-cumulative basis in the aggregate for Industries and its Subsidiaries.

             6.19. Affiliates. Industries will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of Industries' or such Subsidiary's business and upon fair and reasonable terms no less favorable to Industries or such Subsidiary than Industries or such Subsidiary would obtain in a comparable arms-length transaction; provided, that Industries and each Subsidiary may enter into any such transaction with or make any such payment or transfer to any Wholly-Owned Subsidiary so long as any such transaction, payment or transfer which constitutes a Restricted Foreign Transfer would not cause the Foreign Transfer Cap to be exceeded.

             6.20. Amendments to Agreements. Industries will not, and will not permit any Subsidiary to, amend, waive or modify or terminate any material provision of any Merger Document or Acquisition Document.


             6.21. Environmental Matters. Industries shall and shall cause each of its Subsidiaries to (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all remedial actions required under applicable Environmental Laws in response to the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or






        about any real property owned, leased or operated by Industries or any of its Subsidiaries, except in any case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
        In the event that Industries or any Subsidiary undertakes any remedial action with respect to any Hazardous Material on, under or about any real property, Industries or such Subsidiary shall conduct and complete such remedial action in material compliance with all applicable Environmental Laws and in accordance with the applicable policies, orders and directives of all foreign federal, state and local governmental authorities, except when Industries' or such Subsidiary's liability for such presence, storage, use, disposal, transportation or Release of any Hazardous Material is being contested in good faith by Industries or such Subsidiary and appropriate reserves therefor have been established. If the Agent or any Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by Industries or any of its Subsidiaries, or any material liability arising thereunder or related to a Release of Hazardous Materials on any real property owned, leased or operated by Industries or any of its Subsidiaries or a Release on real property adjacent to such real property, then Industries shall, upon the reasonable request of the Agent, provide the Agent with all such reports, certificates, engineering studies and other written material or data as the Agent or any Lender may reasonably request.

             6.22. Agreements as to Prohibited Acts. Neither Industries nor any Subsidiary shall agree or in any manner commit itself to take or fail to take any action which, if taken or not taken, as applicable, would constitute a breach of this Agreement.

             6.23. Change in Corporate Structure; Fiscal Year. Industries shall not, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its charter or certificate or articles of incorporation or by-laws which could reasonably be expected to have a Material Adverse Effect (provided that Group shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) have a fiscal year which ends on any date other than the Sunday nearest to December 31 of each year; provided, that (x) any Person acquired by Industries or any Subsidiary may maintain the fiscal year which it employed prior to such Purchase
        (a) during such period as may be reasonably necessary to complete the conversion of such fiscal year to a fiscal year ending on the Sunday nearest to December 31 and (b) so long as the maintenance of such fiscal year would not materially affect the information included in any of the financial statements required to be delivered by Industries pursuant hereto and (y) any Person which becomes a Subsidiary as a result of the Closing Transactions and which has a fiscal year-end other then that described in clause (b) above may maintain such fiscal year-end.







             6.24. Inconsistent Agreements. Industries shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the provision of the Guaranties or the amending of the Loan Documents or (b) contains any provision which would be violated or breached by the making of Advances to any Borrower which is a Domestic Subsidiary or by the performance by Industries or any Subsidiary of any of its obligations under any Loan Document.

             6.25. Financial Covenants. Subject to normal year-end and closing audit adjustments for calculations or determinations made in accordance with Agreement Accounting Principles prior to the end of its fiscal year, Industries on a consolidated basis with its Subsidiaries shall:


                  6.25.1. Minimum Adjusted Consolidated Tangible Net Worth. At all times on and after May 1, 1994, measured as of the end of each Fiscal Quarter, maintain an Adjusted Consolidated Tangible Net Worth equal to or greater than (a) the Adjusted Consolidated Tangible Net Worth as of May 1, 1994 (but in no event less than $50,000,000), minus (b) $2,000,000, plus (c) 60% of the cumulative Net Income of Industries and its Subsidiaries for the period beginning on May 2, 1994 and ending on the last day of the Fiscal Quarter immediately preceding the date of measurement, plus (d) the amount, if any, by which the Adjusted Consolidated Tangible Net Worth is increased as a result of any issuance of "Scotsman Earnout Shares" (as defined in the Purchase Agreement) or "Scotsman Contingent Common Stock" (as defined in the Merger Agreement), plus (e) 60% of the net cash proceeds received after the date hereof by Industries or any Subsidiary from the issuance of any equity security to any Person other than Industries or any Subsidiary; provided, that no effect shall be given to any losses incurred by Industries and its Subsidiaries during such period.

                  6.25.2. Leverage Ratio. At all times after the date hereof, measured as of the end of each Fiscal Quarter for the period of four Fiscal Quarters then ended, maintain a Leverage Ratio of not more than the following during each of the following periods:












                  Period                                       Ratio
                  ------                                       -----
             Second and Third Fiscal Quarters                  1.50:1
               of 1994
             Fourth Fiscal Quarter of 1994 and                 1.30:1
               first three Fiscal Quarters of 1995
             Fourth Fiscal Quarter of 1995 and first           1.10:1
               three Fiscal Quarters of 1996
             Fourth Fiscal Quarter of 1996 and                 1.00:1
               thereafter

                  6.25.3.  Interest Expense Coverage Ratio.   At all times
             after the date hereof, measured as of the end of each Fiscal Quarter, maintain an Interest Expense Coverage Ratio for the period of four Fiscal Quarters ending as of such date (provided,

             that for each Fiscal Quarter in 1994, such ratio shall be determined for the period beginning on the first day of the second Fiscal Quarter of 1994 and ending on the last day of such Fiscal Quarter), of not less than the following:

                  Period                                       Ratio
                  ------                                       -----
             Fiscal Year 1994 and first two                    3.75:1
               Fiscal Quarters of 1995
             Third Fiscal Quarter of 1995                      4.00:1
             Fourth Fiscal Quarter of 1995                     4.25:1
             Fiscal Year 1996                                  4.50:1
             Fiscal Year 1997 and thereafter                   5.00:1

                  6.25.4. Cash Flow Coverage Ratio. At all times after the date hereof, measured as of the end of each Fiscal Quarter, maintain a Cash Flow Coverage Ratio for the period of four Fiscal Quarters ending as of such date (provided, that for each Fiscal Quarter in 1994, such ratio shall be determined, on an annualized basis, for the period beginning on the first day of the second Fiscal Quarter of 1994 and ending on the last day of such Fiscal Quarter), of not less than the following:

                  Period                                       Ratio
                  ------                                       -----
             Fiscal Year 1994                                  .17:1
             First two Fiscal Quarters of 1995                 .18:1
             Third Fiscal Quarter of 1995                      .20:1
             Fourth Fiscal Quarter of 1995 and first           .22:1
               three Fiscal Quarters of 1996
             Fourth Fiscal Quarter of 1996 and                 .25:1
               thereafter







             6.26. Tax Consolidation. Industries will not and will not permit any of its Subsidiaries to (a) file or consent to the filing of any consolidated, combined or unitary income tax return with any Person other than Industries and its Subsidiaries or (b) except for the Tax Sharing Agreement dated as of March 15, 1989 with Household International, Inc., enter into a tax sharing agreement or similar arrangement with any Person that is not a Subsidiary, except in any case as required by applicable law.

             6.27. ERISA Compliance.

                   With respect to any Plan, neither Industries nor any Subsidiary shall:

                  (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $1,000,000 could reasonably be expected to be imposed;

                  (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $1,000,000, whether or not waived, or permit any Unfunded Liability to exceed $1,000,000;

                  (c) permit the occurrence of any Termination Event which could reasonably be expected to result in a liability to the Borrower or any other member of the Controlled Group in excess of $1,000,000;

                  (d) fail to make any contribution or payment to any Multiemployer Plan which Industries or any other member of the Controlled Group may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto which results in or could reasonably be expected to result in a liability in excess of $1,000,000; or

                  (e) permit the establishment or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan which could result in liability to Industries or any other member of the Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


             6.28. Guaranties. Effective upon any Person becoming a Subsidiary hereunder, except, with the prior written consent of the Required Lenders, such consent not to unreasonably be withheld, for any Subsidiary created in connection with a joint venture between Industries or any Subsidiary and an unaffiliated third party, each such new Subsidiary which is a Domestic Subsidiary shall execute a Guaranty substantially in the form of Exhibit A-1 hereto and each such






        Subsidiary which is a Foreign Subsidiary shall execute a Guaranty substantially in the form of Exhibit A-1 hereto and a revolving note in favor of Group to be pledged pursuant to the Pledge Agreement; provided, that if any Guarantor shall cease to be a Subsidiary as a result of any transaction permitted hereby, then so long as no Default shall have occurred and be continuing, such Guarantor shall be released from its Obligations under the applicable Guaranty promptly following the request of Group and any notes of such Guarantor pledged for the benefit of the Lenders shall be concurrently released. In addition, upon the request of the Agent or the Required Lenders, each of Whitlenge Acquisition and Whitlenge N.V. shall execute a Guaranty substantially in the form of Exhibit A-2.


                                     ARTICLE VII

                                       DEFAULTS
                                       --------


             The occurrence of any one or more of the following events shall constitute a Default:

             7.1. Any representation or warranty made or deemed made by or on behalf of Industries or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or other document delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made.

             7.2. Nonpayment of (a) principal of any Note when due, or (b) interest upon any Note or any commitment fee or other fee or obligations under any of the Loan Documents within five days after the same becomes due.

             7.3. The breach by any Borrower of any of the terms or provisions of Section 6.2 or Sections 6.10 through 6.28.

             7.4. The breach by any Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within five days after written notice from the Agent or any Lender.

             7.5. The default by Industries or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any Indebtedness aggregating in excess of $5,000,000 was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Industries or any of its






        Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or Industries or any of its Subsidiaries shall become unable, not pay, or admit in writing its inability to pay, its debts generally as they become due.

             7.6. Industries or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this
        Section 7.6, or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7.

             7.7. Without the application, approval or consent of Industries or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Industries or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against Industries or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty consecutive days.

             7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of Industries and its Subsidiaries without paying fair consideration therefor which, when taken together with all other Property of Industries and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

             7.9. Industries or any of its Subsidiaries shall fail within thirty days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $500,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $2,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith.








             7.10. Industries or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the discovery of any Hazardous Materials on the leased or owned property of Industries or any of its Subsidiaries, the release by Industries or any of its Subsidiaries or any other Person of any Hazardous Materials into the environment, or any violation of any Environmental Law or Environmental Permit, which, in either case, has had a Material Adverse Effect.

             7.11. Any Change in Control shall occur.

             7.12. The occurrence of any "default", as defined in any Loan Document (other than this Agreement or the Notes) or the breach of any material term or provision of any Loan Document (other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

             7.13. Any Guaranty or the Pledge Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty or the Pledge Agreement, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or Group shall fail to comply with any of the terms or provisions of the Pledge Agreement or any Guarantor denies that it has any further liability under the Guaranty to which it is a party, or gives notice to such effect.


                                     ARTICLE VIII

                    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                    ----------------------------------------------

             8.1. Acceleration.  If any Default described in Section 7.6 or
        7.7 occurs with respect to any Borrower, the obligations of the Lenders to make Loans or to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans or to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives and whether or not any beneficiary of any Facility Letter of Credit or any transferee thereof shall have presented, or is permitted at such time to present, the drafts and other documents required under any Facility Letter of Credit. In addition to the foregoing, following a Default under Section 7.2, so long as any






        Facility Letter of Credit has not been fully drawn and has not been cancelled or expired, upon written demand by the Agent, the Borrowers shall deposit and maintain with the Agent an account with cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit issued by the Issuers and all fees and other amounts due or which may become due with respect thereto. The Borrowers shall have no control over funds in such cash deposit account, which shall be non-interest bearing. Such funds shall be promptly transferred by the Agent to the applicable Issuer to reimburse it for drafts drawn under the Facility Letters of Credit. Such funds, if any, remaining in such cash deposit account following the payments of all Obligations in full shall be promptly paid over to the Borrowers, subject to the terms of the Intercreditor Agreement.

             If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and issue Facility Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to Group, rescind and annul such acceleration and/or termination.

             8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (a) Extend the final maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

                  (b) Reduce the percentage specified in the definition of Required Lenders;

                  (c) Reduce the amount or extend the payment date for the mandatory payments required under Section 2.1 or 2.7, or increase the amount of the Commitment of any Lender hereunder, or permit any

        Borrower to assign its rights under this Agreement;

                  (d)  Extend the Facility Termination Date;

                  (e)  Amend this Section 8.2;








                  (f) Release any Guarantor from a Guaranty or terminate the Pledge Agreement or release any note pledged thereunder;

                  (g) Consent to any assignment by any Borrower of the Obligations; or

                  (h) Increase the maximum drawable amount or extend the expiration date of any outstanding Facility Letter of Credit (except as expressly permitted by its terms) or reduce the principal amount of or extend the time of payment of any Facility Letter of Credit Reimbursement Obligation or fee associated with any Facility Letter of Credit.

        No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.


             8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of a Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to
        Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

             8.4. Application of Funds. Any amounts received by the Agent or any Lender (subject, so long as it is applicable and remains in effect, to the terms of the Intercreditor Agreement) after a Default has occurred and is continuing shall be applied by the Agent to payment of the Obligations unless a court of competent jurisdiction or, with respect to clauses (b) and (c), the Required Lenders shall otherwise direct:

                  (a)  FIRST, to all reasonable costs and expenses of the

        Agent and the Lenders incurred in connection with the collection and enforcement of the Obligations, together with interest at the Default Rate on such costs, expenses and liabilities and on all advances made by the Agent or any Lender from the date any such cost, expense or liability is due, owing or unpaid or any such advance is made, in each case until paid in full;







                  (b) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees, together with interest owing thereon until paid in full;

                  (c) THIRD, to payment of the principal of the Obligations and net termination amounts payable in respect of the Rate Hedging Obligations owing to the Lenders or any Lender, together with interest on such unpaid principal and net termination amounts until paid in full; and

                  (d) FOURTH, the balance, if any, after all of the Obligations have been satisfied, shall be remitted as required by law.


                                      ARTICLE IX

                                  GENERAL PROVISIONS
                                  ------------------


             9.1. Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement or of Industries or any Subsidiary contained in any Loan Document shall survive delivery of the Notes and the making of the Loans herein contemplated.

             9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

             9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

             9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof other than the fee letter dated December 22, 1993 in favor of First Chicago.

             9.5. Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any







        right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

             9.6. Expenses; Indemnification. (a) Each Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. Each Borrower also agrees to reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. Each Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, injuries, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all court costs, attorneys' fees, expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) (collectively, "Indemnified Expenses") which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents or the Transaction Documents, the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, unless it is determined by a judgment of a court that is binding on the Agent or such Lender, final and not subject to review on appeal, that such losses were the result of acts or omissions on the part of the Agent or such Lender, as the case may be, constituting gross negligence, willful misconduct or knowing violations of law.
        The obligations of each Borrower under this Section shall survive the termination of this Agreement.

             (b) Each Borrower shall indemnify, pay and hold the Agent and each Lender harmless from and against any and all Indemnified Expenses incurred or suffered by or asserted against the Agent or such Lender by reason of any violation of any applicable Environmental Law for which Industries or any of its Subsidiaries is liable or which is related to any real estate owned, leased or operated by Industries or any of its Subsidiaries, or by reason of the imposition of any governmental lien for the recovery of environmental cleanup or response costs expended by reason of any such violation, or by reason of any breach of any representation, warranty or affirmative or negative covenant of this Agreement, including, without limitation, by reason of any matter disclosed in Schedule 5.23 hereto, unless it is determined by a judgment of a court that is binding on the Agent or such Lender, final and not subject to review on appeal, that such losses were the result of acts or omissions on the part of the Agent or such Lender, as the case may be, constituting gross negligence,






        willful misconduct or knowing violations of law; provided, however, that, to the extent that Industries or any of its Subsidiaries is strictly liable under any such statute, order or regulation, the Borrowers' obligation to the Agent and each Lender under this indemnity shall likewise be without regard to fault on the part of Industries or any of its Subsidiaries with respect to the violation of law which results in liability to the Agent or any Lender. The provisions of and undertakings and indemnification set out in this
        Section 9.6(b) shall survive the termination of this Agreement and the payment and satisfaction of the Obligations, and shall continue to be the liability, obligation and indemnification of each Borrower, binding upon such Borrower.

             9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.


             9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

             9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

             9.10. Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent nor any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower's business or operations. Each Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to any Borrower by the Agent or the Lenders is for the protection of the Agent and the Lenders and neither any Borrower nor any other Person is entitled to rely thereon. Each Borrower (a) agrees that neither the

        Agent nor any Lender shall have liability to such Borrower (whether sounding in tort, contract or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on the Agent or such Lender, final and not subject to review






        on appeal, that such losses were the result of acts or omissions on the part of the Agent or such Lender, as the case may be, constituting gross negligence, willful misconduct or knowing violations of law, and
        (b) waives, releases and agrees not to sue upon any claim against the Agent or any Lender (whether sounding in tort, contract or otherwise) except a claim based upon gross negligence, willful misconduct or knowing violations of law. Whether or not such damages are related to a claim that is subject to the waiver effected above and whether or not such waiver is effective, neither the Agent nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by such Borrower in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on the Agent or such Lender, as the case may be, final and not subject to review on appeal, that such damages were the result of acts or omissions on the part of the Agent or such Lender, as the case may be, constituting gross negligence, willful misconduct or knowing violations of law.

             9.11. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

             9.12. CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS; PROVIDED, THAT SUCH PROCEEDINGS MAY BE BROUGHT IN

        OTHER COURTS IF JURISDICTION MAY NOT BE OBTAINED IN A COURT IN CHICAGO, ILLINOIS.

             9.13. WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR






        CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

             9.14. Disclosure. Each Borrower and each Lender hereby (a) acknowledge and agree that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with Industries and its Subsidiaries, including, without limitation, in connection with any interest rate hedging instruments or agreements or swap transactions, and (b) waive any liability of First Chicago or such Affiliate in connection with the transaction contemplated hereby to Industries or any of its Subsidiaries or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence, willful misconduct or knowing violation of law by First Chicago or its Affiliates.

             9.15. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by each Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.


                                      ARTICLE X

                                      THE AGENT
                                      ---------

             10.1. Appointment. First Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this
        Article X. The Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement.

             10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan

        Documents to be taken by the Agent.

             10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.






             10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
        (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, (c) the satisfaction of any condition specified in
        Article IV, except receipt of items required to be delivered to the Agent and not waived at closing, or (d) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

             10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes.

        The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

             10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

             10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

             10.8.  Agent's Reimbursement and Indemnification.  The Lenders

        agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (a) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and (c) for any liabilities, obligations, losses,






        damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

             10.9. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity.

        The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Industries or any of its Subsidiaries in which Industries or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

             10.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by Industries and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

             10.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and Group, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such






        successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

             10.12. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received notice from a Lender or any Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. Subject to the provisions of Section 10.5, the Agent shall take any action of the type specified in this Agreement with respect to such Default or Unmatured Default as shall be reasonably directed by the Required Lenders (or, if so required by Section 8.2, by all Lenders); provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Unmatured Default as the Agent shall determine is in the best interests of the Lenders.


                                      ARTICLE XI

                               SETOFF; RATABLE PAYMENTS
                               ------------------------

             11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.


             11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than its pro-rata share of such Loans, such Lender agrees, if then applicable and in effect, to apply such amount in accordance with the terms of the Intercreditor Agreement and otherwise, promptly upon demand, to purchase a portion of the Loans held by the other Lenders






        so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of any Borrower to a Lender, other than Indebtedness evidenced by any of the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Notes.


                                     ARTICLE XII

                  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

                  -------------------------------------------------

             12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or obligations under the Loan Documents, and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrowers or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent and the Borrowers may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent and Group. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.


             12.2.  Participations.

                  12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such






        Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Each Lender shall notify Group of each sale to a Participant (other than an Affiliate or another Lender); provided, that any failure to give any such notice shall not give rise to any liability hereunder.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which effects any of the modifications referenced in clauses (a) through (g) of Section 8.2.

                  12.2.3. Benefit of Setoff. Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
        Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

             12.3.  Assignments.

                  12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities
        ("Purchasers") all or any part of its rights and obligations under the

        Loan Documents in an amount equal to or greater than $5,000,000. Such assignment shall be substantially in the form of Exhibit F hereto or in such other form as may be agreed to by the parties thereto. The consent of Group (unless a Default shall have occurred and then be continuing) and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender







        or an Affiliate thereof. Such consent shall not be unreasonably withheld.

                  12.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as
        Exhibit I to Exhibit F hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (b) payment of a $2,500 fee to the Agent for processing such assignment (which fee shall be the sole responsibility of the assigning Lender or the Purchaser), such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, (a) such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and (b) the transferor Lender shall be released with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Agent. Upon the consummation of any assignment to a Purchaser pursuant to this
        Section 12.3.2, the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

             12.4. Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries. Each of the Agent and each Lender agree that (a) it will keep all of the information obtained by it from or on behalf of any Loan Party ("Information") confidential and, without Group's prior written consent, it will not disclose any Information except (i) to its directors, employees, auditors or counsel (collectively, "Representatives") to whom it is necessary to show the Information, each of which shall be informed of the confidential nature of the Information; (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over it, or as otherwise may be required by law (provided that Group shall be given prior notice of the disclosure permitted by clause (ii) unless such notice is prohibited by any subpoena, order or law); and (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over it; and (b) it will use the Information only for the purposes of exercising its rights and remedies under this Agreement and the other Loan Documents. Notwithstanding the foregoing, the restrictions contained in the






        preceding sentence shall not apply to Information which (x) is or becomes generally available to the public other than as a result of a disclosure by the Agent, any Lender or any of their respective representatives; (y) becomes available to the Agent or any Lender on a non-confidential basis from a source other than Group or another Loan Party; or (z) was known to the Agent or a Lender on a non-confidential basis prior to its disclosure to it by or on behalf of Group or any other Loan Party.

             12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of
        Section 2.20.


                                     ARTICLE XIII


                                       NOTICES
                                       -------

             13.1.  Giving Notice.  Except as otherwise permitted by Section
        2.15 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile, first class U.S. mail or overnight courier and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with first class postage prepaid, return receipt requested, shall be deemed given three (3) Business Days after deposit in the U.S. mail; any notice, if transmitted by facsimile, shall be deemed given when transmitted; and any notice given by overnight courier shall be deemed given when received by the addressee. Wherever under this Agreement or under any other Loan Document any certificate or other writing is given by any director, officer or employee of Industries or any Subsidiary, such certificate or other writing shall be delivered by such director, officer or employee on behalf of Industries or such Subsidiary in his or her capacity as a director, officer or employee and not in his or her individual capacity.

             13.2.  Change of Address.  Any Borrower, the Agent and any Lender

        may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                             [signature pages to follow]









             IN WITNESS WHEREOF, Group, Delfield, Scotsman Drink, Whitlenge, Frimont, Castel MAC, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                 SCOTSMAN GROUP INC.


                                 By:  /s/  Donald D. Holmes
                                                ------------------------------

                                      Print Name:    Donald D. Holmes
                                                      ------------------------

                                      Title:    Vice President-Finance
                                                  ----------------------------

                                      Address:775 Corporate Woods Parkway
                                              Vernon Hills, Illinois 60061

                                          Attn:  Donald D. Holmes

                                      Telecopy:  (708) 634-8823
                                      Telephone: (708) 215-4447


                                 THE DELFIELD COMPANY


                                 By: /s/  Donald D. Holmes
                                    -------------------------------------

                                      Print Name:    Donald D. Holmes
                                                      ------------------------

                                      Title:         Vice President
                                                 -----------------------------

                                      Address:775 Corporate Woods Parkway
                                              Vernon Hills, Illinois 60061
                                               Attn:  Donald D. Holmes

                                           Telecopy:  (708) 634-8823
                                           Telephone: (708) 215-4447















                                      SCOTSMAN DRINK LIMITED


                                 By:  /s/  Donald D. Holmes
                                    -------------------------------------

                                      Print Name:    Donald D. Holmes
                                                      ------------------------

                                      Title:         Vice President
                                                 -----------------------------

                                      Address:775 Corporate Woods Parkway
                                              Vernon Hills, Illinois 60061
                                          Attn:  Donald D. Holmes

                                      Telecopy:  (708) 634-8823
                                      Telephone: (708) 215-4447




                                 WHITLENGE DRINK EQUIPMENT LIMITED


                                 By:  /s/  Donald D. Holmes
                                    -------------------------------------

                                      Print Name:    Donald D. Holmes
                                                      ------------------------

                                      Title:         Director
                                                 -----------------------------

                                      Address: 775 Corporate Woods Parkway
                                               Vernon Hills, Illinois 60061
                                         Attn: Donald D. Holmes

                                       Telecopy: (708) 634-8823
                                      Telephone: (708) 215-4447



















                                 FRIMONT S.P.A


                                 By:  /s/  Richard C. Osborne
                                    -------------------------------------

                                      Print Name:    Richard C. Osborne
                                                      ------------------------

                                      Title:         Director
                                                 -----------------------------

                                      Address:775 Corporate Woods Parkway
                                              Vernon Hills, Illinois 60061
                                          Attn:  Donald D. Holmes

                                      Telecopy:  (708) 634-8823

                                      Telephone: (708) 215-4447



                                 CASTEL MAC S.P.A.


                                 By:  /s/  Richard C. Osborne
                                    -------------------------------------

                                      Print Name:    Richard C. Osborne
                                                      ------------------------

                                      Title:         Director
                                                 -----------------------------

                                      Address:775 Corporate Woods Parkway
                                              Vernon Hills, Illinois 60061
                                          Attn:  Donald D. Holmes

                                      Telecopy:  (708) 634-8823
                                      Telephone: (708) 215-4447

















        Commitments:
        ------------

        $18,000,000                        THE FIRST NATIONAL BANK OF CHICAGO,
                                           Individually and as Agent


                                           By:  /s/  Julia A. Bristow
                                               -------------------------------

                                                Print Name:Julia A. Bristow
                                                           -------------------

                                                Title:         Vice President
                                                      ------------------------

                                           Address: One First National Plaza
                                                    Chicago, Illinois  60670

                                                    Attn:  Julia Bristow

                                                Telecopy:  (312) 732-1117
                                                Telephone: (312) 732-4116



        $16,000,000                   CONTINENTAL BANK, N.A.


                                      By:  /s/  Marcus W. Acheson IV
                                              --------------------------------

                                           Print Name: Marcus W. Acheson IV
                                                      ------------------------

                                           Title: Executive Vice President
                                                  ----------------------------

                                           Address: 2850 West Golf Road
                                                    Rolling Meadows, Illinois
                                                                        60008
                                                    Attn:  Edmund H. Lester

                                                Telecopy:  (708) 952-1136

                                                Telephone: (708) 952-1110













        $16,000,000                   COMERICA BANK -- ILLINOIS


                                      By:  /s/  John J. McGuire
                                              --------------------------------

                                           Print Name:    John J. McGuire
                                                      ------------------------

                                           Title:         Vice President
                                                 -----------------------------

                                           Address:  4747 West Dempster Street
                                                     Skokie, Illinois 60076
                                                     Attn:  John J. McGuire

                                                Telecopy:  (708) 933-2209

                                                Telephone: (708) 933-2202


        $15,000,000                   THE BANK OF NOVA SCOTIA
        (aggregate commitment for
        The Bank of Nova Scotia and
        Scotiabank (UK) Limited)      By:  /s/  F.C.H. Ashby
                                         --------------------------------

                                           Print Name: F.C.H. Ashby
                                                     -------------------------
                                                     Senior Manager
                                           Title:    Loan Operations
                                                 -----------------------------

                                           Address: 600 Peachtree Street, N.E.
                                                    Suite 2700
                                                    Atlanta, Georgia 30308
                                              Attn: Claude Ashby

                                           Telecopy:  (404) 888-8998
                                           Telephone: (404) 877-1560


















                                      SCOTIABANK (UK) LIMITED


                                 By:  /s/  Peter Girling
                                   ---------------------------------

                                      Print Name:    Peter Girling
                                                 -------------------

                                           Title:         Manager
                                                 ------------------------

                                           Address: Scotia House
                                                    33 Finsbury Square
                                                    London EC2A 1BB
                                                    England
                                           Attn: Peter Girling


                                           Telecopy:  (011) 44-71-826-5617
                                           Telephone: (011) 44-71-826-5788



        $15,000,000                   CAISSE NATIONALE DE CREDIT AGRICOLE


                                 By:  /s/  David Bouhl
                                    --------------------------------

                                      Print Name:  David Bouhl
                                                 ------------------------

                                      Title:  Executive Vice President
                                            -----------------------------

                                           Address: 55 East Monroe Street
                                                    Suite 4700
                                                    Chicago, Illinois 60603
                                              Attn: Joan Goodman

                                           Telecopy:  (312) 372-2830
                                           Telephone: (312) 917-7454
















        $10,000,000                   BANK OF SCOTLAND


                                 By:  /s/  Catherine M. Oniffrey
                                         ---------------------------------

                                          Print Name: Catherine M. Oniffrey
                                                      ---------------------

                                          Title:   Vice President
                                                   ---------------------------

                                      Address: 380 Madison Avenue
                                               New York, New York 10017
                                               Attn: Catherine Oniffrey

                                      Telecopy:  (212) 557-9460

                                      Telephone: (212) 490-8030

        ===============
        $90,000,000



































                                                                   EXHIBIT A-1
                                                                   -----------


                                       FORM OF
                                  DOMESTIC GUARANTY
                                  -----------------


             This Guaranty is made as of the 29th day of April, 1994 by _____________________, a ___________ (the "Guarantor"), in favor of the Agent and the Lenders (as hereinafter defined).

                                   R E C I T A L S:
                                   ----------------

             A. Scotsman Group Inc. and the other parties named therein (the "Borrowers"), the financial institutions named therein (the "Lenders")

        and The First National Bank of Chicago, as Agent (the "Agent"), have entered into a certain Credit Agreement dated as of the date hereof (as from time to time modified, supplemented or amended, the "Credit Agreement"). Each term used but not otherwise defined herein shall have the meaning ascribed to such term by the Credit Agreement.

             B. The Guarantor will receive substantial and direct benefits from the extensions of credit contemplated by the Credit Agreement and is entering into this Guaranty to induce the Agent and the Lenders to enter into the Credit Agreement and extend credit to the Borrowers thereunder.

             C. The execution and delivery of this Guaranty is a condition precedent to the obligation of the Lenders to extend credit to the Borrowers pursuant to the Credit Agreement.

             NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration and as an inducement to the Lenders to enter into the Credit Agreement and extend credit to the Borrowers, the Guarantor hereby agrees as follows:

                  1. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the
        Borrowers and (b) all other amounts from time to time owing to the
        Lenders or the Agent by the Borrowers under the Credit Agreement, the
        Notes and the other Loan Documents, including without limitation any
        Rate Hedging Obligations (the "Guaranteed Debt"), it being the intent of the Guarantor that the guaranty set forth herein shall be a guaranty of payment and not of collection.  This Guaranty is a secondary and not a primary obligation of the Guarantor in respect of





        the Guaranteed Debt and shall in no event be construed as an original undertaking by the Guarantor to incur primary liability for the Guaranteed Debt.

                  2. The Guarantor waives notice of the acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof. The Guarantor further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of any Borrower, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require the Agent or the Lenders to sue any Borrower, any other guarantor or any other person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

                  3. The Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing,

        absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Debt or any part thereof; (e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Lenders might lawfully have elected to






        apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (g) any change of ownership of any Borrower or the insolvency, bankruptcy or any other change in the legal status of any Borrower; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of any Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; (j) the existence of any claim, setoff or other rights which the Guarantor may have at any time against any Borrower or any other guarantor in connection herewith or with any unrelated transaction; (k) the Lenders' election, in any case or proceeding instituted under chapter 11 of the United States Bankruptcy Code, of the application of section 1111(b)(2) of the

        United States Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by any Borrower, as debtor in possession, under section 363 or 364 of the United States Bankruptcy Code; (m) the disallowance of all or any portion of any of the Lenders' claims for repayment of the Guaranteed Debt under section 502 or 506 of the United States Bankruptcy Code; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph. It is agreed that the Guarantor's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof and that the Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrower of the Guaranteed Debt in the manner agreed upon among the Agent, the Lenders and the Borrowers. Notwithstanding the provisions of Section 3(a),
        (b), (c) and (e) above, the validity and enforceability of this Guaranty shall be subject to the express terms of any written amendment, supplement, modification or waiver of the terms or provisions of this Guaranty signed and delivered by the Agent on behalf of the Lenders.


                  4. Credit may be granted or continued from time to time by the Lenders to the Borrowers without notice to or authorization from the Guarantor regardless of any Borrower's financial or other condition at the time of any such grant or continuation. Neither the Agent nor any Lender shall have an obligation to disclose or discuss







        with the Guarantor its assessment of the financial condition of any Borrower.

                  5. The Guarantor shall have no right of subrogation with respect to the Guaranteed Debt and hereby waives any right to enforce any remedy which the Agent or the Lenders now have or may hereafter have against any Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Debt, and the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent or the Lenders to secure payment of the Guaranteed Debt or any part thereof or any other liability of any Borrower to the Agent or the Lenders. The Guarantor hereby releases each Borrower from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, "claims" (as defined in Section 101(4) of the United States Bankruptcy Code, as amended), whether arising under any law, statute, governmental rule or regulation or judicial determination or otherwise, to which the Guarantor is or would at any time be entitled by virtue of its obligations hereunder, any payment made pursuant thereto or the exercise by the Agent or any Lender of its rights with respect to any collateral for the Guaranteed Debt, including any such claims to which the Guarantor may be entitled as a result of any right of subrogation, exoneration or reimbursement.

                  6. The Guarantor authorizes the Lenders to take any action or exercise any remedy with respect to any collateral from time to time securing the Guaranteed Debt, which the Lenders in their sole discretion shall determine, without notice to the Guarantor. Notwithstanding any reference herein to any collateral securing any of the Guaranteed Debt, it is acknowledged that, on the date hereof, neither the Guarantor nor any of its Subsidiaries has granted, or has any obligation to grant, any security interest in or other lien on any of its property as security for the Guaranteed Debt.

                  7. In the event the Lenders in their sole discretion elect to give notice of any action with respect to any collateral securing the Guaranteed Debt or any part thereof, ten (10) days' written notice mailed to the Guarantor by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice. The Guarantor consents and agrees that neither the Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Debt.


                  8. In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon demand by the Agent or the Lenders. The Guarantor further agrees that, to the extent that any Borrower makes a payment or payments to






        any of the Lenders on the Guaranteed Debt, or the Agent or the Lenders receive any proceeds of collateral securing the Guaranteed Debt, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to such Borrower, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

                  9. No delay on the part of the Agent or the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Agent or the Lenders, except as expressly set forth in a writing duly signed and delivered on the Lenders' behalf by the Agent. The failure by the Agent or the Lenders at any time or times hereafter to require strict performance by any Borrower or the Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, the Credit Agreement by any Borrower or the Guarantor and delivered to the Agent or the Lenders shall not waive, affect or diminish any right of the Agent or the Lenders at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Agent or the Lenders, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the Lenders' behalf by the Agent. No waiver by the Agent or the Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Agent or the Lenders permitted hereunder shall in any way affect or impair the Agent's or the Lenders' rights or powers, or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by the Borrowers to the Lenders shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

                  10. Subject to the provisions of SECTION 8, this Guaranty shall continue in effect until the Credit Agreement has terminated, the Guaranteed Debt has been paid in full and the other conditions of this Guaranty have been satisfied.







                  11. In addition to and without limitation of any rights, powers or remedies of the Agent or the Lenders under applicable law, any time after maturity of the Guaranteed Debt, whether by acceleration or otherwise, the Agent or the Lenders may, in their sole discretion, with notice after the fact to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Debt (a) any indebtedness due or to become due from any of the Lenders to the Guarantor, and (b) any moneys, credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Agent or any Lender whether for deposit or otherwise.

                  12. The Guarantor agrees to pay all costs, fees and expenses (including reasonable attorneys' fees and time charges, which attorneys may be employees of the Agent or a Lender) incurred by the Agent or any Lender in collecting or enforcing the obligations of the

        Guarantor under this Guaranty.

                  13. This Guaranty shall bind the Guarantor and its successors and assigns and shall inure to the benefit of the Agent, the Lenders and their successors and assigns. All references herein to the Lenders shall for all purposes also include all Purchasers and Participants (as such terms are defined in the Credit Agreement). All references herein to the Borrowers shall be deemed to include its successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for the Borrowers.

                  14. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED AND THE RIGHTS AND LIABILITIES OF THE AGENT, THE LENDERS AND THE GUARANTOR DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE GUARANTOR CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER OR BY REGISTERED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID.
        THE GUARANTOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. NOTHING

        CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.








                  15. EACH OF THE GUARANTOR AND, BY THEIR ACCEPTANCE HEREOF, THE AGENT AND EACH LENDER, WAIVES TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING HEREUNDER.

                  16. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                  17. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered to any party hereto under this Guaranty shall be in writing by telex, facsimile, U.S. mail or overnight courier and addressed or delivered to such party (a) if to the Agent or the Lenders, at their respective addresses set forth in the Credit Agreement, or (b) if to the

        Guarantor, at its address indicated on EXHIBIT A hereto, or to such other address as the Agent or the Lenders or the Guarantor designates to the Agent in writing. All notices by United States mail shall be sent certified mail, return receipt requested. All notices hereunder shall be effective upon delivery or refusal of receipt; provided, that any notice transmitted by telex or facsimile shall be deemed given when transmitted (answerback confirmed in the case of telexes).

                  18. All payments hereunder shall be made by the Guarantor in the currency in which the Guaranteed Debt was borrowed (the "Specified Currency") and in the manner and at the address (the "Specified Place") specified in Section 2.12(a) of the Credit Agreement for the payment of such Guaranteed Debt. Payment of the Guaranteed Debt shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transferred to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Judgment Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Agent could purchase the Judgment Currency with that amount of the Specified Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Guarantor in respect of any such sum due from it to the Agent or any Lender hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Judgment Currency, such Entitled Person may in accordance with normal banking






        procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Judgment Currency so adjudged to be due; and the Guarantor, as a separate Obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

                  19. (a) Except as otherwise required by applicable law, all sums payable by the Guarantor whether in respect of principal, interest, fees or otherwise shall be paid without deduction for any present and future taxes, levies, assessments, imposts, deductions, charges or withholdings imposed by any country, any Governmental Agency thereof or therein, any jurisdiction from which any or all such payments are made and any political subdivision or taxing authority thereof or therein, excluding income and franchise taxes (and deductions and withholdings therefor) imposed on the Agent or any

        Lender (i) by the jurisdiction under the laws of which the Agent or such Lender is organized or any Governmental Agency or taxing authority thereof or therein, or (ii) by any jurisdiction in which the Agent's or such Lender's Lending Installations are located or any Governmental Agency or taxing authority thereof or therein (such excluded taxes, deductions and withholdings, collectively, "Excluded Taxes", and all such taxes, levies, imposts, deductions, charges and withholdings (including Excluded Taxes), collectively, "Taxes"), which amounts shall be paid by such Borrower as provided in SECTION 19(B).

                  (b) If (i) the Guarantor or any other Person is required by law to make any deduction or withholding on account of any Tax (other than Excluded Taxes) or other amount from any sum paid or expressed to be payable by the Guarantor to any Lender under this Agreement; or
        (ii) any party to this Agreement (or any Person on its behalf) other than the Guarantor is required by law to make any deduction or withholding from, or (other than on account of any Excluded Tax) any payment on or calculated by reference to the amount of, any such sum received or receivable by any Lender under this Agreement, then:

                  (w) the Guarantor shall notify the Agent of any such requirement or any change in any such requirement as soon as the Guarantor becomes aware of it;

                  (x)  the Guarantor shall pay any such Tax or other amount

                       before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on the Guarantor) for its own account or (if that liability is imposed on the Agent or any Lender) on behalf of and in the name of that party;







                  (y) the sum payable by the Guarantor in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and

                  (z) within thirty (30) days after payment of any sum from which the Guarantor is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax or other amount which it is required by clause (x) above to pay, it shall deliver to the Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as (i) are reasonably satisfactory to other affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and
                       (ii) are reasonably required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment.

                  [20. The Guarantor hereby represents and warrants that each of the representations and warranties made by the Borrowers and set forth in Article V of the Credit Agreement (which Article V, together with all related definitions, is hereby incorporated by reference herein and made a part hereof) are true and correct on and as of the date hereof, both before and after giving effect to the Closing Transactions (except to the extent otherwise set forth in such Section
        V).

                  21. The Guarantor hereby agrees that during the term of this Guaranty, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of its Subsidiaries to, comply with each of the covenants made by the Borrowers and set forth in
        Article VI of the Credit Agreement, which Article VI (together with all related definitions) is hereby incorporated by reference herein and made a part hereof; provided, that any waiver of compliance with any of such covenants granted to the Borrowers pursuant to the Credit Agreement shall likewise constitute a waiver hereunder of compliance by the Guarantor with such covenants.]

                             [NOTE:  INCLUDE PREVIOUS TWO
                        PARAGRAPHS IN GUARANTY OF INDUSTRIES]






                  [20. It is understood that while the amount of the Guaranteed Debt guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action of the Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.]

             [NOTE:  INCLUDE PREVIOUS PARAGRAPH IN SUBSIDIARY GUARANTIES]


                              [signature page to follow]









































             IN WITNESS WHEREOF, the Guarantor has entered into this Guaranty as of the 29th day of April, 1994.


                                           [GUARANTOR]



                                           By:___________________________

                                           Its:__________________________
















































                                EXHIBIT A TO GUARANTY
                                ---------------------



        [ADDRESS OF GUARANTOR]



















































                                                                   EXHIBIT A-2
                                                                   -----------

                                       FORM OF
                                   FOREIGN GUARANTY
                                   ----------------

             This Guaranty is made as of the 29th day of April, 1994 by _____________________, a ___________ (the "Guarantor"), in favor of the Agent and the Lenders (as hereinafter defined).

                                   R E C I T A L S:
                                   ----------------

             A. Scotsman Group Inc. and the other parties named therein (the "Borrowers"), the financial institutions named therein (the "Lenders") and The First National Bank of Chicago, as Agent (the "Agent"), have entered into a certain Credit Agreement dated as of the date hereof

        (as from time to time modified, supplemented or amended, the "Credit Agreement"). Each term used but not otherwise defined herein shall have the meaning ascribed to such term by the Credit Agreement.

             B. The Guarantor will receive substantial and direct benefits from the extensions of credit contemplated by the Credit Agreement and is entering into this Guaranty to induce the Agent and the Lenders to enter into the Credit Agreement and extend credit to the Borrowers thereunder.

             C. The execution and delivery of this Guaranty is a condition precedent to the obligation of the Lenders to extend credit to the Borrowers pursuant to the Credit Agreement.

             NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration and as an inducement to the Lenders to enter into the Credit Agreement and extend credit to the Borrowers, the Guarantor hereby agrees as follows:

                  1. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Borrowers which constitute Foreign Subsidiaries (the "Foreign

        Borrowers") and (b) all other amounts from time to time owing to the Lenders or the Agent by the Foreign Borrowers under the Credit
        Agreement, the Notes and the other Loan Documents, including without limitation any Rate Hedging Obligations (the "Guaranteed Debt"), it being the intent of the Guarantor that the guaranty set forth herein shall be a guaranty of payment and not of collection. This Guaranty is a secondary and not a primary obligation of the Guarantor in respect of the Guaranteed Debt and shall in no event be construed as





        an original undertaking by the Guarantor to incur primary liability for the Guaranteed Debt.

                  2. The Guarantor waives notice of the acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof. The Guarantor further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of any Borrower, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require the Agent or the Lenders to sue any Borrower, any other guarantor or any other person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

                  3. The Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Debt or any part thereof; (e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to






        amounts which are not covered by this Guaranty; (g) any change of ownership of any Borrower or the insolvency, bankruptcy or any other change in the legal status of any Borrower; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of any Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; (j) the existence of any claim, setoff or other rights which the Guarantor may have at any time against any Borrower or any other guarantor in connection herewith or with any unrelated transaction; (k) the Lenders' election, in any case or proceeding instituted under chapter 11 of the United States Bankruptcy Code, of the application of section 1111(b)(2) of the United States Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by any Borrower, as debtor in possession, under section 363 or 364 of the United States Bankruptcy Code; (m) the disallowance of all or any portion of any of the Lenders' claims for repayment of the Guaranteed Debt under section 502 or 506 of the United States Bankruptcy Code; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph. It is agreed that the Guarantor's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof and that the Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrower of the Guaranteed Debt in the manner agreed upon among the Agent, the Lenders and the Borrowers. Notwithstanding the provisions of Section 3(a),
        (b), (c) and (e) above, the validity and enforceability of this Guaranty shall be subject to the express terms of any written amendment, supplement, modification or waiver of the terms or provisions of this Guaranty signed and delivered by the Agent on behalf of the Lenders.


                  4. Credit may be granted or continued from time to time by the Lenders to the Borrowers without notice to or authorization from the Guarantor regardless of any Borrower's financial or other condition at the time of any such grant or continuation. Neither the Agent nor any Lender shall have an obligation to disclose or discuss with the Guarantor its assessment of the financial condition of any Borrower.






                  5. The Guarantor shall have no right of subrogation with respect to the Guaranteed Debt and hereby waives any right to enforce any remedy which the Agent or the Lenders now have or may hereafter have against any Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Debt, and the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent or the Lenders to secure payment of the Guaranteed Debt or any part thereof or any other liability of any Borrower to the Agent or the Lenders. The Guarantor hereby releases each Borrower from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, "claims" (as defined in Section 101(4) of the United States Bankruptcy Code, as amended), whether arising under any law, statute, governmental rule or regulation or judicial determination or otherwise, to which the Guarantor is or would at any time be entitled by virtue of its obligations hereunder, any payment made pursuant thereto or the exercise by the Agent or any Lender of its rights with respect to any collateral for the Guaranteed Debt, including any such claims to which the Guarantor may be entitled as a result of any right of subrogation, exoneration or reimbursement.

                  6. The Guarantor authorizes the Lenders to take any action or exercise any remedy with respect to any collateral from time to time securing the Guaranteed Debt, which the Lenders in their sole discretion shall determine, without notice to the Guarantor. Notwithstanding any reference herein to any collateral securing any of the Guaranteed Debt, it is acknowledged that, on the date hereof, neither the Guarantor nor any of its Subsidiaries has granted, or has any obligation to grant, any security interest in or other lien on any of its property as security for the Guaranteed Debt.

                  7. In the event the Lenders in their sole discretion elect to give notice of any action with respect to any collateral securing the Guaranteed Debt or any part thereof, ten (10) days' written notice mailed to the Guarantor by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice. The Guarantor consents and agrees that neither the Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Debt.

                  8. In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed upon the insolvency,

        bankruptcy or reorganization of any Borrower, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon demand by the Agent or the Lenders. The Guarantor further agrees that, to the extent that any Borrower makes a payment or payments to any of the Lenders on the Guaranteed Debt, or the Agent or the Lenders receive any proceeds of collateral securing the Guaranteed Debt, which payment or receipt of proceeds or any part thereof is subsequently






        invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to such Borrower, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

                  9. No delay on the part of the Agent or the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Agent or the Lenders, except as expressly set forth in a writing duly signed and delivered on the Lenders' behalf by the Agent. The failure by the Agent or the Lenders at any time or times hereafter to require strict performance by any Borrower or the Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, the Credit Agreement by any Borrower or the Guarantor and delivered to the Agent or the Lenders shall not waive, affect or diminish any right of the Agent or the Lenders at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Agent or the Lenders, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the Lenders' behalf by the Agent. No waiver by the Agent or the Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Agent or the Lenders permitted hereunder shall in any way affect or impair the Agent's or the Lenders' rights or powers, or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by the Borrowers to the Lenders shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

                  10.  Subject to the provisions of SECTION 8, this Guaranty shall continue in effect until the Credit Agreement has terminated, the Guaranteed Debt has been paid in full and the other conditions of this Guaranty have been satisfied.

                  11. In addition to and without limitation of any rights, powers or remedies of the Agent or the Lenders under applicable law, any time after maturity of the Guaranteed Debt, whether by






        acceleration or otherwise, the Agent or the Lenders may, in their sole discretion, with notice after the fact to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Debt (a) any indebtedness due or to become due from any of the Lenders to the Guarantor, and (b) any moneys, credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Agent or any Lender whether for deposit or otherwise.

                  12. The Guarantor agrees to pay all costs, fees and expenses (including reasonable attorneys' fees and time charges, which attorneys may be employees of the Agent or a Lender) incurred by the Agent or any Lender in collecting or enforcing the obligations of the Guarantor under this Guaranty.

                  13.  This Guaranty shall bind the Guarantor and its

        successors and assigns and shall inure to the benefit of the Agent, the Lenders and their successors and assigns. All references herein to the Lenders shall for all purposes also include all Purchasers and Participants (as such terms are defined in the Credit Agreement). All references herein to the Borrowers shall be deemed to include its successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for the Borrowers.

                  14. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED AND THE RIGHTS AND LIABILITIES OF THE AGENT, THE LENDERS AND THE GUARANTOR DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE GUARANTOR CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER OR BY REGISTERED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID.
        THE GUARANTOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO BRING ANY ACTION OR PROCEEDING

        AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                  15. EACH OF THE GUARANTOR AND, BY THEIR ACCEPTANCE HEREOF, THE AGENT AND EACH LENDER, WAIVES TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING HEREUNDER.







                  16. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                  17. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered to any party hereto under this Guaranty shall be in writing by telex, facsimile, U.S. mail or overnight courier and addressed or delivered to such party (a) if to the Agent or the Lenders, at their respective addresses set forth in the Credit Agreement, or (b) if to the Guarantor, at its address indicated on EXHIBIT A hereto, or to such other address as the Agent or the Lenders or the Guarantor designates to the Agent in writing. All notices by United States mail shall be sent certified mail, return receipt requested. All notices hereunder shall be effective upon delivery or refusal of receipt; provided, that any notice transmitted by telex or facsimile shall be deemed given when transmitted (answerback confirmed in the case of telexes).

                  18. All payments hereunder shall be made by the Guarantor in the currency in which the Guaranteed Debt was borrowed (the "Specified Currency") and in the manner and at the address (the "Specified Place") specified in Section 2.12(a) of the Credit Agreement for the payment of such Guaranteed Debt. Payment of the Guaranteed Debt shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transferred to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Judgment Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Agent could purchase the Judgment Currency with that amount of the Specified Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Guarantor in respect of any such sum due from it to the Agent or any Lender hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Judgment Currency, such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Judgment Currency so adjudged to be due; and the Guarantor, as a separate Obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against,






        and to pay such Entitled Person on demand, in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

                  19. (a) Except as otherwise required by applicable law, all sums payable by the Guarantor whether in respect of principal, interest, fees or otherwise shall be paid without deduction for any present and future taxes, levies, assessments, imposts, deductions, charges or withholdings imposed by any country, any Governmental Agency thereof or therein, any jurisdiction from which any or all such payments are made and any political subdivision or taxing authority thereof or therein, excluding income and franchise taxes (and deductions and withholdings therefor) imposed on the Agent or any Lender (i) by the jurisdiction under the laws of which the Agent or such Lender is organized or any Governmental Agency or taxing authority thereof or therein, or (ii) by any jurisdiction in which the Agent's or such Lender's Lending Installations are located or any

        Governmental Agency or taxing authority thereof or therein (such excluded taxes, deductions and withholdings, collectively, "Excluded Taxes", and all such taxes, levies, imposts, deductions, charges and withholdings (including Excluded Taxes), collectively, "Taxes"), which amounts shall be paid by such Borrower as provided in SECTION 19(b).

                  (b) If (i) the Guarantor or any other Person is required by law to make any deduction or withholding on account of any Tax (other than Excluded Taxes) or other amount from any sum paid or expressed to be payable by the Guarantor to any Lender under this Agreement; or
        (ii) any party to this Agreement (or any Person on its behalf) other than the Guarantor is required by law to make any deduction or withholding from, or (other than on account of any Excluded Tax) any payment on or calculated by reference to the amount of, any such sum received or receivable by any Lender under this Agreement, then:

                  (w) the Guarantor shall notify the Agent of any such requirement or any change in any such requirement as soon as the Guarantor becomes aware of it;

                  (x) the Guarantor shall pay any such Tax or other amount before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on the Guarantor) for its own account or (if that liability is imposed on the

                       Agent or any Lender) on behalf of and in the name of that party;

                  (y) the sum payable by the Guarantor in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not






                       ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and

                  (z) within thirty (30) days after payment of any sum from which the Guarantor is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax or other amount which it is required by clause (x) above to pay, it shall deliver to the Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as (i) are reasonably satisfactory to other affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and
                       (ii) are reasonably required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment.

                  20. It is understood that while the amount of the Guaranteed Debt guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action of the Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

                              [signature page to follow]



















             IN WITNESS WHEREOF, the Guarantor has entered into this Guaranty as of the 29th day of April, 1994.

                                           [GUARANTOR]

                                           By:___________________________

                                           Its:__________________________



















































                                EXHIBIT A TO GUARANTY
                                ---------------------

        [ADDRESS OF GUARANTOR]





















































                                      EXHIBIT B

                                       FORM OF
                                REVOLVING CREDIT NOTE

        US$____________                                 Dated:  April __, 1994

                  FOR VALUE RECEIVED, the undersigned (the "Borrower") HEREBY PROMISES TO PAY to the order of ______________________________ (the
        "Lender") the principal sum of _________ Million United States Dollars (US$___________) or, if less, the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement (as hereinafter defined), on or before the Facility Termination Date; together, in each case, with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding. Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Both principal and interest shall be payable in the applicable currency determined in accordance with the Credit Agreement to The First National Bank of Chicago, as Agent (the "Agent") on behalf of the Lender, at its office determined in accordance with the Credit Agreement in immediately available funds. The Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by the Lender and, prior to any transfer thereof, endorsed on Schedule A attached hereto which is part of this Revolving Credit Note or otherwise in accordance with its usual practices; provided, however, that the failure to so record shall not affect the Borrower's obligations under this Revolving Credit Note.

                  This Revolving Credit Note is a Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of April __, 1994 by and among the Borrower, the other borrowers signatory thereto, the financial institutions signatory thereto (including the Lender) and the Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Credit Note.





                  THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                                      [Borrower]


                                      By:________________________________

                                      Title:_____________________________















































                                                                    SCHEDULE A

                                Revolving Credit Note

                                 dated April __, 1994

                               payable to the order of

                                      [Lender]
                              -------------------------

        ------------------------------------------------------------------

                                  PRINCIPAL PAYMENTS

        __________________________________________________________________



                                 Amount of       Unpaid
                                 Principal      Principal      Notation
        Date      Borrower         Repaid        Balance       Made by
        ----      --------       ---------      ---------      --------



































                                                                   Exhibit C-1
        APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT

        FIRST CHICAGO                      F.N.B.C. No_____________________
        The First National Bank of Chicago           (FOR BANK USE ONLY)
        Import Services Unit
        Mail Suite 0236
        Chicago, Illinois  60670-0236      Date___________________________

        Please issue an irrevocable Letter of Credit substantially as set forth below and forward same by:

        __ Airmail     __Full Cable, directly to the           __Return
        original
                    beneficiary, telex number: _________    Credit to us

        __ Other: ___________
        _____________________


        In issuing the credit you are expressly authorized to make such changes from the terms of the application as you, in your sole discretion, may deem advisable provided no such changes shall vary the principal terms hereof.

        ______________________________________________________________________
                                           FOR ACCOUNT OF


        ______________________________________________________________________
             IN FAVOR OF (BENEFICIARY)          AMOUNT


                                 ____________________________________________
                                 Drafts must be presented for negotiation or payment on or before (Expiry Date)

        ______________________________________________________________________
        Available by drafts at sight drawn, at your option, on you or your correspondent when accompanied by the following documents, as checked:

        C  __  beneficiary's signed statement, reading as follows:
        H
        E  (quote)___________________________________________________________

        C  ___________________________________________________________________
        K  ___________________________________________________________________
           ___________________________________________________________________
        D  ___________________________________________________________________
        O  ___________________________________________________________________
        C  __________________________________________________(unquote)
        U
        M  __  copy (ies) of commercial invoice(s)____________________________





        E  ___________________________________________________________________
        N
        T
        S

        R  __  other documents________________________________________________
        E
        Q  __  other instructions_____________________________________________
        U  ___________________________________________________________________
        I  ___________________________________________________________________
        R  ___________________________________________________________________
        E  ___________________________________________________________________
        D  ___________________________________________________________________


        Unless otherwise instructed, documents should be forwarded to you in one airmail.


        Without limiting and in addition to the provisions, terms and conditions set forth on the reverse hereof, you are hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of the Credit requested by this application without regard to, and without any duty on your part to inquire into, the existence of any disputes or controversies between any of the undersigned, the beneficiary of the Credit or any other person, firm or corporation; or the respective rights, duties or liabilities of any of them; or whether any facts or occurrences represented in any of the documents presented under the Credit are true or correct. Furthermore, we fully understand and agree that your sole obligation to us shall be limited to honoring requests for payment made under and in compliance with the terms of the Credit and this application and your obligation remains so limited even if you may have assisted us in the preparation of the wording of the Credit or any documents required to be presented thereunder and even if you may otherwise be aware of the underlying transaction giving rise to the Credit and this application.

                 PLEASE DATE AND OFFICIALLY SIGN THE AGREEMENT ON THE
                           REVERSE SIDE OF THIS APPLICATION

        Any and all attachments and/or alterations must be individually signed
















                         SECURITY AND REIMBURSEMENT AGREEMENT
                       FOR IRREVOCABLE STANDBY LETTER OF CREDIT

             In consideration of your issuing a standby letter of credit (the "Credit") substantially according to the Application appearing on the reverse side hereof, or as attached hereto and installed by us, we, the undersigned, hereby jointly and severally contract as follows:

             1. We agree, in the case of each sight draft or drawing under or purporting to be under the Credit in United States currency, to reimburse you, on demand at your head office in Chicago in United States currency, the amount paid on such drafts or drawings together with interest thereon form the date of drawing to the date of reimbursement; or, if so required by you, to pay you in advance at your head office the amount required to pay such draft or drawing.

             2. We agree, in the case of each sight draft or drawing under or purporting to be under the Credit in currency other than United

        States currency, to reimburse you, on demand at your head office in Chicago, the equivalent of the amount paid, in United States currency at the rate of exchange then current in Chicago for cable transfer to the place of payment in the currency in which such draft is drawn, or drawing made, such rate to be determined by you in your sole discretion, together with interest thereon from the date of drawing to the date of reimbursement; or, if so required by you, to pay you, at your head office in Chicago, in advance, in United States currency, the equivalent of the amount required to pay the same.

             If, for any cause whatsoever, there exists at the time in question no rate of exchange generally current in Chicago for effective cable transfers of the sort above provided for, we agree to pay you on demand an amount in United States currency equivalent to the actual cost of settlement of your obligation to the payor of the drawing or draft or any holder thereof, as the case may be, and however and whenever such settlement may be made by you, including interest on the amount of U.S. currency payable by us from the date of payment of such draft or drawing to the date of our payment to you.

             3. We agree to pay you on demand a commission on the Credit at such rate as you may determined to be proper in the market for such credits and to reimburse you on demand for any and all charges and expenses which may be paid or incurred by you in connection with the Credit (whether incurred before or after the stated expiration date of the Credit), together with interest on any and all such amounts from the date of demand until paid in full, including without limitation
        (a) any and all out - of - pocket expenses and charges in connection with the administration, collection, and enforcement of this Agreement and the Credit, including attorney's fees related thereto, and (b) any and all applicable reserve or similar requirements and any and all premiums, assessments, or levies imposed upon you by any agency or






        instrumentality of any government, including without limitation any Federal Deposit Insurance Corporation assessments or charges.

             4. If any change in law or any government rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof affects the amount of capital required or expected to be maintained by you or any corporation controlling you and you determine the amount of capital required is increased by or based upon the existence of this application for standby letters of credit or any letter of credit issued under this application or upon agreements or letters of credit of this type, then you may notify us of such fact. We and you shall thereafter attempt to negotiate an adjustment to the commission payable hereunder which will adequately compensate you in light of these circumstances. If we and you are unable to agree to such adjustment within 30 days of the date on which we receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such change) the commission payable shall increase by an amount which will, in your sole determination, provide adequate compensation.

             5. We agree to hold you and your correspondents indemnified and harmless against any and all loss, cost, expense, liability or damage, including attorneys fees related thereto, howsoever arising from or in connection with the Credit. Without limiting the generality of the foregoing, we agree to hold you indemnified and harmless for any and all amounts adjudicated or otherwise ordered by any court or other tribunal to be payable by you in connection with the Credit to the beneficiary or its or their respective successors, assigns, heirs, and legal representatives, at any time before or after the expiration of the Credit, including without limitation the principal amount of any and all drafts drawn under or purporting to have been drawn under the Credit, together with any and all interest thereon and any and all costs and expenses (including attorney's fees) incurred by you in connection with any such adjudication, or order; except, only if, and to the extent that any such amount shall be adjudicated or ordered to be payable as a result of your wilful misconduct or gross negligence.

             6. All interest charged by you hereunder shall be at the rate customarily charged by you at the time in like circumstances and shall be calculated on the basis of the actual number of days elapsed in a 360 - day year.

             7.   Any and all amounts which may become due and payable to you under this Agreement shall be paid in immediately available funds without setoff or deduction and may, in your discretion, and if not otherwise paid, be charged by you to any available funds then held by you for our account. If you shall require payment in advance of the amount necessary to pay drafts drawn or drawings made under the Credit, the funds shall be deposited in a special collateral account







        which shall be charged to reimburse you for such amounts paid by you and drawn under or purporting to be drawn under the Credit.

             [Paragraph 8 deleted.]

             9. In the event of (a) any default hereunder, (b) the death, failure in business, dissolution or termination of existence of any of the undersigned, (c) the filing of any petition in bankruptcy by or against any of the undersigned, (d) the commencement of any proceeding in bankruptcy or relating to the relief of debtors for the relief or readjustment of any indebtedness of the undersigned, either through reorganization, composition, extension, or otherwise, (e) an assignment of any of the undersigned for the benefit of creditors or the utilization by any of the undersigned of any insolvency laws, (f) the appointment of a receiver of any property of any of the undersigned at any time, or (g) any attachment distrainment of property of any of the undersigned which may be in, or come into, your possession and control or that of any third party acting for you as aforesaid, or the subjection of such property at any time to any mandatory order of court legal process; then, or at any time after the happening of any such event, the amount of the Credit, both drawn and undrawn, as well as any and all other amounts payable hereunder to you (to the extent not theretofore paid to you hereunder) shall become immediately due and payable without demand or notice.

             10. The rights which you possess hereunder shall continue unimpaired, and the undersigned shall remain obligated in accordance with the terms and provisions hereof, notwithstanding the release or substitution of any property which may be held as security hereunder at any time, or of any right or interest therein. No delay, extension of time, renewal, compromise of your rights hereunder unless you or your authorized agent shall have signed such waiver in writing. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver or as to any continuance of a breach after such waiver.

             11. We agree that this Agreement shall not be waived, altered, modified, or amended as to any of its terms and provisions except as you may consent thereto in writing duly signed for on your behalf. In the event of any extension of the maturity or time for presentation of drafts or documents, or any other modification of the terms of the Credit, at the request of any of us, with or without notification to the others, or in the event of any increase in the amount of the

        Credit at our request, this Agreement shall be binding upon us with regard to the Credit so increased or otherwise modified, to drafts, documents, and property covered thereby, and to any action taken by you or any of your correspondents in accordance with such extension, increase, or other modification.








             12. We agree that you, your branches, affiliates and/or correspondents, shall not be liable or responsible in any respect for:
        (a) the use which may be made of the Credit or for any acts or omissions of the users of the Credit: (b) the validity, sufficiency, or genuineness of documents which you have determined in good faith to comply on their face with the terms of the Credit, even if such documents should in fact prove to be in any or all respects invalid, fraudulent, or forged; (c) particular conditions stipulated in the documents or superimposed thereon; (d) any error, omission, interruption, or delay in transmission or delivery of any one or more messages or advices in connection with the credit whether transmitted by mail, cable, telegraph, wireless or otherwise and despite any cipher or code which may be employed; or (e) any action, inaction, or omission which may be taken or suffered by you or them in good faith or through inadvertence in identifying or failing to identify any beneficiary(ies) or otherwise in connection with the Credit. The happening of any one or more of the contingencies listed in this Section shall not affect, impair or prevent, the vesting of any of your rights or powers hereunder or our obligation to make reimbursement.

             13. We hereby certify and agree that no transactions in connection with the Credit will be undertaken in violation of any United States or foreign laws or regulations. If this Agreement should be terminated or revoked as to us by operation of law, we will indemnify and save you harmless from any loss which may be incurred by you in acting hereunder prior to the receipt by you or your successors, transferees, or assigns of notice in writing of such termination or revocation.

             14. The word "property" as used herein includes goods and merchandise (as well as any and all document relative thereto), securities, funds, monies (whether United States currency or otherwise), choses in action and any and all other to forms of property, whether real, person or mixed and any right of interest of the undersigned, or any one or more of them, therein thereto.

             15. If the undersigned is a corporation, it hereby represents and warrants to you that: (a) it is duly organized and validly existing and is duly authorized to enter into this Agreement and to perform its obligations hereunder; and (b) the execution and delivery of this Agreement do not, and the performance of the obligations under this Agreement will not, violate any provisions of law, of the certificate of incorporation or by - laws of the undersigned, or of any agreement, indenture, note or other instrument which is binding on the undersigned.

             16. If this Agreement is signed by one party, the terms "we", "ours", "us" shall be read throughout as "I", "my", "me" as the case maybe. If this Agreement is signed by two or more parties, it shall



        constitute the joint and several agreement of such parties. Except as otherwise expressly provided in this Application and agreement or as you and we may otherwise expressly agree with regard to, and prior to your issuance of the Credit, the "Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce, Publication 400", or such subsequent Uniform Custom and practice as established by the International Chamber of Commerce and in effect at the time of reference thereto (hereinafter referred to as the "UCP"), shall be deemed a part hereof as fully as if incorporated herein, shall be binding on the Credit and shall serve, in the absence of proof expressly to the contrary, as evidence of general banking usage.

















































             17. This Agreement shall become effective upon your receipt thereof and shall be governed in all respects, except to the extent such laws are inconsistent with the UCP, by the laws of the State of Illinois. United States of America, and shall be binding upon the undersigned and its, his or her or their respective successors, assigns, heirs, and legal representatives. No assignment or other transfer of all or any of the rights of the undersigned hereunder, whether with regard to any property or otherwise, may be made without your prior consent in writing.

                            Very truly yours,


                            __________________________________________________
                            Company or individual Name (Applicant/Obligor)

                            __________________________________________________
                                 Official Signature and Title


                            Address:__________________________________________
                                           Street

                            __________________________________________________
                            City                State               Zip

                            __________________________________________________
                            Contact Party                      Telephone



        Commissions will be debited to the Demand Deposit Account of the Applicant/Obligor unless otherwise agreed,


























        ______________________________________________________________________
        FOR BANK USE ONLY:  Liabilities outstanding: Approved by:

             Import Contingent _________________     _________________________

             Standby Contingent ________________     _________________________
                                                     Signature of Relationship
             Acceptances _______________________     Manager with authority to
                                                     initial notes for this
                  Total ________________________     Applicant/Obligor

                                                     Credit Responsibility:

                                                     MAS No. _________________

                                                     Group Name_______________


        ______________________________________________________________________
             IF THE LETTER OF CREDIT IS SECURED BY A SEGREGATED CASH DEPOSIT TO BE DEBITED TO THE CUSTOMER'S ACCOUNT AT ISSUANCE. PLEASE CHECK __
        ______________________________________________________________________


































                                                                   Exhibit C-2
        FIRST CHICAGO
        The First National Bank of Chicago
               APPLICATION FOR IRREVOCABLE COMMERCIAL LETTER OF CREDIT

        Import Services Unit               F.N.B.C. No. _____________________
        Mail Suite 0236                                  (For Bank Use Only)
        Chicago, Illinois  60670-0236           Date__________________________

        Please issue an irrevocable Letter of Credit substantially as set forth below and forward same by:

        __Airmail __Full Cable, directly to the __Full Cable, for delivery to
                    beneficiary,                  the beneficiary by the
                    telex number: _________       advising bank

        __Return original        Other: ___________
          Credit to us__         _____________________


        In issuing the credit you are expressly authorized to make such changes from the terms of the application as you, in your sole discretion, may deem advisable provided no such changes shall vary the principal terms hereof.

        ______________________________________________________________________
                                           FOR ACCOUNT OF

        ______________________________________________________________________
             IN FAVOR OF (BENEFICIARY)          AMOUNT


                                      ______________________________________
                                      Drafts must be presented for Negotiation or to Drawee on or before (Expiry Date)

        ______________________________________________________________________
        Shipment from:      Latest Shipping Date_________

        ___  Partial Shipments Prohibited

        ___  Transshipments Prohibited

        To:

        ______________________________________________________________________

        ___ Documents must be presented to negotiating or paying bank within
        ____________ days after the date of issuance of documents evidencing shipment or dispatch or taken in charge (shipping documents) but within validity of letter of credit.







        Available by drafts___________________________________________________
        drawn, at your option, on you or your correspondent
        for____________________________________% of the invoice value.
        Discount charges are for ___ Applicant ___Beneficiary. Banking charges other than FNBC are for ___ Applicant ___ Beneficiary.

        When accompanied by the following documents, as checked:

          C  [111]  __ Commercial Invoice  [110] __ Packing List
          H  [112]  __ Customs Invoice
          E  [890]  __ Marine and War Risk
          C            Insurance Policy and/or Certificate
          K            _______________________________________________
                       (Indicate Special Instructions for Insurance,
          D             if any)
          O         __ Certificate of Origin
          C  [912]  __ GSP Certificate of Origin Form A
          U         __ Other Documents_______________________________________

          M  _________________________________________________________________
          E  _________________________________________________________________
          N  _________________________________________________________________
          T  _________________________________________________________________
          S
             __ Full Set of Clean On Board Original Ocean Bills of Lading (if R more than one original has been issued all are required)
          E  Issued to order of:______________________________________________
          Q
          U Marked Freight: Collect/Paid and Notify: _______________________ I _________________________________________________________________
          R
          E  __ Air Waybill Consigned to: ____________________________________
          D  Marked Freight:  Collect/Paid and Notify: _______________________

        COVERING: Merchandise described in the invoice as: (Mention commodity only in generic terms omitting details as to grade, quality, etc.
        ______________________________________________________________________
        ______________________________________________________________________
        ______________________________________________________________________

        Check one:     Terms   __ EX FACTORY  __ FAS  __FOB  __C&F  __ CIF
                               __ C&I


        [113]     __   Insurance effected by applicant.  Applicant agrees to
                       keep insurance coverage in force until this transaction is completed.

        [886]     __   Please instruct the negotiating or Drawee Bank to
                       forward one set of negotiable documents to
                       __ Customs House Broker   __ Applicant






        ______________________________________________________________________
        Other instructions:  __ L/C is transferable   __ Combined shipment
                                                         permitted
        Unless otherwise instructed, documents shall be forwarded to you in one airmail

        Without limiting and in addition to the provisions, terms and conditions set forth on the reverse hereof, you are hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of the Credit requested by this application without regard to, and without any duty on your part to inquire into, the existence of any disputes or controversies between any of the undersigned, the beneficiary of the Credit or any other person, firm or corporation; or the respective rights, duties or liabilities of any of them; or whether any facts or occurrences represented in any of the documents presented under the Credit are true or correct. Furthermore, we fully understand and agree that your sole obligation to us shall be limited to honoring requests for payment under and in compliance with the terms of the Credit and this application and your obligation remains so limited even if you may have assisted us in the preparation of the wording of the Credit or any documents required to be presented thereunder and even if you may otherwise be aware of the underlying transaction giving rise to the Credit and this application.

                    PLEASE DATE AND OFFICIALLY SIGN THE AGREEMENT
                       ON THE REVERSE SIDE OF THIS APPLICATION

        Any and all attachments and/or alterations must be individually signed




























                         SECURITY AND REIMBURSEMENT AGREEMENT
                     FOR IRREVOCABLE COMMERCIAL LETTER OF CREDIT

             In consideration of your issuing a commercial letter of credit (the "Credit"), substantially according to the Application appearing on the reverse side hereof or as attached hereto and individually signed by us, we, the undersigned, hereby jointly and severally contract as follows:

             1. We agree: (a) in the case of each sight draft under or purporting to be under the Credit in United States currency, to reimburse you at your head office in Chicago on demand, in United States currency, the amount paid on such draft, or, if so demanded by you, to pay you at your office in advance in United States currency the amount required to pay such draft; and (b) in the case of each acceptance under or purporting to be under the Credit in United States currency, to pay to you at your head office in Chicago in United States currency the amount thereof on demand but in any event not later than the date of maturity.

             2. We agree: (a) in the case of each sight draft under or purporting to be under the Credit in currency other than United States currency, to reimburse you on demand at your head office in Chicago the equivalent of the amount paid in United States currency at the rate of exchange then current in Chicago for cable transfer to the place of payment in the currency in which such draft is drawn, together with interest thereon from the date of payment to the date of reimbursement; or if so required by you, to pay you at your head office in Chicago in advance in United States currency the equivalent of the amount required to pay the same; and (b) in the case of each acceptance under or purporting to be under the Credit in currency other than United States currency, to pay you on demand at your head office in Chicago the equivalent of the acceptance in United States currency (i) if payment is made by us in time to reach your head office in Chicago not later than the date of maturity, at the rate of exchange current in Chicago at the time of transmission for cable or wire transfer to the place of payment in the currency in which the acceptance is payable or (ii) if payment is made at your head office in Chicago on the maturity date, at the rate of exchange then current in Chicago for cable or wire transfer to the place of payment in the currency in which the acceptance is payable.

             If, for any cause whatsoever, there exists at the time in

        question no rate of exchange generally current in Chicago for effective cable or wire transfers of the sort above provided for, we agree to pay you on demand an amount in United States currency equivalent to the actual cost of settlement of your obligation to the payor of the draft or acceptance or any holder thereof, as the case may be, and however and whenever such settlement may be made by you, including interest on the amount of United States currency payable by






        us from the date of payment of such draft or drawing to the date of our payment to you.

             3. In the event that any drafts are drawn by us on you in order to refinance any obligation set forth in the preceding two sections, and such drafts, at your option, are accepted by you, we agree to pay you at your head office in Chicago on demand, but in any event not later than the maturity date, the amount of each such acceptance.

             4. We agree to pay you on demand a commission on the Credit at such rate as you may determine to be proper in the market for such credits and to reimburse you on demand for any and all charges and expenses which may be paid or incurred by you in connection with the Credit (whether incurred before or after the stated expiration date of the Credit), together with interest at the rate customarily charged by you at the time in like circumstances on any and all such amounts from the date of demand until paid in full, including without limitation
        (a) any and all out-of-pocket expenses and charges in connection with the administration, collection and enforcement of this Agreement and the Credit, including attorney's fees related thereto, and (b) any and all applicable reserve or similar requirements and any and all premiums, assessments, or levies imposed upon you by any agency or instrumentality of any government, including, without limitation, FDIC assessments or charges.

             5. If any change in law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof affects the amount of capital required or expected to be maintained by you or any corporation controlling you and you determine the amount of capital required is increased by or based upon the existence of this Agreement, the Credit or the Application or upon agreements or letters of credit of similar type, then you may notify us of such fact. We and you shall thereafter attempt to negotiate an adjustment to the commission payable hereunder which will adequately compensate you in light of these circumstances. If we and you are unable to agree to such adjustment within 30 days of the date on which we receive such notice, then, commencing on the date of such notice (but not earlier than the effective date of any such change), the commission payable shall increase by an amount which will, in your sole determination, provide adequate compensation.

             6.   Any and all amounts which may become due and payable to you under this Agreement shall be paid in immediately available funds without setoff or deduction and may, in your discretion, and if not otherwise paid, be charged by you to any available funds then held by you for our account.

             [Paragraph 7 deleted.]







             8. In the absence of written instructions expressly to the contrary, we agree that you or any of your correspondents may receive and accept as a "transport document", a "bill of lading" or a "cargo receipt" under the Credit any document issued or purporting to be issued by or on behalf of any carrier which acknowledges receipt of property for transportation (whatever the other specific provisions of such document) and that the date of each such document shall be regarded as the date of shipment of the property mentioned therein, provided, that, with respect to an ocean bill of lading, the date of an on board notation is to be considered the shipment date. Any transport document issued by or on behalf of an ocean carrier may be accepted by you as an "ocean bill of lading" whether or not the entire transportation is by water. Unless otherwise specifically agreed in writing, partial shipments may be made and you may honor the related drafts, provided, that, our liability to reimburse you for payments made or obligations incurred on such drafts is limited to the amount of the Credit. If the Credit specifies shipments installments within given periods and any installment is not shipped within the period allowed for such installment, the Credit ceases to be available for that or any subsequent installment, unless otherwise expressly provided in the Credit. You and any of your correspondents may receive and accept as documents of insurance under the Credit either insurance policies or insurance certificates which need not be for an amount of insurance greater than the amount paid by you under or relative to the Credit. You and any of your correspondents may receive, accept, or pay as complying with the terms of Credit, any drafts or other documents, otherwise in order, which may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy or the receiver for any of the property of, the party in whose name it is provided in the Credit that any drafts or other documents should be drawn or issued.

             9. If, at our special request, the Credit is issued in transferable form, it is understood and agreed that you are under no duty to determine the proper identity of anyone appearing in the draft of documents as transferee, nor shall you be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by you to any purported transferee or transferres as determined by you is hereby authorized and approved. We further agree to hold you harmless and indemnified against any liability or claim in connection with or arising out of the forgoing.


             If it is a condition of the Credit that payment may be made upon receipt by you of a cable advising negotiation, we hereby agree to reimburse you on demand for the amount indicated in such cable advice, and further agree to hold you harmless if the documents fail to arrive, or if, upon the arrival of the documents, you should determine that the documents are not in order.







             10. We agree that you and your branches, affiliates and correspondents shall not be liable or responsible in any respect for:
        (a) the use which may be made of the Credit or any acts or omissions of the users of the Credit; (b) the existence of the property purporting to be represented by documents; (c) any difference in character, quality, quantity, condition or value between any property description in documents presented under the Credit and the property purporting to be represented by such documents; (d) the validity, sufficiency or genuineness of documents which you have determined in good faith to comply on their face with the terms of the Credit, even if such documents should in fact prove to be in any or all respects invalid, fraudulent, or forged; (e) particular conditions stipulated in the documents or superimposed thereon; (f) the time, place, manner or order in which shipment is made; (g) partial or incomplete shipment, or failure or omission to ship any and all of the property referred to in the Credit; (h) the character, adequacy, validity, or genuineness of any insurance, the solvency or responsibility of any insurer, or any other risk connected with insurance; (i) any deviation from instructions, delay, default, or fraud by the shipper or anyone else in connection with the property or the shipment thereof; (j) the solvency, responsibility, or relationship to the property of any party issuing any documents in connection with such property; (k) any delay in arrival or failure to arrive of the property or any of the documents relating thereto; (l) any delay in giving or failure to give notice of arrival or any other notice; (m) any breach of contract between the shippers or vendors and overdraft to be accompanied by documents at negotiation, or the failure of any person to note the amount of any draft on the reverse of the Credit or to surrender or take up the Credit to send forward documents apart from drafts as required by the terms of the Credit (each of which provisions, if contained in the Credit itself, it is agreed may be waived by you; (o) any error, omission, interruption or delay in transmission or delivery of any message or advice in connection with the Credit whether transmitted by courier, mail, cable, telex, telegraph, wireless, any other telecommunication or otherwise and despite any cipher or code which may be employed.

             The happening of any one or more of the contingencies referred to in the preceding paragraph shall not affect, impair, or prevent the vesting of any of your rights or powers hereunder or our obligation to make reimbursement. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, we agree that any action, inaction or omission by you or any of your branches, affiliates or correspondents under or in connection with the Credit or the related drafts, documents or property, if taken in good faith, shall be binding on us and shall not put you or any of your branches, affiliates or correspondents under any resulting liability to us. You shall not be responsible for any act, error, neglect, default, omission, insolvency or failure in the business of any of your affiliates or correspondents or for any refusal by you or any of your






        branches, affiliates or correspondents to pay or honor drafts drawn under the Credit because of any United States or foreign laws or regulations now or hereafter in force or for any other matter beyond your control.

             11. If it is a condition of this Credit that the beneficiary is authorized to draw clean drafts, you are authorized and instructed to accept and pay drafts without requiring, and without responsibility for, the delivery of shipping documents, either at the time of acceptance or of payment or thereafter.

             12. We hereby certify and agree that no shipments or other transactions in connection with the Credit will be undertaken in violation of any United States or foreign laws or regulations. We agree to procure promptly any necessary import, export or other licenses for the import, export or shipping of the property and to comply with all United States and foreign governmental regulations in regard to the shipment of the property or the financing thereof, and to furnish such certificates in that respect as you may at any time require. We also agree to keep the property adequately covered by insurance acceptable to you, to assign the policies or certificates of insurance to you or, at your option, to make any loss or adjustment payable to you, and upon your request, to furnish you with evidence of acceptance of any such assignment by the insurers.

             13. In the event that you deliver to us or to a Customs House Broker at our request any of the documents of title pledged hereunder prior to having received payment in full of all of our liabilities to you, we agree to obtain possession of any goods represented by such documents within twenty-one days after the date of delivery of such documents, and, if we should fail to do so, we agree to return such documents or to have them returned by the Customs House Broker to you prior to the expiration of the twenty-one day period. We further agree to execute and deliver to you receipts for such documents and the goods represented thereby identifying and describing such documents and goods, which receipts shall constitute a part of this Agreement.

             14. We hereby authorize you, in the event that you become aware that we have claimed from the carrier any goods identified in the shipping documents required under the Credit and that such goods have been released to us or to a customs broker or agent acting on our behalf, to immediately, and without further inquiry and consideration, charge the amount of the Credit represented by such goods to any available funds then held by you.

             [Paragraph 15 deleted.]

             16. In the event of (a) any default hereunder, (b) the death, failure in business, dissolution or termination of existence of any of






        us, (c) the filing of any petition in bankruptcy by or against any of us, (d) the commencement of any proceedings in bankruptcy or relating to the relief of debtors for the relief or readjustment of any indebtedness of any of us, either through reorganization, composition, extension or otherwise, (e) an assignment by any of us for the benefit of creditors or the utilization by any of us of any insolvency law,
        (f) the appointment of a receiver of any property of any of us at any time or (g) any attachment or distrainment of property of any of us which may be in, or come into, your possession and control or that of any third party acting for you or the subjection of such property at any time to any mandatory order of court of other legal process; then, or at any time after the happening of any such event, the amount of the Credit, both drawn and undrawn, as well as any and all other amounts payable hereunder to you (to the extent not theretofore paid to you hereunder) shall become immediately due and payable without demand or notice.

             17.  The rights which you possess hereunder shall continue unimpaired, and we shall remain obligated in accordance with the terms and provisions hereof, notwithstanding the release or substitution of any property which may be held as security hereunder at any time, or of any right or interest therein. If this Agreement should be terminated or revoked as to us by operation of law, we will indemnify and save you harmless from any loss which may be incurred by you in acting hereunder prior to the receipt by you or your successors, transferees, or assigns of notice in writing of such termination or revocation. No delay, extension of time, renewal, compromise or other indulgence which may occur shall impair your rights or powers hereunder. You shall not be deemed to have waived any of your rights hereunder unless you or your authorized agent shall have signed such waiver in writing. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver or as to any continuance of a breach after such waiver.

             18. Except as otherwise expressly provided in the Application and this Agreement or as you and we may otherwise expressly agree with regard to and prior to your issuance of the Credit, the "Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce, Publication 400", or such subsequent Uniform Customs and Practice as established by the International Chamber of Commerce and in effect at the time of reference thereto (hereinafter referred to as the "UCP"), shall be deemed a part hereof as fully as if incorporated herein, shall be binding on the Credit and shall serve, in the absence of proof expressly to the contrary, as evidence of general banking usage.

             19. The word "property" as used herein includes goods and merchandise (as well as any and all documents related thereto), securities, funds, monies (whether United States currency or






        otherwise), choses in action, and any and all other forms of property, whether real, personal or mixed and any right or interest of us, or any one or more or us, therein.

             20. If this Agreement is signed by one party, the terms "we," "our," "us," shall be read throughout as "I," "my," "me," as the case may be. If this Agreement is signed by two or more parties, it shall constitute the joint and several agreement of such parties. If we are a corporation, we hereby represent and warrant to you that: (a) we are duly organized and validly existing and duly authorized to enter into this Agreement and to perform obligations hereunder; and (b) the execution and delivery of this Agreement do not, and the performance of the obligations under this Agreement will not, violate any provisions of law, of our certificate of incorporation or by-laws or of any agreement, indenture, note or other instrument which is binding on us.

             21.  This Agreement shall become effective upon your receipt thereof and shall be governed by the laws of the State of Illinois, United States of America, and shall be binding upon us and our heirs, successors, assigns and legal representatives. We hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal or state court sitting in Chicago in any action or proceeding related to the Credit or this Agreement.


                            Very Truly Yours,


                            __________________________________________________
                            Company or Individual Name (Applicant/Obligor)

                            __________________________________________________
                                 Official Signature and Title


                            __________________________________________________
                            Address:                 Street

                            __________________________________________________
                            City                State               Zip

                            __________________________________________________

                            Contact Party                      Telephone



        Commissions will be debited to the Demand Deposit Account of the Applicant/Obligor unless otherwise agreed,







        ______________________________________________________________________
        FOR BANK USE ONLY:  Liabilities outstanding: Approved by:

             Import Contingent _________________     _________________________
                                                     Signature of Relationship
             Standby Contingent ________________     Manager with authority to
                                                     initial notes for this
             Acceptances _______________________     Applicant/Obligor

                  Total ________________________

                                                     Credit Responsibility:

                                                     MAS No. _________________

                                                     Group Name_______________

        ______________________________________________________________________

             IF THE LETTER OF CREDIT IS SECURED BY A SEGREGATED CASH DEPOSIT TO BE DEBITED TO THE CUSTOMER'S ACCOUNT AT ISSUANCE.
             PLEASE CHECK __
        ______________________________________________________________________



































                                      EXHIBIT D

                                COMPLIANCE CERTIFICATE


                  I, ______________________, certify that I am the
        _________________ of Scotsman Industries, Inc. (the "Company"), and that as such I am authorized to execute this Compliance Certificate on behalf of the Company, and DO HEREBY FURTHER CERTIFY on behalf of the Company that:

             1. I have reviewed the terms of that certain Credit Agreement, dated as of April 29, 1994, among Scotsman Group Inc. and the other parties named therein, the financial institutions named therein (the "Lenders") and The First National Bank of Chicago, as agent (the "Agent") (as amended, supplemented or modified from time to time, the "Credit Agreement") and I have made, or have caused to be made by employees or agents under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries (as this and other capitalized terms not defined herein are defined in the Credit Agreement) during the accounting period covered by the attached financial statements;

             2. The examinations described in paragraph 1 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

             3. SCHEDULE I attached hereto sets forth financial data and computations indicating the calculation of the Applicable Eurocurrency Margin and evidencing compliance with the covenants set forth in Sections 6.11, 6.13, 6.15, 6.17, 6.18 and 6.27 of the Credit Agreement and other provisions thereof relating to Restricted Foreign Transfers, all of which data and computations are true, complete and correct.

                  Described below are the exceptions, if any, to paragraph 2 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:


             ________________________________________________________

             ________________________________________________________

             ________________________________________________________

             ________________________________________________________






             The foregoing certifications, together with the computations set forth in SCHEDULE I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ______ day of ______________, 19__.

                                           SCOTSMAN INDUSTRIES, INC.


                                           By: ___________________________

                                           Title: _________________________















































                                                                    SCHEDULE I
                                                                    __________

        CALCULATION OF APPLICABLE EUROCURRENCY MARGIN
        ---------------------------------------------
           Calculation of Interest Expense Coverage Ratio:
           (a)   Aggregate EBITA of the Company and its
                 Subsidiaries for the Fiscal Quarter ending on
                 the date of determination:

                 (i)   Net Income for the Company and its       $________
                       Subsidiaries on a consolidated basis
                       from continuing operations for such
                       period

                 (ii)  Aggregate amounts deducted in            $________
                       determining Net Income for such period
                       in respect of (A) income, net worth and
                       franchise taxes, (B) interest expenses,
                       (C) amortization and (D) write-offs of
                       goodwill

                 (iii) sum of (i) and (ii)                      $________
           (b)   Aggregate interest expenses deducted in        $________
                 determining Net Income of the Company and its
                 Subsidiaries on a consolidated basis for such
                 Fiscal Quarter

           (c)   Ratio of (a) to (b)                            ___ to 1.0

        CALCULATION OF RESTRICTED FOREIGN TRANSFERS
        -------------------------------------------
        1. Actual Restricted Foreign Transfers for period from
           and including 4/29/94 through date of
           determination:

           (a)   Dividends paid by the Company and its          $________
                 Domestic Subsidiaries to Foreign Subsidiaries

           (b)   Property dispositions to Foreign Subsidiaries  $________
                 at less than fair market value or by Foreign
                 Subsidiaries at greater than fair market
                 value
           (c)   Investments by the Company and its Domestic    $________

                 Subsidiaries in Foreign Subsidiaries
           (d)   Purchases by the Company and its Domestic      $________
                 Subsidiaries of Foreign Subsidiary assets or
                 stock







           (e)   sum of (a) through (d)                         $________

           (f)   sum of (a), (c) and (d)                        $________

        2. Actual Domestic Transfers for period from and including 4/29/94 through date of determination:
           (a)   Dividends paid by Foreign Subsidiaries to the  $________
                 Company and its Domestic Subsidiaries

           (b) Property dispositions to Foreign Subsidiaries $________ at greater than fair market value or by Foreign Subsidiaries at less than fair market value

           (c)   Repayments by Foreign Subsidiaries of          $________
                 Investments by Industries or Domestic
                 Subsidiaries

           (d)   Sales by the Company and its Domestic          $________
                 Subsidiaries of Foreign Subsidiary assets or
                 stock
           (e)   sum of (a) through (d)                         $________

           (f)   sum of (a), (c) and (d)                        $________

        3. Foreign Transfer Cap--Overall Limitation
           (a)   Cap                                            $55,000,000

           (b)   Calculation of actual level:                   $________
                 (i)      Outstanding principal amount of       $________
                          Advances to Foreign Subsidiaries

                 (ii)     Amount determined pursuant to 1(e)    $________
                          above

                 (iii)    Amount determined pursuant to 2(e)    $________
                          above
                 (iv)     (i) plus (ii) less (iii)              $________

           (c)   Compliance determination:  (a) less (b)        $________

        4. Foreign Transfer Cap--Sublimit
           (a)   Cap                                            $35,000,000















           (b)   Calculation of actual level:

                 (i)      Outstanding principal amount of       $________

                          Advances to Foreign Subsidiaries

                 (ii)     Amount determined pursuant to 1(f)    $________
                          above

                 (iii)    Amount determined pursuant to 2(f)    $________
                          above

                 (iv)     (i) plus (ii) less (iii)              $________
           (c)   Compliance determination:  (a) less (b)        $________

        SECTION 6.11 -- INDEBTEDNESS
        ----------------------------
            (incurrence tests)

        Indebtedness under Section 6.11(e):
           (a)   Maximum aggregate notional amount referenced   $20,000,000

                 by Rate Hedging Obligations related to other
                 than interest rate agreements
           (b)   Actual aggregate notional amount referenced    $_______
                 by Rate Hedging Obligations related to other
                 than interest rate agreements

        Indebtedness under Section 6.11(h):

        1. Permitted Indebtedness:

           (a)   Consolidated Tangible Assets of the Company
                 and its Subsidiaries as of the last day of
                 the preceding Fiscal Quarter:
                 (i)      Total assets of such Person as of     $_______
                          such date

                 (ii)     Total Intangible Assets of such       $_______

                          Person as of such date

                 (iii)    (i) less (ii)                         $_______
           (b)   17% of (a)                                     $_______

        2. Actual outstanding Indebtedness incurred pursuant    $_______
           to Section 6.11(h) as of date of determination











        SECTION 6.13 -- SALE OF ASSETS
        ------------------------------

        Asset Dispositions for period from 4/29/94 to date of determination:

           (a)   Permitted Asset Dispositions:  20% of          $________
                 consolidated assets of the Company and its
                 Subsidiaries as of the last day of preceding
                 Fiscal Quarter

           (b)   Actual Asset Dispositions for such period      $________

        *Note: must also demonstrate (to the extent calculable) that total Asset Dispositions for such period do not involve Property which is responsible for more than 20% of the consolidated net sales or consolidated Net Income of the Company and its Subsidiaries for the 12-month period ending as of the last day of the Fiscal Quarter next preceding the date of determination.

        SECTION 6.15 -- INVESTMENTS
        ---------------------------
        Investments under Section 6.15(i):

           (a)   Permitted outstanding loans to officers and    $500,000
                 employees of Industries and its Subsidiaries

           (b)   Actual outstanding loans to employees of       $________
                 Industries and its Subsidiaries
        Investments under Section 6.15(m):

        1. Permitted Investments:
           (a)   Consolidated Tangible Assets of the Company

                 and its Subsidiaries as of the last day of
                 the preceding Fiscal Quarter:
                 (i)      Total assets of such Person as of     $_______
                          such date

                 (ii)     Total Intangible Assets of such       $_______
                          Person as of such date

                 (iii)    (i) less (ii)                         $_______

           (b)   4% of (a)                                      $_______

        2. Actual Investments not otherwise permitted under     $_______
           Section 6.15 (a) - (e)








        SECTION 6.17 -- CAPITAL EXPENDITURES
        ------------------------------------

        1. Permitted aggregate Capital Expenditures for the     $________
           Company and its Subsidiaries for Fiscal Year to
           date

        2. Actual incurred and committed Capital Expenditures   $________
           for the Company and its Subsidiaries for Fiscal
           Year to date

        SECTION 6.18 -- RENTALS
        -----------------------
        1. Permitted aggregate Rentals for the Company and its  $5,000,000
           Subsidiaries for Fiscal Year to date

        2. Actual aggregate Rentals for the Company and its     $________
           Subsidiaries for Fiscal Year to date

        SECTION 6.25.1 -- MINIMUM NET WORTH
        -----------------------------------
        1. Required Adjusted Consolidated Tangible Net Worth:

           (a)   Greater of (i) Adjusted Consolidated Tangible  $_______
                 Net Worth as of May 1, 1994 and (ii)
                 $50,000,000

           (b)   60% of Net Income of the Company and its       $________
                 Subsidiaries for the period from 5/2/94
                 through the end of the Fiscal Quarter
                 immediately preceding the date of
                 determination
           (c)   Amount, if any, by which Adjusted              $________
                 Consolidated Tangible Net Worth is increased
                 as a result of any issuance of Scotsman

                 Earnout Shares or Scotsman Contingent Common
                 Stock
           (d)   60% of the net cash proceeds received after    $________
                 April 29, 1994 by Industries or any
                 Subsidiary from the issuance of any equity
                 security to any Person other than Industries
                 or any Subsidiary

           (e)   Sum of (a) through (d) less $2,000,000         $________

        2. Actual Adjusted Consolidated Tangible Net Worth:
           (a)   Consolidated Net Worth of the Company and its  $________
                 Subsidiaries









           (b) Consolidated Intangible Assets of the Company $________ and its Subsidiaries

           (c)   Intangible Assets acquired by the Company or   $________
                 any Subsidiary in connection with or
                 resulting from transactions contemplated by
                 the Merger Agreement and the Purchase
                 Agreement (less depreciation or amortization
                 thereof through the date of determination)

           (d)   Intangible Assets from Purchases:

                 (i)      Intangible Assets acquired in         $______
                          connection with or resulting from
                          Purchases consummated after 4/29/94
                 (ii)     60% of aggregate purchase price       $______
                          (including consideration paid and
                          liabilities assumed) of Purchases
                          referenced in clause (i)

                 (iii)    least of (i), (ii) and $12,000,000    $________

           (e)   (a) less (b) plus (c) plus (d)                 $________
        SECTION 6.25.2 -- LEVERAGE RATIO
        --------------------------------

        1. Required Leverage Ratio                              ____ to 1.0

        2. Actual Leverage Ratio:
           (a)   Consolidated Funded Debt of the Company and
                 its Subsidiaries                               $________

           (b)   Consolidated Net Worth of the Company and its  $________
                 Subsidiaries

           (c)   Ratio of (a) to (b)                            ____ to 1.0
        SECTION 6.25.3 -- INTEREST EXPENSE COVERAGE RATIO
        -------------------------------------------------

        1. Required Interest Expense Coverage Ratio             ____ to 1.0

        2. Actual Interest Expense Coverage Ratio:
           (a)   Aggregate EBITA of the Company and its
                 Subsidiaries for the applicable period:

                 (i)      Net Income for the Company and its    $________
                          Subsidiaries on a consolidated basis
                          from continuing operations for such
                          period









                 (ii)     Aggregate amounts deducted in         $________
                          determining Net Income for such
                          period in respect of (A) income, net

                          worth and franchise taxes, (B)
                          interest expenses, (C) amortization
                          and (D) write-offs of goodwill
                 (iii)    sum of (i) and (ii)                   $________

           (b)   Aggregate interest expenses deducted in        $________
                 determining Net Income of the Company and its
                 Subsidiaries on a consolidated basis for such
                 period

           (c)   Ratio of (a) to (b)                            ____ to 1.0
        SECTION 6.25.4 -- CASH FLOW COVERAGE RATIO
        ------------------------------------------

        1. Required Cash Flow Coverage Ratio                    ____ to 1.0

        2. Actual Cash Flow Coverage Ratio:
           (a)   Net Income for the Company and its             $________
                 Subsidiaries on a consolidated basis
                 (excluding extraordinary gains but including
                 extraordinary losses)

           (b)   Aggregate amounts deducted in determining Net  $________
                 Income in respect of (i) non-cash interest charges, (iii) the deferred portion of the provision for income taxes, (iii) amortization of debt discount and intangibles, (iv) depreciation, depletion, amortization and other similar non-cash charges, (v) non-cash charges mandated by the Financial Accounting Standards Board and (vi) unamortized fees and redemption premiums paid in connection with the redemption or repayment of Indebtedness

           (c)   Sum of (a) and (b)                             $________

           (d)   Consolidated Funded Debt of the Company and    $________
                 its Subsidiaries
           (e)   Ratio of (c) to (d)                            ____ to 1.0













                        [Letterhead of Arthur Andersen & Co.]        Exhibit E



        April 29, 1994

        Mr. Don Holmes
        Vice President - Finance
        Scotsman Industries, Inc.
        775 Corporate Woods Parkway
        Vernon Hills, Illinois 60061

        Dear Don:

        Our firm has been engaged to audit the consolidated financial statements of Scotsman Industries, Inc. and Subsidiaries (the Company) as of and for the year ended January 2, 1994 (the "1993 financial statements"). In this regard, we understand and acknowledge (a) that the Company plans to provide each of the lenders ("the lenders") named in that certain Credit Agreement dated as of April 29, 1994 among Scotsman Group, Inc., and the other parties named therein, the lenders named therein and The First National Bank of Chicago, as agent (the "Credit Agreement"), with a copy of the 1993 financial statements and our report thereon, (b) that the lenders have informed you that they intend to rely upon our report in connection with the transactions contemplated by the Credit Agreement, and (c) that you intend for the lenders to so reply.

        Our audit has been conducted in accordance with generally accepted auditing standards, the objective of which is to form an opinion as to whether the financial statements, which are the responsibility and representations of the management of the company, present fairly, in all material respects, the Company's financial position, results of operations and cash flows in conformity with generally accepted accounting principles. Under those standards, we have the responsibility, within the inherent limitations of the auditing process, to plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The concept of selective testing of the data being audited, which involved judgment both as to the number of transactions to be audited and as to the areas to be tested, has been generally accepted as a valid and sufficient basis for an auditor to express an opinion on financial statements. thus, our audit, based on the concept of selective testing, was subject to the inherent risk that material misstatements, if any, were not detected. In addition, our audit did not address future events or the possibility that material misstatements may occur in the future.

        Also, our use of professional judgment and the assessment of materiality for the purpose of our work means that matters may have






        existed that would have been assessed differently by others, including the lenders, in connection the Credit Agreement.

        Our audit of the Company's 1993 financial statement was made for the purpose stated above and, therefore, items of possible interest to the lenders may not be specifically addressed. Accordingly, our audit should not be taken to supplant the inquiries and procedures that the lenders should undertake for the purpose of satisfying themselves as to the Company's credit worthiness or compliance with the provisions of the Credit Agreement referred to above. We trust that the lenders have conducted their own due diligence investigation of the Company and will continue to do so int he future, including an analysis of the Company's current business activities, discussions with Company management, and any other procedures they deem appropriate.

        It is management's responsibility to adopt sound accounting policies, to maintain an adequate and effective system of accounts, and to devise an internal control structure that will, among other things, provide reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in conformity with generally accepted accounting principles.

        This letter is issued in connection with our report on the Company's 1993 financial statements. our understanding and acknowledgement referred to above does not extend to other agreements or reports, if any, that might be rendered in connection with future engagements.



        Very truly yours,

        ARTHUR ANDERSEN & CO.

        /s/ Arthur Endersen & Co.
        -------------------------

        By /s/ Wayne Peters, Partner
           -------------------------

        BB/4996M


        Copy to:

           The First National Bank of Chicago
           Continental Bank, N.A.
           Comerica Bank, N.A.
           The Bank of Nova Scotia






           Caisse Nationale de Credit Agricole
           Royal Bank of Scotland
























































                                                                     EXHIBIT F

                                       FORM OF
                                 ASSIGNMENT AGREEMENT

             This Assignment Agreement (this "Assignment Agreement") between _________________________________ (the "Assignor") and
        _______________________________ (the "Assignee") is dated as of
        ____________________, 19__.  The parties hereto agree as follows:

             1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, supplemented, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of SCHEDULE 1 attached hereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

             2.   ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and

        assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of
        SCHEDULE 1 of all outstanding rights and obligations under the Credit Agreement relating to the Loans and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of SCHEDULE 1. In addition, by its execution hereof, the Assignee agrees to be bound by the terms and conditions of the Intercreditor Agreement.

             3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of SCHEDULE 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of EXHIBIT A attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent pursuant to Section
        12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under SECTION 4 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder, and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.





             4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (a) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Advances assigned to the Assignee hereunder, and (b) with respect to each Eurocurrency Advance made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (i) on the last day of the Interest Period therefor, (ii) on such earlier date agreed to by the Assignor and the Assignee, or (iii) on the date on which any such Eurocurrency Advance either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (i), (ii) or (iii) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurocurrency Advance assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurocurrency Advance shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurocurrency Advance (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurocurrency Advance sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurocurrency Advance sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurocurrency Advance which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurocurrency Advance, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurocurrency Advance assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (x) any principal payments received from the Agent with respect to Eurocurrency Advances prior to the Payment Date, and (y) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Eurocurrency Loans, and not previously paid by the Assignee to the Assignor.] In the event that either party hereto receives any






        payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

        * Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

             5. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan

        Document, including, without limitation, documents granting the Assignor and the other Lenders a security interest in assets of any Borrower or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of any Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the Property, books or records of any Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans, or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

             6. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to SCHEDULE 1, (f) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and






        assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (g) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

        * to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

             7. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement. The obligations of the Assignee under this SECTION 7 shall survive the payment of all amounts hereunder and the termination of this Agreement.

             8. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to and in accordance with
        Section 12.3 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person; PROVIDED, that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under SECTIONS 4, 5 and 8 hereof.

             9. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in
        Item 3 of SCHEDULE 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

             10. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

             11. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.






             12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to SCHEDULE 1.





















































             IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                      [NAME OF ASSIGNOR]

                                      By:________________________________

                                      Title:_____________________________
                                            _____________________________
                                            _____________________________

                                      [NAME OF ASSIGNEE]

                                      By:________________________________

                                      Title:_____________________________
                                            _____________________________

                                            _____________________________






































                                      SCHEDULE 1
                               TO ASSIGNMENT AGREEMENT

        1.   Description and Date of Credit Agreement:

                  That certain Credit Agreement dated as of April 29, 1994 among Scotsman Group Inc. and the other parties named therein, the financial institutions named therein and The First National Bank of Chicago, as agent.

        2.   Date of Assignment Agreement:  _____________, 19__

        3.   Amounts (As of Date of Item 2 above):

             a.   Total of Commitments (Loans)*
                  under Credit Agreement                  $__________


             b.   Assignee's percentage of the
                  (Loans)* Commitments purchased
                  under the Assignment Agreement**         __________%

        4.   Assignee's aggregate (Loan amount)*
             Commitment amount purchased hereunder:       $__________

        5.   Proposed Effective Date:                      __________

        Accepted and Agreed:

        [NAME OF ASSIGNOR]                 [NAME OF ASSIGNEE]

        By:____________________________    By:____________________________

        Title:_________________________    Title:_________________________

         * If a Commitment has been terminated, insert outstanding Loans in place of Commitment

        **   Percentage taken to 10 decimal places





                   ATTACHMENT TO SCHEDULE 1 to ASSIGNMENT AGREEMENT

            Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee





                                      EXHIBIT A
                               TO ASSIGNMENT AGREEMENT

                                 NOTICE OF ASSIGNMENT

                                                             ________ __, 19__

        To:       Scotsman Group Inc.
                  775 Corporate Woods Parkway
                  Vernon Hills, Illinois 60061

                  The First National Bank of Chicago
                  One First National Plaza
                  Chicago, IL  60670

        From:     [NAME OF ASSIGNOR] (the "Assignor")

                  [NAME OF ASSIGNEE] (the "Assignee")


                  1. We refer to the Credit Agreement (the "Credit Agreement") described in Item 1 of SCHEDULE 1 attached hereto. Capitalized terms used herein and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

                  2. This Notice of Assignment (this "Notice") is given and delivered to Group and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

                  3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of SCHEDULE 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of SCHEDULE 1, including, without limitation, such interest in the Assignor's Commitment (if applicable) and the Loans owing to the Assignor relating to such facilities. The effective date of the Assignment (the "Effective Date") shall be the later of the date specified in Item 5 of
        SCHEDULE 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent; PROVIDED, that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

                  4. The Assignor and the Assignee hereby give to Group and the Agent notice of the assignment and delegation referred to herein.
        The Assignor will confer with the Agent before the date specified in





        Item 5 of SCHEDULE 1 to determine if the Assignment Agreement will become effective on such date pursuant to SECTION 3 hereof and will confer with the Agent to determine the Effective Date pursuant to
        SECTION 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

                  5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $2,500 required by
        Section 12.3.2 of the Credit Agreement.

                  6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrowers to execute and deliver new Notes or, as appropriate, replacement Notes, to the Assignor and the Assignee. The

        Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Notes received by it from the Borrowers upon its receipt of new Notes in the appropriate amount.

                  7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to SCHEDULE 1.

                  8. Each party consenting to the Assignment in the space indicated below hereby releases the Assignor from any obligations to it which have been assigned to the Assignee. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment Agreement are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

                  9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrowers or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

        [NAME OF ASSIGNOR]                 [NAME OF ASSIGNEE]

        By:____________________________    By:____________________________


        Title:_________________________    Title:_________________________











        ACKNOWLEDGED AND CONSENTED TO      ACKNOWLEDGED AND CONSENTED TO
        BY THE FIRST NATIONAL BANK OF      BY SCOTSMAN GROUP INC.
        CHICAGO, as agent

        By:____________________________    By:____________________________

        Title:_________________________    Title:_________________________

                    [Attach photocopy of Schedule 1 to Assignment]

















































                                     Schedule 2.8
                                     ------------

             Lender                                      Currency                   Lending Installation
             ------                                      --------                   --------------------

             1.      The First National Bank of Chicago  US Dollars                 Chicago, Illinois
                                                         Alternative Currencies     London, England
             2.      Continental Bank, N.A.              US Dollars                 Chicago, Illinois
                                                         German Deutschemarks       Bank of America
                                                                                    Frankfurt, Germany

                                                         Pounds Sterling            Midland Bank International
                                                                                    London, England
                                                         Italian Lira               Banca Commerciale Italiana
                                                                                    Milan, Italy
                                                         French Francs              Banque Paribas
                                                                                    Paris, France

                                                         Japanese Yen               Sumitomo Bank Ltd.
                                                         Canadian Dollars           Bank of Montreal
                                                                                    Toronto, Ontario
                                                         Dutch Guilders             Rabobank
                                                                                    Utrecht, Netherlands

             3.      Comerica Bank -- Illinois           US Dollars                 Skokie, Illinois
                                                         Pounds Sterling            Barclays Bank
                                                                                    London, England
                                                         Deutschemarks              Chemical Bank, AG
                                                                                    Frankfurt, Germany
                                                         Italian Lira               Banca Commerciale Italiana

                                                                                    Milan, Italy
                                                         French Francs              Banque Nationale de Paris
                                                                                    Paris, France
                                                         Yen                        Sumitomo Bank Ltd.
                                                                                    Tokyo, Japan
                                                         Canadian Dollars           The Bank of Nova Scotia
                                                                                    Toronto, Ontario

                                                         Dutch Guilders             ABN AMRO Bank
                                                                                    Amsterdam, Netherlands
             4.      The Bank of Nova Scotia             US Dollars                 Atlanta, Georgia
                                                         Alternative Currencies     London, England

             5.      Caisse Nationale de Credit Agricole US Dollars                 Morgan Guaranty
                                                                                    New York, New York
                                                         Pounds Sterling            Caisse Nationale de Credit Agricole
                                                                                    London, England
                                                         Japanese Yen               Mitsubishi Bank Ltd.
                                                                                    Tokyo, Japan





                                                         French Francs              Caisse Nationale de Credit Agricole
                                                                                    Paris, France
                                                         German Deutschemarks       Bankers Trust Company
                                                                                    Frankfurt, Federal Republic of Germany

                                                         Canadian Dollars           Royal Bank of Canada
                                                                                    Toronto, Ontario
                                                         Swiss Francs               Union Bank of Switzerland
                                                                                    Geneva, Switzerland
                                                         Italian Lira               Creddito Italiano
                                                                                    Milan, Italy

             6.      Bank of Scotland                    All Currencies             New York, New York












































                                     SCHEDULE 5.3

                          Compliance With Laws and Contracts

        1. Consents and other actions required to be taken pursuant to the Merger Agreement and the Purchase Agreement.

             (i)  Adoption of Merger Agreement by all holders of DFC Common
                  Stock.

             (ii) Approval by the stockholders of Industries of the issuance of shares in connection with the Merger and the Acquisition.





                                     SCHEDULE 5.4

                                Governmental Consents

        1. Filings required in connection with the Merger and the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        2. Form S-4 and all related documents required to be filed with the Securities and Exchange Commission in connection with the Merger and the Acquisition, as well as all documents filed under applicable state Blue Sky law requirements.

        3. Filings with the New York Stock Exchange in connection with the Merger and the Acquisition.

        4. The identity of Scotsman Drink (once it becomes the owner of all the capital shares of Whitlenge Acquisition) will need to be disclosed on the periodic "Annual Return" filing of Whitlenge Acquisition, required in the United Kingdom, when next filed.

        5. Provisions of the Companies Act of 1985, in effect in the United Kingdom, require that Whitlenge and Scotsman Drink, in connection with the execution and delivery of their respective Guaranties, comply with certain formalities including the filing of certain statutory declarations by members of the Boards of Directors of such companies.

        6. No representation and warranty is made as to any consent or filing required to be obtained or made in respect of the United Kingdom Office of Fair Trading, Monopolies and Mergers Commission and/or the Commission of the European Community in connection with the transactions contemplated by the Purchase Agreement.



                                     SCHEDULE 5.5

                                Consolidated Pro Forma

        SCOTSMAN INDUSTRIES, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

        As of January  2, 1994
        (In thousands)

                                                                                                                   Historical (1)
                                                            ----------------------------------
                                                                        DFC and
                                                                             WAL                    Pro Forma
                                                            Scotsman    Combined<F9>   Subtotal     Adjustments     Pro Forma
                                                            --------    -----------    --------     -----------     ---------
             ASSETS
             Current Assets
               Cash and temporary cash investments            $  8,462     $  3,889    $ 12,351       $(638)<F3>     $ 11,713
               Trade accounts and notes receivable, net         28,578       12,887      41,465            0           41,465
               Inventories                                      25,693       17,618      43,311            0           43,311
               Deferred income taxes                             3,748          119       3,867            0            3,867
               Other current assets                              1,701        1,053       2,754            0            2,754
                                                              --------     --------    --------     --------         --------
               Total current assets                             68,182       35,566     103,748         (638)         103,110

             Properties and equipment, net                      19,867       19,078      38,945            0           38,945
             Cost of investments in acquired
               businesses in excess of net
               assets at acquisition, net                       11,320        4,874      16,194       69,283<F7>       85,477

             Debt issuance costs                                     0          676         676        (676)<F5>          0
             Other noncurrent assets                             3,804          528       4,332            0            4,332
                                                              --------     --------    --------     --------         --------
             Total assets                                     $103,173     $ 60,722    $163,895     $ 67,969         $231,864
                                                              ========     ========    ========     ========         ========

             LIABILITIES AND SHAREHOLDERS' EQUITY
             Current Liabilities
             Short-term debt and current maturities
               of long-term debt and capitalized
               lease obligations                              $  2,707     $  5,206    $  7,913      (2,694)<F8>    $  10,607
               Trade accounts payable                           11,743        7,115      18,858            0           18,858
               Accrued income taxes                              2,087          807       2,894            0            2,894
               Accrued expenses                                 15,327        9,403      24,730        1,862<F4>       26,592
                                                              --------     --------    --------      -------         --------
               Total current liabilities                        31,864       22,531      54,395       (4,556)          51,951

             Long-term debt and capitalized lease
               obligations                                      29,469       31,471      60,940       27,654<F2>       88,594
             Deferred income taxes                                 435        1,703       2,138            0            2,138
             Other noncurrent liabilities                        7,411        1,276       8,687        2,000<F7>       10,687





                                                              --------     --------    --------     --------         --------
             Total liabilities                                  69,179       56,981     126,160       34,210          160,370

             Redeemable preferred stock                             0         3,000       3,000      (3,000)<F6>          0
             Shareholders' equity
               Common stock                                        721        1,564       2,285      (1,444)<F6>          841

               Preferred stock                                      0           0           0         22,500<F6>       22,500
               Additional paid in capital                       20,557        6,381      26,938        8,499<F6>       35,437
               Retained earnings (deficit)                      20,855      (6,803)      14,052        6,803<F6>       20,855
               Deferred compensation and
               unrecognized pension cost                          (54)          0          (54)            0             (54)
               Foreign currency translation adjustment         (6,741)        (401)     (7,142)          401<F6>      (6,741)
               Less:  Common stock held in treasury            (1,344)          0       (1,344)            0          (1,344)
                                                              --------     --------    --------     --------         --------
             Total shareholders' equity                         33,994          741      34,735       36,759<F6>       71,494
                                                              --------     --------    --------     --------         --------
             Total liabilities and shareholders' equity       $103,173     $ 60,722    $163,895    $  67,969         $231,864
                                                              ========     ========    ========    =========         ========

        NOTES:

        <F1>(1)  Includes the balance sheets of Scotsman, DFC, and WAL as of
        January 2, 1994, December 31, 1993 and September 30, 1993, respectively.

        <F2>(2)  Represents new borrowings required to finance the acquisition
        ($62,523) net of payment of certain amounts of the acquired entities existing debt ($32,175), net of current portions ($2,894).

        <F3>(3)  Represents payment of acquired entities accrued interest balances with existing cash.


        <F4>(4)  Includes payment of acquired entities accrued interest balances with existing cash. Also includes the allocation of the purchase price to the estimated fair value of the net assets acquired.

        <F5>(5)  Represents write-off of DFC capitalized debt issuance costs from a previous recapitalization.

        <F6>(6)  Represents Scotsman common stock issued ($120) net of acquired entities common stock retired ($1,504); Scotsman convertible preferred stock issued ($22,500); additional paid in capital on Scotsman common stock issued ($14,880) net of retirement of acquired entities additional paid in capital ($6,381); retirement of acquired entities net retained earnings balance ($6,803); retirement of acquired entities redeemable preferred stock ($3,000); and retirement of acquired entities unfavorable foreign currency translation adjustment ($401).

        <F7>(7)  Represents the allocation of the purchase price to the estimated fair value of the net assets acquired.








        <F8>(8)  Represents the reclassification of the current portion of
        Scotsman's new debt facility net of the current portion of the debt retired.

        <F9>(9)  See the Unaudited Pro Forma Condensed Combining Balance Sheet
        on page __.



















































   SCOTSMAN INDUSTRIES, INC.
   UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
   As of January 2, 1994
   (In thousands)

                                                                                                               WAL
                                              -----------------------------------------------------
                                                       British Pounds Sterling                   US Dollars
                                              ---------------------------------------       -------------------
                                                                  Adjust                                            DFC and
                                                                     to                                                 WAL
                                                UK GAAP<F1>   US GAAP<F2>  US GAAP US       GAAP<F3>    DFC<F1>    Combined
                                                 ----------    ----------  ----------       --------     ------    --------
     ASSETS
     Current Assets
       Cash and temporary cash investments            2,260             0       2,260      $  3 ,390   $    499    $  3,889
       Trade accounts and notes receivable, net       1,978             0       1,978          2,967      9,920      12,887

       Inventories                                    2,805             0       2,805          4,208     13,410      17,618
       Deferred income taxes                             0             79          79            119          0         119
       Other current assets                             138             0         138            207        846       1,053
                                                     ------        ------      ------         ------     ------      ------
       Total current assets                           7,181            79       7,260         10,891     24,675      35,566

     Properties and equipment, net                      600             0         600            900     18,178      19,078
     Cost of investments in acquired
       businesses in excess of net
       assets at acquisition, net                         0         3,249       3,249          4,874          0       4,874
     Debt issuance costs                                  0             0           0              0        676         676
     Other noncurrent assets                              1             0           1              2        526         528
                                                     ------        ------      ------         ------     ------      ------
       Total assets                                   7,782         3,328      11,110       $ 16,667   $ 44,055    $ 60,722
                                                     ======        ======      ======         ======     ======      ======

     LIABILITIES AND SHAREHOLDERS' EQUITY
     Current Liabilities
       Short-term debt and current maturities
       of long-term debt and capitalized
       lease obligations                                745             0         745       $  1,118   $  4,088    $  5,206
       Trade accounts payable                         2,001             0       2,001          3,002      4,113       7,115
       Accrued income taxes                             539             0         539            807          0         807
       Accrued expenses                                 905             0         905          1,353      8,050       9,403
                                                     ------        ------      ------         ------     ------      ------

       Total current liabilities                      4,190             0       4,190          6,280     16,251      22,531

     Long-term debt and capitalized lease
       obligations                                    2,781             0       2,781          4,170     27,301      31,471
     Deferred income taxes                                0            10          10             15      1,688       1,703
     Other noncurrent liabilities                         1           120         121            182      1,094       1,276
                                                     ------        ------      ------         ------     ------      ------






       Total liabilities                              6,972           130       7,102         10,647     46,334      56,981

     Redeemable preferred stock                           0         2,000       2,000          3,000          0       3,000
     Shareholders' equity
       Common stock                                   1,000             0       1,000          1,500         64       1,564
       Preferred stock                                2,000       (2,000)           0              0          0           0
       Additional paid in capital                         0             0           0              0      6,381       6,381
       Retained earnings (deficit)                  (2,190)         3,198       1,008          1,921    (8,724)     (6,803)
       Deferred compensation and unrecognized
        pension cost                                      0             0           0              0          0           0
       Foreign currency translation adjustment            0             0           0          (401)          0       (401)
     Less:  Common stock held in treasury                 0             0           0              0          0           0
                                                     ------        ------      ------       --------     ------      ------
     Total shareholders' equity (deficit)               810         1,198       2,008          3,020    (2,279)         741
                                                     ------        ------      ------       --------     ------      ------
     Total liabilities and shareholders' equity       7,782         3,328      11,110       $ 16,667   $ 44,055    $ 60,722
                                                     ======        ======      ======         ======     ======      ======

     <F1> (1) Represents historical balance sheets of WAL and DFC as of September 30, 1993 and December 31, 1993,
     respectively, and as presented in the financial statements section on page F-__ and F-__, respectively.

     <F2> (2) Represents adjustments from UK GAAP to US GAAP as discussed in footnote 20 to the WAL financial statements for the year ended September 30, 1993 on pages F-__ to F-__.

     <F3> (3) The WAL balance sheet in British pounds sterling is converted to US dollars using exchange rates discussed on page __.






























     SCOTSMAN INDUSTRIES, INC.
     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME For the Year Ended January 2, 1994
     (In thousands, except per share data)

                                                                  Historical <F1>
                                                    -----------------------------------
                                                                  DFC and
                                                                  WAL                       Pro Forma
                                                    Scotsman      Combined<F8>  Subtotal    Adjustments    Pro Forma
                                                    --------      -----------   --------    -----------    ---------
     Net sales                                     $163,952       $117,818    $281,770    $      0         $281,770
     Cost of sales                                  114,472         87,844     202,316           0          202,316
                                                   --------       --------    --------    --------         --------
     Gross profit                                    49,480         29,974      79,454           0           79,454
     Unusual charge                                       0            390         390           0              390

     Selling and administrative expenses             31,874         17,425      49,299      1,193 <F5>       50,492
                                                   --------       --------    --------    --------         --------
     Income from operations                          17,606         12,159      29,765      (1,193)          28,572
     Interest expense, net                            4,235          2,868       7,103      1,909 <F6>        9,012
                                                   --------       --------    --------    --------         --------
     Income before income taxes                      13,371          9,291      22,662      (3,102)          19,560
     Income taxes                                     5,989          3,651       9,640       (548)<F7>        9,092
                                                   --------       --------    --------    --------         --------
     Net income before extraordinary item and
       cumulative effect of accounting changes     $  7,382       $  5,640    $ 13,022    $ (2,554)        $ 10,468
                                                   ========       ========    ========    ========         ========

     Net income per share before extraordinary
     item and cumulative effect of
     accounting changes                           1.06 <F2>                                               1.08 <F4>

     Average number of common shares outstanding   7,001                                                 9,726 <F3>

     Notes:

   <F1>(1)  Includes the results of operations of Scotsman, DFC and WAL for the fiscal year ended January 2, 1994, December 31, 1993 and September 30, 1993, respectively.

   <F2>(2)  Net income per share (EPS) excludes the dilutive effect of stock options outstanding as such effect is immaterial.

   <F3>(3)  Pro forma weighted average number of common shares outstanding consists of 7,001 Scotsman shares plus 1,200 common shares issued for the acquisition plus 1,525 common stock equivalents (2,000 shares of preferred stock convertible into 1,525 shares of common stock).






   <F4>(4)  EPS excludes the effect of up to 667 additional shares of common stock which are contingently issuable as additional purchase price if the acquired entities achieve certain combined earnings levels in fiscal year 1994. These earnings levels are based on earnings before interest, taxes, depreciation and amortization (EBITDA). The minimum level of EBITDA required in fiscal 1994 that would require issuance of any of the 667 contingent shares is approximately 23% higher than combined DFC and WAL EBITDA for the fiscal years ended December 31,1993 and September 30, 1993, respectively. If all 667 contingent shares are issued, approximately $8,340 of additional purchase price and approximately $209 of additional annual amortization expense will result. If all of these contingent shares were included in the above EPS calculation, EPS would have been $.99.

   <F5>(5)  Represents amortization expense for the period of the allocation of the purchase price to the estimated fair value of the net assets acquired using a 40 year amortization period and elimination of management fees paid by DFC and WAL.

   <F6>(6)  Represents net additional interest expense for the period.
   Consists of additional interest expense on new debt at 7% per annum ($2,124) and reduction of interest expense on refinanced debt ($215).

   <F7>(7)  Represents the related tax effect of pro forma adjustments.

   <F8>(8)  See the Unaudited Pro Forma Condensed Combining Statement of
   Income for the Year Ended January 2, 1994 on page __.




























   SCOTSMAN INDUSTRIES, INC.
   UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
   For the year ended 1/2/94
   (In thousands, except per share data)

                                                                                                                WAL
                                              -----------------------------------------------------
                                                           British Pounds Sterling             US Dollars
                                              ----------------------------------------   ----------------------
                                                                     Adjust                                        DFC and
                                                                         to                                            WAL
                                               UK GAAP<F1>      US GAAP<F3>    US GAAP  US GAAP<F4>     DFC<F2>   Combined
                                                ----------       ----------    -------   ----------     ------    --------
     Net sales                                      13,970                0     13,970     $ 24,168   $ 93,650   $117,818
     Cost of sales                                   9,994                0      9,994       17,290     70,554     87,844
                                                  --------         --------   --------     --------   --------   --------

     Gross profit                                    3,976                0      3,976        6,878     23,096     29,974
     Unusual charge                                      0                0          0            0        390        390
     Selling and administrative expenses             2,360               84      2,444        4,228     13,197     17,425
                                                  --------         --------   --------     --------   --------   --------
     Income from operations                          1,616             (84)      1,532        2,650      9,509     12,159
     Interest expense, net                             266                0        266          460      2,408      2,868
                                                  --------         --------   --------     --------   --------   --------
     Income before income taxes                      1,350             (84)      1,266        2,190      7,101      9,291
     Income taxes                                      514              (9)        505          874      2,777      3,651
                                                  --------         --------   --------     --------   --------   --------
     Net income before extraordinary item and
      cumulative effect of accounting changes          836             (75)        761        1,316      4,324      5,640
     Extraordinary item - recapitalization costs         0                0          0            0          0          0
                                                  --------         --------   --------     --------   --------   --------
     Net income before cumulative effect of
      accounting changes                               836             (75)        761        1,316      4,324      5,640
     Cumulative effect of accounting changes             0                0          0            0          0          0
                                                  --------         --------   --------     --------   --------   --------
     Net income                                        836             (75)        761        1,316      4,324      5,640
     Preferred stock dividends                         120                0        120          208          0        208
                                                  --------         --------   --------     --------   --------   --------
     Net income attributable to common
      shareholders                                     716             (75)        641     $  1,108   $  4,324   $  5,432
                                                  ========         ========   ========     ========   ========   ========


     <F1> (1) Represents the historical income statement of WAL for the fiscal year ended September 30, 1993 as presented in the financial statements on page F-__.









   <F2> (2) Represents the historical income statement of DFC for the year ended December 31, 1993 as presented in the financial statements on page F-__.

   <F3> (3) Represents adjustments from UK GAAP to US GAAP as discussed in footnote 20 to the WAL financial statements on pages F-__ to F-__.

   <F4> (4) Converted from British pounds sterling to US dollars using exchange rates discussed on page __.
















































              EBITDA percentage calculation:

              EBIT at year end                         12,159

              D&A--Delfield                             1,203
              D&A--Whitlenge                              453
                                                     --------

              EBITDA at year end                       13,815
                                                     ========


              Minimum Earnings                         17,000
                                                     ========

              Maximum Earnings                         17,500
                                                     ========


              EBITDA percentage minimum                    23%
                                                     ========

              EBITDA percentage maximum                    27%
                                                     ========

              EPS if contingent shares are issued
              Net income...                           $10,468

              Less: additional amortization               209
                                                     --------

              Adjusted Net Income                     $10,259
              Shares                                   10,393
                                                     --------

              Adjusted EPS                               0.99
                                                     ========


















                                SCHEDULE 5.8

   I. LITIGATION

   A.   Delfield
        --------

        1. On April 8, 1993, Delfield received from a contract specialist at the General Services Administration (the "GSA") a request for certain information concerning sales made to the GSA under Delfield's GSA contract which was in effect from August, 1990 through September, 1992. The GSA contract required that the GSA be given the benefit of price reductions granted by Delfield on comparable sales of equipment to other customers for the Delfield products included in the Delfield catalog. As a result of a review of its records, Delfield has paid a refund of $99,397 to the GSA. Delfield has received no communication from the GSA indicating whether this matter is now closed.

        2. On or about February 5, 1992, a fire (the "Fire") at the Indianapolis Athletic Club, Indianapolis, Indiana (the "Hotel") resulted in the death of three persons and serious injuries to several persons and property damage estimated in excess of $9 million. The cause of the Fire has not yet been determined, but there have been allegations that it may have been caused by a defective refrigerator in the Hotel manufactured by Delfield or the Delfield Division of Alco Standard. The lawsuits and claims set forth below have been filed or asserted against Delfield in connection with this matter.

             a. INDIANAPOLIS ATHLETIC CLUB, INC., PLAINTIFF V. THE DELFIELD COMPANY AND G.V. AIKMAN, INC., DEFENDANTS, denominated as Cause No. 49DO29211 CT1253, filed against Delfield in the Marion County Superior Court, Indianapolis, Indiana. The complaint asserts negligence, strict liability and breach of warranty claims against Delfield arising out of the Fire, and the complaint alleges that a Delfield refrigerator Model 406 caused the Fire. The lawsuit seeks damages in excess of $9 million. Delfield was served with the Summons and Complaints on November 25, 1992.


                  A second amended complaint was filed by the Indianapolis Athletic Club on June 2, 1993 which joined Alco Standard as a defendant, in addition to Delfield and G.V. Aikman Co., Inc. Delfield was served with a second amended complaint on June 2, 1993. The claim







                  against Delfield only was dismissed without prejudice on January 24, 1994.

             b. GREGORY P. MUTZ AS INDEPENDENT EXECUTOR OF THE ESTATE OF THOMAS R. MUTZ, DECEASED, PLAINTIFF V. DELFIELD COMPANY AND G.V. AIKMAN CO., INC., DEFENDANTS, denominated as Cause No. 49DO59211 CT12521, filed against Delfield in the Marion County Superior Court, Indianapolis, Indiana. The complaint asserts negligence, strict liability and breach of warranty claims against Delfield arising out of the Fire, and the complaint alleges that a Delfield refrigerator Model 406 caused the Fire. The lawsuit seeks unspecified damages for the wrongful death of Thomas R. Mutz. Delfield was served with the Summons and Complaints on November 30, 1992. A second amended complaint in this matter was filed on February 7, 1994. On March 4, 1994, an Order of Dismissal was signed dismissing Delfield from this matter.

             c. JULIE AND SCOTT SCHULER. Delfield received a demand letter, dated December 3, 1992, on behalf of Julie Schuler and her husband Scott Schuler. It is alleged that Julie Schuler was a guest at the Hotel on the day of the Fire and that she suffered smoke inhalation and related emotional injuries. Julie Schuler has demanded $25,000 and Scott Schuler has demanded $5,500 for loss of consortium. The demand letter states that if Mr. and Mrs. Schuler commence litigation, damages asserted in litigation will exceed those sought in the demand letter.

             d. LARRY E. LUTZ, PLAINTIFF V. INDIANAPOLIS ATHLETIC CLUB, DEFENDANT, denominated as Cause No. 49F089301 CP0127, filed January 22, 1993 against the Indianapolis Athletic Club in the Marion County Municipal Court, Indianapolis, Indiana. The complaint asserts negligence claims against the Hotel arising out of the Fire. The lawsuit seeks unspecified compensatory and punitive damages.

                  An amended complaint was filed by Mr. Lutz on April 22, 1993 which joined Delfield as a defendant.


             e. UNITED STATES FIDELITY AND GUARANTY COMPANY (USF&G) AS SUBROGEE OF ROBERT B. HUNT, PLAINTIFF V. DELFIELD COMPANY AND G.V. AIKMAN CO., INC., DEFENDANTS, denominated as Cause No. 49F019305 CT0837, filed against Delfield in the Marion County Municipal Court, Indianapolis, Indiana. The complaint asserts






                  negligence claims against Delfield arising out of the Fire, and the complaint alleges that a Delfield refrigerator Model 406 caused the Fire. It is alleged that Mr. Hunt's property was severely damaged by the Fire. The lawsuit seeks a judgment of $6,511.43. Delfield was served with the Summons and Complaints on May 19, 1993.

             f. UNITED STATES FIDELITY AND GUARANTY COMPANY (USF&G) AS SUBROGEE OF MRS. EUGENE C. PULLIAM, PLAINTIFF V. DELFIELD COMPANY AND G.V. AIKMAN CO., INC., DEFENDANTS, denominated as Cause No. 49F019305 CT0837, filed against Delfield in the Marion County Municipal Court, Indianapolis, Indiana. The complaint asserts negligence claims against Delfield arising out of the Fire, and the complaint alleges that a Delfield refrigerator Model 406 caused the Fire. It is alleged that Mrs. Pulliam's property was severely damaged by the Fire. The lawsuit seeks a judgment of $5,503.96. Delfield was served with the Summons and Complaints on May 19, 1993.

             g. MICHAEL L. SPALDING AND GAYLE SPALDING, TAMMY ANN COUGAN, AS THE PERSONAL REPRESENTATIVE OF THE ESTATE OF ELLWOOD GELENIUS, DECEASED, AND ANN COMPARET, PLAINTIFFS V. INDIANAPOLIS ATHLETIC CLUB, INC., DELFIELD COMPANY, G.V. AIKMAN COMPANY, INC., AND ALCO STANDARD CORPORATION, DEFENDANTS, denominated as Cause No. 49D079310 CT1116, filed against Delfield in the Marion County Superior Court, Indianapolis, Indiana. The complaint asserts negligence and strict liability claims against Delfield arising out of the Fire, and the complaint alleges that a Delfield refrigerator Model 406 caused the Fire. It is alleged that Michael
                  L. Spalding, Ellwood Gelenius and Ann Comparet were all fire fighters engaged in fighting the Fire. It is further alleged that in the Fire, Ellwood Gelenius was killed and Michael L. Spalding and Ann Comparet suffered personal injuries. The lawsuit seeks unspecified damages for the injuries sustained by the plaintiffs. The complaint was filed on October 26, 1993.


             h. BARBARA A. LORENZANO, PERSONAL REPRESENTATIVE OF THE ESTATE OF JOHN J. LORENZANO, DECEASED, PLAINTIFF V. INDIANAPOLIS ATHLETIC CLUB, INC., DELFIELD COMPANY, G.V. AIKMAN COMPANY, INCORPORATED, AND ALCO STANDARD CORPORATION, DEFENDANTS, denominated as Cause No. 49C019310 CT3507, filed against Delfield in the Marion County Superior Court, Indianapolis, Indiana. The






                  complaint asserts negligence and strict liability claims against Delfield arising out of the Fire, and the complaint alleges that a Delfield refrigerator Model 406 caused the Fire. It is alleged that plaintiff's decedent, John J. Lorenzano was a fire fighter involved in fighting the Fire, and was killed in the Fire. The lawsuit seeks unspecified damages for the wrongful death of John J. Lorenzano. The complaint was filed on October 26, 1993.

                  The LORENZANO complaint has been consolidated with the SPALDING complaint for the purpose of pre-trial discovery and motions. Both complaints are now pending under Cause No. 49D079310 CT1116.

             i. HENRY C. KERSEY, BETTY L. KERSEY, JAMES LESLIE AND MARY LESLIE, PLAINTIFFS V. INDIANAPOLIS ATHLETIC CLUB, INC., THE DELFIELD COMPANY, G.V. AIKMAN COMPANY, INC., ALCO

                  STANDARD CORPORATION, GPD LIMITED, HEATCRAFT, INC., LYALL ASSEMBLIES, INC. D/B/A/ LYALL ELECTRIC AND TEXAS INSTRUMENTS, INC., DEFENDANTS, denominated as Cause No. 49D019402 CPO125, filed against Delfield in the Marion County Superior Court, Indianapolis, Indiana. The Complaint asserts negligence and strict liability claims against Delfield arising out of the Fire, and the Complaint alleges that a Delfield refrigerator Model 406 caused the Fire. It is alleged that the plaintiffs Henry C. Kersey and James Leslie were guests at the hotel. Betty L. Kersey and Mary Leslie, as wives of the above-named individuals, are demanding compensation for loss of consortium. The lawsuit seeks unspecified damages for the injuries suffered by the plaintiffs. The Complaint was filed on February 4, 1994.

             j. ROTARY CLUB OF INDIANAPOLIS, INC. AND PRO SHOP, PLAINTIFFS V. GPD LIMITED, TEXAS INSTRUMENTS, INC., HEATCRAFT, INC., LYALL ELECTRIC, DELFIELD DIVISION OF ALCO STANDARD, THE DELFIELD COMPANY, ALCO STANDARD, AND WHIRLPOOL, DEFENDANTS, denominated as Cause No. 49D019402 2CTO130, filed in Marion County Superior Court, Indianapolis, Indiana. The Complaint asserts negligence and strict liability claims against Delfield arising out of the Fire, and the Complaint alleges that a Delfield refrigerator Model 406 caused the Fire. It is alleged that the plaintiffs occupied space in the hotel and that the Fire caused damage to the Plaintiffs' property. The lawsuit seeks unspecified damages for the injuries suffered by the plaintiffs. The Complaint was filed on February 4, 1994.






        3. ALEXIS GAWIENOWSKI V. DELFIELD/ALCO STANDARD. Complaint filed February 27, 1991 alleges a trim strip fell from a Delfield model 9060 case causing multiple head, memory, motor and emotional losses to plaintiff. Plaintiff has assigned her rights over to the State of Washington Department of Health and Labor which is seeking
             $1.5 million.

        4. TORY L. PURKEY V. DELFIELD COMPANY AND SCRUGGS, INC. This complaint, filed October 6, 1992, alleges Mr. Purkey suffered facial injury when bowls were ejected from a dish dispenser. He seeks $200,000 damages. On October 9, 1992 Delfield responded to Mr. Purkey's attorney requesting the serial number or other identification of the alleged faulty equipment, so as to determine whether the alleged claim is a liability of Delfield or of Alco Standard. As of December 31, 1993, Delfield has not received a response to its inquiry. Delfield has forwarded the claim to Alco Standard.



        5. COMMONWEALTH V. DELFIELD. This subrogation claim, filed in October, 1992, alleges a Delfield model 6151 freezer caused a fire in November, 1990 at a Kentucky Fried Chicken insured by the plaintiff. Commonwealth seeks to recover $250,000 of alleged loss. Claim is in discovery. Alco Standard has assumed liability for this claim under the terms of the Purchase and Sale of Assets Agreement, dated as of March 20, 1991.

        6. YOUNG & YOUNG V. DELFIELD/ALCO STANDARD. A complaint filed on August 27, 1993, alleged a Delfield model 2472
             Refrigerated Equipment Stand tipped over spilling hot oil on the plaintiff. The claim is for an amount exceeding
             $10,000.

        7. TERESA DEAK V. STORE ENGINEERING, WELLS MANUFACTURING AND DELFIELD/ALCO STANDARD. Claim filed November 1, 1990 alleges a Delfield model 24102 Equipment Stand was involved in the plaintiff sustaining burns about her ankles. The suit is for an unspecified sum.

        8. MICHAEL LARRANAGA V. DELFIELD. Complaint filed May 5, 1993 alleges plaintiff received burns when a Delfield model 2472

             Low Profile Equipment Stand supporting three deep fryers tipped over burning the plaintiff about legs and upper body. Claim is for an unspecified amount.

        9. RYKOFF-SEXTON. On July 23, 1991, Delfield shipped a job for Southern Connecticut State University via Rykoff-Sexton. A dispute arose over the fit of Delfield equipment to the






             job site. Rykoff-Sexton refused to pay Delfield and alleges that the general contractor refused to pay Rykoff-Sexton. Discovery led to a history of the general contractor, Valley View Construction, failing to compensate suppliers. On September 17, 1992, Delfield filed a claim against Fidelity & Guaranty Insurance Company, bonding agent for Valley View. On November 25, 1992, Fidelity & Guaranty offered to place a sum approximating Delfield's claim in escrow pending resolution of the matter of non-payment to Rykoff-Sexton, if Delfield would drop its suit against the bonding company. Delfield's response is pending a more precise definition of the terms of the proposed escrow account.

        10. Delfield has received a letter from James T. Otenbaker requesting clarification of the term for the payment of royalties under the Agreement, dated October 26, 1982, as amended, among Oxford Air Systems, Inc., Oxford Air Products, Inc., James T. Otenbaker, Frederick L. Fritz and

             Ralph Daigle and Delfield (pursuant to an assignment by Alco Standard). Delfield is currently investigating whether the term for payment of royalties expires January 1996 or January 2001. No formal proceeding has been instituted.

   B.   Whitlenge
        ---------

        1.   SEE Schedule 5.17(b)B, item 1.

        2. Pepsi-Cola GmbH of Germany is refusing to pay Whitlenge (pounds) 94,255.20 which Whitlenge considers is due to it in respect of goods supplied to Pepsi-Cola GmbH. Pepsi Cola GmbH alleges that the products supplied were defective. Whitlenge has written off (pounds) 64,000 against the amount due from the customer. The balance owing has not yet been paid.

        3. Prior to August 1993 Whitlenge undertook a program to replace certain faulty lighting units previously supplied by it, at a cost of approximately (pounds) 54,000. However, the replacement units are also faulty and must themselves be replaced. The supplier, Kendo Electronics Limited, has agreed to issue Whitlenge with replacement units free of charge and also to provide the labor necessary to carry out the installation of these further replacement units free of charge. The management take the view that the second replacement units will be installed at no cost to Whitlenge. However, Whitlenge believes that the primary liability to replace these units, in the eyes of the customer, remains with Whitlenge.







   C.   Industries
        ----------

        1. On March 26, 1993, Remcor Products Company ("Remcor") filed a lawsuit against Group and Booth in the United States District Court for the Northern District of Illinois. In its Complaint, Remcor alleged that certain ice/drink dispensers made and sold by Group and Booth infringe a patent owned by Remcor relating to a cold plate system. The Complaint seeks an unspecified amount of compensatory damages, treble damages for willful infringement, prejudgment interest and attorneys' fees, and also a permanent injunction from further alleged acts of infringement. During the course of discovery, Remcor has asserted that it has suffered damages attributable to the alleged infringement of approximately $8.24 million during the period from 1989 through year-end 1993, exclusive of treble damages, prejudgment interest and attorneys' fees.

             This damages claim consists of claims for lost profits and a royalty on certain sales.

             Each of Group and Booth has denied that any of its products infringe Remcor's patent and has asserted that the Remcor patent is invalid and unenforceable. Each also has strongly disputed Remcor's contention that it is appropriate to apply a lost profits measure of damages in this case and contended that, even assuming infringement, validity and enforceability of the patent, the amount of compensatory damages for sales occurring through year-end 1993 would be a royalty of approximately $500,000.

        2. On July 1, 1993, Jerome P. Heilweil, the landlord of the facility which housed Group's former Glenco-Star division, filed a lawsuit against Group and against Glenco Star Corporation, the current tenant of the facility, in the United States District Court for the Eastern District of Pennsylvania. In the Complaint, the landlord alleged that the defendants violated the lease by failing to obtain the landlord's consent to the assignment of the lease to Glenco Star Corporation in September, 1992, by failing to make approximately $600,000 in maintenance and repairs to the facility and by making alterations to the property without the landlord's consent. The Complaint seeks the recovery of damages in an amount sufficient to perform the alleged repair and maintenance obligations, and a declaration that the landlord may accelerate the rent and regain possession of the property before the lease expires in August, 1996.

             The plaintiff and Group have agreed to submit plaintiff's claim that Group is responsible for damages in an amount






             equal to the cost of making certain required maintenance and repairs as a result of Group's alleged breach of certain lease obligations to binding arbitration before the American Arbitration Association (the "AAA"). To date, there have been no proceedings before the AAA and an Arbitrator has not yet been selected. Glenco Star Corporation filed a Chapter 11 bankruptcy petition on March 22, 1994 and will not, therefore, be a party to the arbitration proceeding.

             Although Group, along with Glenco Star Corporation, remains obligated to the landlord for the performance of lease obligations, Group believes that the landlord's consent to the assignment of the lease was not required, that the landlord could not have withheld consent to the assignment even if consent had been required, that the tenant's obligations to maintain and repair the facility under the lease have been met, and that the landlord approved any alterations made by Group which required the landlord's approval. Group intends to vigorously defend its position in the lawsuit and arbitration proceeding.

             SEE Schedule 5.17(a), item C.2., for other developments relating to the Glenco-Star lease.

        3.   Certain Governmental Matters.
             ----------------------------

             a. Group has filed a report with the U.S. Consumer Product Safety Commission ("CPSC") pursuant to Section 15(b) of the Consumer Product Safety Act in connection with certain Scotsman Model DC33 home ice cube machines. Group has advised the CPSC of its intention to voluntarily undertake a notice and retrofit program with respect to these machines. Group does not believe this matter could reasonably be expected to have a Material Adverse Effect.

             b. The General Services Administration (the "GSA") is currently engaged in an audit with respect to a government contract in an amount in excess of $100,000 between the federal government and Group whereby Group supplied ice machines. The GSA has not notified Group of any claims arising from this audit. Group does not believe this matter could reasonably be expected to have a Material Adverse Effect.

   II. MATERIAL CONTINGENT OBLIGATIONS:    SEE Guaranties listed on
                                           Schedule 5.18.








                                SCHEDULE 5.9

                               Capitalization

   A.   Pro forma capitalization as of 4/3/94 (end of Scotsman's first
        ------------------------------------------------------------
        fiscal quarter)<F1>
        ---------------


    Short-Term Debt (including current             $11,280
    portion of long-term debt and
    capitalized leases)

    Long-term debt and non-current portion         $84,660
    of capitalized lease obligations
    Stockholders' equity                          $73,994<F2>

    Total capitalization:                         $169,934
         (Total debt & equity)

   B.   Subsidiaries (as of April 29, 1994 and immediately after
        --------------------------------------------------------
        giving effect to the Merger and Acquisition)<F3>
        --------------------------------------------

                                  Jurisdiction of
          Name of Subsidiary        Organization           Owner (100%)
          ------------------       ------------            ------------

        1. Scotsman Group Inc.        Delaware       Scotsman Industries,



        <F1>  Includes the balance sheets of Scotsman Industries, Inc.
   and its subsidiaries as of April 3, 1994, and DFC and WAL as of March 31, 1994.

        <F2>  1.2 million shares of common stock estimated to be issued at $12.50 per share.

        <F3>  It is presently anticipated that the Subsidiaries will be restructured within twelve (12) months of the execution of the Agreement such that (a) DFC Holding Corporation becomes a Subsidiary of Scotsman Group, Inc., (b) Whitlenge Drink Equipment Limited and
   Whitlenge N.V. become Subsidiaries of Scotsman Drink Limited and (c)
   Whitlenge Acquisition Limited is liquidated.






                                                     Inc.
        2. DFC Holding                Delaware       Scotsman Industries,
           Corporation                               Inc.

        3. The Delfield               Delaware       DFC Holding Corporation
           Company

        4. Booth, Inc.                 Texas         Scotsman Group Inc.

        5. Frimont S.p.A.              Italy         Scotsman Group Inc.

        6. Castel MAC S.p.A            Italy         Scotsman Group Inc.

        7. Scotsman Drink          United Kingdom    Scotsman Group Inc.
           Limited

        8. Whitlenge               United Kingdom    Scotsman Drink Limited
           Acquisition Limited


        9. Whitlenge Drink         United Kingdom    Whitlenge Acquisition
           Equipment Limited                         Limited

        10. Whitlenge N.V.            Belgium        Whitlenge Drink
                                                     Equipment Limited
































                                SCHEDULE 5.10

                                    ERISA

   1.   Single Employer Plans:

        a.   Salaried Pension Plan of Scotsman Group, Inc.

        b.   Booth, Inc. Hourly-Rated Employees Pension Plan

        c.   Fairfax Hourly-Rated Employees Pension Plan

        d.   Delfield Hourly-Rated Employees Pension Plan

   2. As of December 31, 1993, to the best knowledge of Industries, each plan listed in item 1 has Unfunded Liability approximately equal to the amounts set forth below:

        Plan                                 Amount of Unfunded Liability
        ----                                 ----------------------------
        a. Salaried Pension Plan of Scotsman Group, Inc.    -0-

        b. Booth, Inc. Hourly-Rated Employees Pension Plan                                                                  $ 3,000

        c. Fairfax Hourly-Rated Employees Pension Plan                                                                     $ 31,000

        d. Delfield Hourly-Rated Employees Pension Plan                                                                    $484,000

   3.   Within the last five years, sponsorship of the Glenco - Star
        Hourly-Rated Employees Pension Plan, a plan with an Unfunded
        Liability of $ 40,000 at the date of the transfer (September 30, 1992), was transferred out of the Controlled Group.





                              SCHEDULE 5.17(a)

                         Owned and Leased Properties

   A.   Delfield
        --------

        1. Security interest granted in all right and title to the lease and certain proceeds under the lease and indenture, granted pursuant to a Trust Indenture, dated as of August 1, 1981, between The Industrial Development Board of the Town of Covington and First Tennessee Bank, N.A., relating to The
             Industrial Development Board of the Town of Covington
             Industrial Revenue Bonds (Litton Industries, Inc. Project)
             Series 1981.

        2. Security interest granted in all right and title to the construction fund created pursuant to a Loan Agreement,

             dated as of August 1, 1983, between Delfield and The
             Economic Development Corporation of the County of Isabella, relating to The Economic Development Corporation of the County of Isabella Economic Development Revenue Bonds (The
             Delfield Company Project).

        3.   With respect to the two parcels of property located in Union
             Township, Isabella County, Michigan, Delfield's Title
             Insurance Policy, dated May 7, 1991, does not insure against the following:

             a. 50% of all oil, gas and other minerals, and all rights pertinent thereto, as to Parcel 2;
             b. An additional possible outstanding mineral interest, as evidenced of record in Liber 508, page 335, and subsequent instruments, as to Parcel 2;
             c. An encroachment on the premises by structures purportedly belonging to owners of premises adjoining on the east; and
             d. An unrecorded oil, gas, and mineral lease -- between Delfield and John T. Stolker, dated March 1987, as to
                  Parcel 1.

        4. Security interest granted in all right and title to certain equipment and proceeds under the lease and indenture,

             granted pursuant to an Indenture and Security Agreement, dated as of September 1, 1984, between The Industrial
             Development Board of the Town of Covington and NCNB National
             Bank of North Carolina, relating to The Industrial
             Development Board of the Town of Covington Industrial
             Revenue Bonds (Alco Standard Foodservice Equipment Company
             Project) Series 1984.







        5. UCC-1 Financing Statement filed with the Secretary of State of Michigan, dated May 2, 1990, showing Pitney Bowes Credit
             Corporation as secured party and The Delfield Company as debtor, covering certain copier equipment.

        6. UCC-1 Financing Statement filed with the Secretary of State of Michigan, dated October 4, 1991, showing Machine Tool
             Finance Corporation as secured party and The Delfield
             Company as debtor, covering certain leased equipment.

        7. UCC-1 Financing Statement filed with the Secretary of State of Michigan, dated November 13, 1991, showing GTE Leasing
             Corp. as secured party and The Delfield Company as debtor, covering certain leased telephone switch and related equipment.

        8.   UCC-1 Financing Statement filed with the Secretary of State of Michigan, dated June 15, 1992, showing U.S. Leasing
             International as secured party and DFC Holding Co. and The
             Delfield Company as debtors, covering certain leased Digital
             Computer Equipment.

        9. UCC-1 Financing Statement filed with the Secretary of State of Michigan, dated August 14, 1992, showing Commercial
             Equipment Co. as secured party, Old Kent Bank as assignee, and The Delfield Company, as debtor, covering certain Lanier copier equipment.

        10. UCC-1 Financing Statement filed with the Secretary of State of Michigan, dated May 26, 1993, showing Stiles Machinery,
             Inc. as secured party and Delfield Company as debtor, covering one Heian CNC Router.

        11. UCC-1 Financing Statement filed with the Secretary of State of Tennessee, dated July 18, 1991, showing Murata Wiedemann,
             Inc. as secured party, Machine Tool Finance Corporation as assignee, and The Delfield Company as debtor, covering certain leased equipment.

        12. UCC-1 Financing Statement filed with the Secretary of State of Tennessee, dated January 7, 1992, showing Machine Tool
             Finance Corporation as secured party and The Delfield

             Company as debtor, covering certain leased equipment.

   B.   Whitlenge
        ---------

        1. Some of Whitlenge's suppliers' standard terms of supply contain retention of title provisions.






        2. Encumbrances and easements contained or referred to in the documents of title of the real property of Whitlenge.
























































               UNIT 8, HALESOWEN INDUSTRIAL PARK, CHANCEL WAY,
                          HALESOWEN, WEST MIDLANDS


       Date               Document                                    Parties
       ----               --------                                    -------

       23.6.80            Head Lease (with Memorandum endorsed 17th   William Whittingham Industrial Development
                          October 1986)                               (Halesowen) Limited and Heron Motor Group Limited

       10.4.85            License to Sub-let                          Goodwill Nominees Limited, Heron Motor Group Limited
                                                                      and Wilmid Industries Limited
       20.5.85            Underlease (and copy letter of              Heron Motor Group Limited and Wilmid Industries
                          21/12/1992)                                 Limited

       Undated            Copy Land Certificate Title No. WM202843

       19.9.78            Wayleave Agreement                          William Whittingham Industrial Development
                                                                      (Halesowen) Ltd and The Midlands Electricity Board
       9.3.1988           Copy Certificate of Incorporation on        Wilmid Industries Limited to Wilmid Public Limited
                          change of name                              Company

       24.7.92            Coal Search                                 Dudley Metropolitan Borough Council

       6.22.92            Local Authority Search No. 6298/92 (See
                          Unit 9)
       18.12.92           Land  Charges Act Search No. V4112353

                          Land Charges Act Search No. R9011014
       14.1.92

       3.2.93             License to Assign                           Venaglass Limited, Brackhurst Limited, Wilmid Public
                                                                      Limited Company and Whitlenge Drink Equipment
                                                                      Limited

       3.2.93             Assignment (and Notice of Assignment in     Wilmid Public Limited Company (1) Whitlenge Drink
                          duplicate) dated 17/2/93                    Equipment Limited
       26.5.93            License for Alterations                     Venaglass Limited, Brackhurst Limited and Whitlenge
                                                                      Drink Equipment Limited

       20.12.93           Office Copies WM 194248

       20.12.93           Office Copies WM 202843


                                    UNIT 9 HALESOWEN INDUSTRIAL PARK, HALESOWEN, WEST MIDLANDS

       Date               Document                                    Parties
       ----               --------                                    -------







       17.7.81            Head Lease                                  Goodwill Nominees Limited, William Whittingham
                                                                      Industrial Development (Halesowen) Limited and
                                                                      William Whittingham (Holdings) Limited

       2.3.83             Under Lease (with Memorandum endorsed       William Whittingham Industrial Development
                          31.10.91)                                   (Halesowen) Limited and Davies Brook & Co Limited

       25.1.82            Copy Land Certificate.  Title No.
                          WM228401
       22.11.83           Copy Land Certificate.  Title No.

                          WM281715
       2.11.92            Office Copies.  Title No. WM281715

       6.11.92            Local Authority Search No. 6298/92          Dudley Metropolitan Borough Council
                          (Applies to Unit 8 as well)
       11.1.93            License to Assign                           Venaglass Limited, Industrial Development

                                                                      (Halesowen) Limited, Davies Brook & Co Limited and
                                                                      Whitlenge Drink Equipment Limited
       11.1.93            Assignment (and Notice of Assignment in     Davies Brook & Co Limited (1) and Whitlenge Drink
                          duplicate dated 21.1.1993)                  Equipment Ltd (2)

       3.2.93             License for Alterations                     Venaglass Limited, Industrial Development
                                                                      (Halesowen) Limited and Whitlenge Drink Equipment
                                                                      Limited

       5.2.93             Land Certificate Title No. WM281715
       20.12.93           Office Copies WM 194248

       20.12.93           Office Copies WM 228401

                                    UNITS 10,11 AND 12 HALESOWEN INDUSTRIAL PARK, CHANCEL WAY,
                                                     HALESOWEN, WEST MIDLANDS
       Date               Document                                    Parties
       ----               --------                                    -------

       9.8.79             Lease                                       William Whittingham Industrial Development
                                                                      (Halesowen) Limited and Gardner Steel Limited

       15.10.82           Local Land Charges Search No. 6637/82       Dudley District Council
       20.12.82           License                                     Goodwill Nominees Limited and Gardner Steel Limited

       12.01.83           Notice of Assignment                        Gardner Steel Limited and Whitlenge Drink Equipment
                                                                      Limited

       21.03.83           Consent to Dealing                          Barclays Merchant Bank Limited
       17.5.83            Land Certificate                            Title Number WM273135

       18.7.84            Local Land Charges Search No. 4556/84       Dudley Metropolitan Borough Council








       27.11.84           License                                     Goodwill Nominees Limited and Whitlenge Drink
                                                                      Equipment Limited

       22.2.85            Deed                                        Goodwill Nominees Limited Whitlenge Drink Equipment
                                                                      Limited

       16.02.90           Rent Review Memorandum                      William Whittingham Industrial Development
                                                                      (Halesowen) Limited and Gardner Steel Limited
       21.11.91           License for Alterations                     Venaglass Limited and Whitlenge Drink Equipment
                                                                      Limited

       3.2.93             License for Alterations                     Venaglass Limited and Whitlenge Drink Equipment
                                                                      Limited

       20.12.93           Office Copies WM 194248
                                   UNIT 13, HALESOWEN INDUSTRIAL PARK, CHANCEL WAY, HALESOWEN,
                                                          WEST MIDLANDS

       Date               Document                                    Parties
       ----               --------                                    -------

       Oct 1978           Letting Plan No. 5630.57.A
       7.12.78            Replies to Enquiries Before Contract

       25.5.79            Copy of Bond                                William Whittingham Industrial Development
                                                                      (Halesowen) Limited and Phoenix Assurance Company
                                                                      Limited

       25.5.79            Copy of Duplicate Agreement                 The Borough Council of Dudley (1) William
                                                                      Whittingham Industrial Development (Halesowen)
                                                                      Limited (1)

       7.8.79             Local Land Charges Search No. 5034/79
       10.10.79           Company Search No. S77990

       30.10.79           Lease                                       William Whittingham Industrial Development
                                                                      (Halesowen) Limited and Whitlenge Drink Equipment
                                                                      Limited

       13.11.79           Office Copy entries to Title Number
                          WM172860
       23.10.75           Office Copy Entry of Agreement and          William Whittingham Industrial Development
                          Consent                                     (Halesowen) Limited and The Midlands Electricity
                                                                      Board

       28.9.78            Office Copy Entry of Agreement and          As above
                          Consent                                     18.6.84 Local Land Charges Search No. 455/84 Dudley
                                                                      Metropolitan Borough Council

       Undated            Site Plan No. 5630/50/A








       22.11.91           License                                     Venaglass Limited and Whitlenge Drink Equipment
                                                                      Limited

       Undated            Insurance Policy No. 917F627238             Sun Alliance Insurance Group

       18.11.93           Notice of Disrepair (together with copy     Venaglass Limited
                          correspondence referred to in the Notice)




       20.12.93           Office Copies WM 194248

              3. The landlord of Unit 13, Chancel Way, Halesowen, has received a survey report which reveals a small structural defect which has been caused by subsidence on this part of the Leased Real Property. If the repair costs are not covered by the landlord's insurance policy, the landlord has notified Whitlenge that it will wish to recover from Whitlenge the repair costs pursuant to the terms of the lease. Management estimates that the repairs would cost between (pounds) 10,000 and (pounds) 15,000. This is the figure which has been estimated by the landlord's surveyors.

        4. Rental agreement dated 15th January 1993 relating to Whitlenge N.V.'s property in the Benelux Businesscenter Boomes Steenweg 690 2610 Antwerp (in Flemish). Whitlenge N.V. is continuing to occupy the said property pursuant to that agreement and the rental of 56,500 Belgian Francs per month under that agreement has continued to be paid by Whitlenge N.V. No other documentation is available at this time in relation to the Antwerp property and therefore the property is subject to all matters at the date hereof which are subsisting and capable of taking effect on the property howsoever created.























   C.   Industries
        ----------

        1. UCC-1 Financing Statement filed with the Secretary of State of Illinois, dated January 28, 1991, showing Hewlett Packard Company as secured party and Scotsman Industries, Inc. as debtor, covering certain leased computer equipment.

        2. In September, 1992, Group transferred the assets of its Glenco-Star division to a wholly-owned subsidiary, Glenco Star Corporation ("Glenco"), and sold the stock of Glenco to Glenco Holdings, Inc. Glenco assumed Group's obligations under a lease for a 275,000 square foot facility in Philadelphia which expires August, 1996. Although Group was not released from its obligations to the landlord under the lease, Glenco Holdings, Inc. furnished Group with a letter of credit in the amount of $ 1.5 million under which the issuer of the letter of credit is obligated to reimburse

             Group for the amount of any rent payments made by Group to the landlord under the lease after August 1, 1994.

             Glenco defaulted in its obligation to make its February, March and April, 1994 rent payments to the landlord under the lease and has filed for bankruptcy under Chapter 11 of the federal Bankruptcy Act. Upon notice of each of the defaults, Group made a monthly rent payment in the amount of $ 57,298 due to the landlord under the lease. Group also remains obligated for certain real estate tax payments and other payments due under the lease if Glenco should fail to comply with such payment obligations. In April, 1994, Group paid approximately $ 68,696 in real estate taxes pursuant to the terms of the lease after receipt of notice that Glenco had failed to make such payments. Industries has set up a reserve to cover the remaining monthly rent payments to be made until August 1, 1994, when it anticipates that it will be able to draw upon the letter of credit. SEE ALSO
             Schedule 5.8, item C.2. for other developments relating to the Glenco-Star lease.

        3. Industries' Form 10-K filing for the Fiscal Year ended January 2, 1994 states that Industries has facilities located in Fairfax, South Carolina, consisting of a 247,000 square foot plant built in 1980 and an 80,000 square foot separate warehouse which secure Industrial Development Revenue Bonds ("Bonds") of $ 9.25 million. In addition, pursuant to the Reimbursement Agreement between Group and the issuer (the "L/C Bank") of the letter of credit supporting obligations due under the Bonds, Group has granted a lien to the L/C Bank in certain Bonds redeemed







             with proceeds from the letter of credit and all proceeds thereof.

   D.   Group
        -----

        1. UCC-1 Financing Statement filed with the Secretary of State of Illinois, dated May 6, 1991, showing Hewlett Packard Company, as secured party and Scotsman Group, Inc. as debtor, covering certain leased computer equipment.

   E.   Booth
        -----

        1. UCC-1 Financing Statement filed with the Secretary of State of Texas, dated December 2, 1993, showing Foam Supplies, Inc. as secured party and Booth - Crystal Tips Ice Systems as debtor, covering certain solventless urethane dispensing units.

        2. Booth has entered into a lease dated April 16, 1993, relating to certain real property located in Dallas, Texas which includes, to secure sums due under the lease, a grant to the lessor of a security interest in Booth's property located at the leased premises and the proceeds and products thereof. No UCC financing statement with respect to this security interest has been executed by Booth and filed with the Texas Secretary of State.





























                              SCHEDULE 5.17(b)


   A.   Delfield
        --------

        1. Agreement, dated October 26, 1982, as amended, among Oxford Air Systems, Inc., Oxford Air Products, Inc., James T. Otenbaker, Frederick L. Fritz and Ralph Daigle and Delfield (pursuant to an assignment by Alco Standard), relating to the payment of royalties to Messrs. Otenbaker, Fritz and Daigle. Delfield has received a letter from Mr. Otenbaker requesting clarification of the term for payment of royalties under this agreement. Delfield is currently investigating whether the term for payment of royalties expires January 1996 or January 2001. No formal proceeding has been instituted.


   B.   Whitlenge
        ---------

        1. Whitlenge's application for a patent in respect of its post mix soft drink dispensing system has recently been granted. The patent becomes effective following publication in the Official Journal (Patents) which is scheduled for May 11, 1994. The registered number is 2247848. Whitlenge has given preliminary instructions to its patent agent yo file an application for a patent in the United Kingdom relating to a liquid meter device. No application has been made to date.

             Under section 40 of the UK Patents Act 1977, employees may, under certain circumstances, be entitled to claim compensation for patentable inventions discovered or created by them. Such compensation is usually small. To date no employees have made a claim for compensation under the Patents Act.

        2. Due to copying of an existing tower design a decision was made not to pursue registration of the design at that time. The specific product involved was the "waverley" tower which was designed for the Coca-Cola bottler in Great Britain.
             The bottler took the view that their business would be

             better served by copying the Whitlenge design using a local sub-contracting company. Whitlenge took the view that any challenge to this decision would be detrimental to continuing business with this major customer, and therefore abandoned the registration procedure for this product.








        3. In the normal course of business Whitlenge Acquisition, Whitlenge or Whitlenge N.V. have procured the creation of certain works in which copyright may subsist. However, no formal assignment of any such copyright has been entered into.

   C.   Industries:
        ----------

        1.   SEE Schedule 5.8, item C.1.
















































                                SCHEDULE 5.18

                                Indebtedness
                                ------------

                                                                                                                Amount of
                                                                                                                Principal
                                                                                                               Outstanding
                                                                                                                  as of
             Obligor                                       Indebtedness Under                                    4/29/94
             -------                                       ------------------                                  -----------

       A.   Industries:      1.   Guaranty under that certain Amended and Restated Note Purchase Agreement         N/A
            ----------            dated as of April 29, 1994 among Industries, Group and certain investors
                                  (the "A&R NPA")
                             2.   Guaranty Agreement dated July 1, 1993 made by Industries in favor of             N/A
                                  Comerica Bank-Illinois.

                             3.   Guaranty to the State of Michigan Self-Insurance Authority, dated as of          N/A
                                  April 29, 1994, relating to claims arising under Michigan's Workers'
                                  Disability Act of 1969 against Delfield's Self-Insurance Program.

                             4.   Guaranty of Group's obligations in that certain Reimbursement Agreement          N/A
                                  dated as of March 1, 1988, as amended, in favor of the issuer of the standby letter of credit issued to support payment of the Allendale
                                  County, South Carolina, Industrial Revenue Bonds.
       B.   Group:           1.   The A&R NPA.                                                                 $ 20,000,00
            -----

                             2.   Loan Agreement dated as of March 1, 1988 between Allendale County, South     $ 9,250,000
                                  Carolina and King-Seeley Thermos Co. (Group's predecessor in interest)
                                  regarding Industrial Revenue Refunding Bonds, Series 1988 (the
                                  "Allendale Bonds")

                             3.   $5,000,000 Line of Credit with Comerica Bank-Illinois                            -0-
                             4.   Interest Rate Swap Transaction between Group and First National Bank of          N/A

                                  Chicago pursuant to an Amended Confirmation, dated March 3, 1994.
                             5.   Computer Equipment Lease                                                      $ 270,000

                             6.   Guaranty of payment and performance, dated April 8, 1993, given by Group         N/A
                                  to The Western and Southern Life Insurance Company, with respect to the lease of certain property to Booth.

                             7.   Tax Sharing Indemnification Agreement, between Household International,          N/A
                                  Inc. and Group, dated April 14, 1989.
       C. Castel MAC         1.   Castel MAC maintains various lines of credit with one or more Italian            -0-
          ----------              banks from time to time.







       D.   Frimont          1.   Frimont maintains various lines of credit with one or more Italian banks     $ 4 million
            -------               from time to time.                                                            (approx.)

                             2.   Capitalized leases for certain machinery and equipment                        $ 38,000
                                                                                                                (approx.)

       E.   Booth            1.   Guaranty under A&R NPA                                                           N/A
            -----
       F.   Delfield         1.   The lease and indenture, granted pursuant to a Trust and Indenture,          $ 3,150,000
            --------              dated as of August 1, 1981, between The Industrial Development Board of the Town of Covington and First Tennessee Bank, N.A., relating to The
                                  Industrial Development Board of the Town of Covington Industrial Revenue
                                  Bonds (Litton Industries, Inc. Project) Series 1981.
                             2.   Delfield has assumed all the liabilities and obligations of Alco                 N/A
                                  Standard Corporation ("Alco") with respect to the Guaranty, Purchase and
                                  Indemnification Agreement, between Alco and NCNB National Bank of North
                                  Carolina, dated November 2, 1984 (relating to the Series 1981 Industrial
                                  Revenue Bonds).

                             3.   Delfield has assumed all the liabilities and obligations of Alco with            N/A
                                  respect to the Guaranty, Purchase and Indemnification Agreement, between
                                  Alco and Litton Industries, Inc., dated November 2, 1984 (relating to the Series 1981 Industrial Revenue Bonds).

                             4.   Loan Agreement, dated as of August 1, 1983, between Delfield and The          $ 600,000
                                  Economic Development Corporation of the County of Isabella, relating to
                                  The Economic Development Corporation of the County of Isabella Economic
                                  Development Revenue Bonds (The Delfield Company Project) (the "Isabella
                                  Bonds").

                             5.   Guaranty by Alco, dated as of August 1, 1983 (relating to the Isabella           N/A
                                  Bonds).
                             6.   The lease and indenture, granted pursuant to an Indenture and Security           N/A
                                  Agreement, dated as of September 1, 1984, between The Industrial
                                  Development Board of the Town of Covington and NCNB National Bank of
                                  North Carolina, relating to The Industrial Revenue Bonds Series 1984
                                  (Alco Standard Foodservice Equipment Company Project) (the "Series 1984
                                  Bonds").

                             7.   Guaranty and Indemnification Agreement, between Alco and NCNB Bank of            N/A
                                  North Carolina, dated as of September 1, 1984 (relating to the Series
                                  1984 Bonds).

                             8.   Standby letter of Credit Application and Reimbursement and Security           $ 500,000
                                  Agreement dated May 18, 1992 between Delfield and NBD Bank, N.A.,               (face
                                  relating to a standby letter of credit issued in favor of the State of         amount)
                                  Michigan Bureau of Workers' Disability Compensation.

                             8.   Guaranty under A&R NPA.                                                          N/A








                             9.   Machine Tool Finance Corporation Capital Lease re: Centrum 3000 Turret       $127,027.89
                                  Punch Press.                                                                     /yr

                             10.  United States Leasing Corporation Capital Lease re: DEC VAX 4000             $226,618.05
                                                                                                               (15 pymts @
                                                                                                               $15,107.89
                                                                                                                  /yr)

       G.   DFC              1.   Guaranty under A&R NPA.                                                          N/A
            ---

       H.   Whitlenge        1.   Letter Agreement dated April 7, 1992 with Bank of Scotland Treasury              N/A
            ---------             Services Plc re: interest rate cap
                             2.   Guarantee for Payment of sums due to the Commissioners of H.M. Customs        (pounds)
                                  and Excise Service.                                                            55,000










































                                SCHEDULE 5.22

                            Environmental Matters
                            ---------------------

                                    NONE





                                SCHEDULE 5.23

                                  Insurance
                                  ---------

   A. DELFIELD:

      1.     Policies:

                                                                              (Thousands of Dollars)
                                                                                  -------------

                                                                                                      Effective     Termina-
        Coverage    Broker                Carrier                Policy No.    Limit     Deductible      Date       ion Date
        --------    ------                -------                ----------    -----     ----------   ---------     --------
        Property      MM   American Home*                       MPS ONT 2888    10,000       JJ        04/30/91     10/15/91
                      MM   Reliance Insurance Company*          MPS ONT 2888     6,250                 04/30/91     10/15/91

                      MM   Simcoe Erie Group*                   MPS ONT 2888     5,000                 04/30/91     10/15/91
                      MM   Gerling Global Insurance Company*    MPS ONT 2888     3,750                 04/30/91     10/15/91
                      MM   Royal Insurance Company*             MPS ONT 2888    37,500                 04/30/91     10/15/91

                      MM   Halifax Insurance Company*           MPS ONT 2888    15,000                 04/30/91     10/15/91
                      MM   Gerling Global Insurance Company*    MPS ONT 2888    15,000                 04/30/91     10/15/91
                      MM   Simcoe Erie Group*                   MPS ONT 2888     7,500                 04/30/91     10/15/91
                                                                               -------
                      MM   Total* - (4/30/91 - 10/15/91)                       100,000       10        04/30/91     10/15/91


                      MM   American Home*                       MPS ONT 2888    10,000                 10/15/91     10/31/92
                      MM   Reliance Insurance Company*          MPS ONT 2888     6,250                 10/15/91     10/31/92

                      MM   Gerling Global Insurance Company*    MPS ONT 2888     7,500                 10/15/91     10/31/92
                      MM   New Hampshire Insurance Company*     MPS ONT 2888     1,250                 10/15/91     10/31/92
                      MM   Royal Insurance Company*             MPS ONT 2888    37,500                 10/15/91     10/31/92
                      MM   Gerling Global Insurance Company*    MPS ONT 2888    22,500                 10/15/91     10/31/92

                      MM   Simcoe Erie Group*                   MPS ONT 2888    15,000                 10/15/91     10/31/92
                      MM   CIGNA Insurance Company*             MPS ONT 2888    50,000                 10/15/91     10/31/92
                                                                               -------
                      MM   Total* - (10/15/91-10/31/92)                        150,000       10        10/15/91     10/31/92


                      AA   CIGNA Insurance Company                              50,000                 10/31/92     10/31/93
                      AA   Royal Insurance Company                              37,500                 10/31/92     10/31/93
                      AA   Gerling Global Insurance Company                     18,750                 10/31/92     10/31/93

                      AA   Simcoe & Erie                                        18,750                 10/31/92     10/31/93
                      AA   Simcoe & Erie                                         3,000                 10/31/92     10/31/93







                      AA   Gerling Global Insurance Company                      3,750                 10/31/92     10/31/93
                      AA   Commonwealth (Reandex)                                4,500                 10/31/92     10/31/93

                      AA   St. Paul                                              3,750                 10/31/92     10/31/93
                      AA   American Home                                         4,000                 10/31/92     10/31/93
                      AA   Commerce & Industry                                   2,500                 10/31/92     10/31/93
                      AA   Gerling Global Insurance Company                      2,500                 10/31/92     10/31/93

                      AA   Commonwealth (Reandex)                                1,000                 10/31/92     10/31/93
                                                                               -------
                      AA   Total - (10/31/92 - 10/31/93)                       150,000       25        10/31/92     10/31/93


                      AA   CIGNA Insurance Company                              50,000                 10/31/93     10/31/94
                      AA   Royal Insurance Company                              37,500                 10/31/93     10/31/94
                      AA   Gerling Global General Ins. Co.                      18,750                 10/31/93     10/31/94
                      AA   Simcoe & Erie General Ins. Co.                       18,750                 10/31/93     10/31/94

                      AA   Aetna Casualty & Surety                               6,250                 10/31/93     10/31/94
                      AA   Commerce & Industry/AIG                               6,250                 10/31/93     10/31/94
                      AA   St. Paul Fire & Marine                                5,000                 10/31/93     10/31/94

                      AA   Marine Office of America                              3,750                 10/31/93     10/31/94
                      AA   Allianz Insurance Co.                                 2,500                 10/31/93     10/31/94
                      AA   Gerline Global General Ins. Co.
                           Aetna Casualty & Surety                               1,250                 10/31/93     10/31/94
                                                                               -------

                      AA   Total (10/31/93 - 10/31/94)                         150,000       25        10/31/93     10/31/94

       Machinery      MM   Lumbermens Mutual Casualty Company*  3XL119640-02    50,000       25        04/30/91     10/15/91

                      MM   Lumbermens Mutual Casualty Company*  3XL119640-03    50,000       25        10/15/91     11/15/92
                      AA   Federal Insurance Company (Chubb)                   100,000       25        11/15/92     10/31/93
                      AA   Federal Insurance Company (Chubb)                   100,000       25        10/31/93     10/31/94


         Excess
       Liability      MM   Chubb Insurance Co.*                 79099721         5,000                 04/30/91     10/15/91
                      MM   Chubb Insurance Co.*                 79078223        10,000                 04/30/91     10/15/91
                      MM   Chubb Insurance Co.*                 79078221        10,000                 04/30/91     10/15/91

                      MM   Reliance Insurance Company*          7001514          5,000                 04/30/91     10/15/91
                      MM   Reliance Insurance Company*          7001236         10,000                 04/30/91     10/15/91
                      MM   Royal Insurance Co.*                 60191898         5,000                 04/30/91     10/15/91
                      MM   Zurich Insurance Co.*                8802994         10,000                 04/30/91     10/15/91

                      MM   CIGNA Insurance Co.*                 XCP007159       25,000                 04/30/91     10/15/91
                      MM   New Hampshire Insurance Co.*         5460150          2,000                 04/30/91     10/15/91
                      MM   Canadian General Ins. Co.*           IE15128         12,000                 04/30/91     10/15/91

                      MM   Continental Insurance Co.*           CX3593633       10,000                 04/30/91     10/15/91






                      MM   Guardian Insurance Co.*              4300285         10,000                 04/30/91     10/15/91
                      MM   Guardian Insurance Co.*              4300277         10,000                 04/30/91     10/15/91

                      MM   General Accident*                    3335020          5,000                 04/30/91     10/15/91
                      MM   The Elite*                           EX501457         5,000                 04/30/91     10/15/91
                                                                               -------
                      MM   Total* (4/30/91 - 10/15/91)                         134,000       10        04/30/91     10/15/91
                      MM   Reliance Insurance Company*          7001828          5,000                 10/15/91     10/15/92

                      MM   Guardian Insurance Company*          4300657          5,000                 10/15/91     10/15/92
                      MM   New Hampshire Insurance Co.*         5460266         10,000                 10/15/91     10/15/92
                      MM   Reliance Insurance Company*          7001829          5,000                 10/15/91     10/15/92

                      MM   CIGNA Insurance Company*             XCP007159        5,000                 10/15/91     10/15/92
                      MM   Guardian Insurance Company*          4300658         10,000                 10/15/91     10/15/92
                      MM   Canadian General Insurance*          IE15378         10,000                 10/15/91     10/15/92
                      MM   CIGNA Insurance Company*             XCP007159       20,000                 10/15/91     10/15/92

                      MM   Chubb Insurance Company*             79078221        10,000                 10/15/91     10/15/92
                      MM   Continental Insurance Company*       CX3553867       10,000                 10/15/91     10/15/92
                      MM   Zurich Insurance Company*            8815201         10,000                 10/15/91     10/15/92

                      MM   Chubb Insurance*                     79078223        15,000                 10/15/91     10/15/92
                      MM   Royal Insurance Company*             60191898         5,000                 10/15/91     10/15/92
                      MM   Reliance Insurance Company*          7001825         10,000                 10/15/91     10/15/92
                      MM   General Accident Assurance*          3335020          5,000                 10/15/91     10/15/92

                      MM   Elite Insurance Company*             EX501457         5,000                 10/15/91     10/15/92
                      MM   New Hampshire Insurance Co.*         5460267          3,000                 10/15/91     10/15/92
                      MM   Canadian General Insurance Co.*      IE15379          7,000                 10/15/91     10/15/92
                                                                               -------

                      MM   Total* (10/15/91 - 10/15/92)                        150,000       10        10/15/91     10/15/92

                      AA   Royal Insurance Company*                              5,000                 10/15/92     10/15/93
                      AA   Simcoe & Erie*                                        5,000                 10/15/92     10/15/93

                      AA   General Accident*                                     5,000                 10/15/92     10/15/93
                      AA   Continental (10/15-11/15), Ian
                           Elliot* (11/15)                                      10,000                 10/15/92     10/15/93
                      AA   Royal Insurance Company*                             10,000                 10/15/92     10/15/93

                      AA   Zurich Insurance Company*                            10,000                 10/15/92     10/15/93
                      AA   Royal Insurance Company*                              5,000                 10/15/92     10/15/93
                      AA   CIGNA Insurance Company*                             25,000                 10/15/92     10/15/93
                      AA   Chubb Insurance Company*                             25,000                 10/15/92     10/15/93

                      AA   AIG*                                                 20,000                 10/15/92     10/15/93
                      AA   Reliance Insurance Company*                          10,000                 10/15/92     10/15/93
                      AA   AIG*                                                 20,000                 10/15/92     10/15/93
                                                                               -------







                      AA   Total* (10/15/92 - 10/15/93)                        150,000       10        10/15/92     10/15/93


                      AA   Royal Insurance Company*                              5,000                 10/15/93     10/15/94
                      AA   Ian Elliot Ltd.*                                     10,000                 10/15/93     10/15/94
                      AA   Royal Insurance Company*                             10,000                 10/15/93     10/15/94
                      AA   Zurich Canada*                                       10,000                 10/15/93     10/15/94

                      AA   Royal Insurance Company*                              5,000                 10/15/93     10/15/94
                      AA   CIGNA Insurance Company*                             30,000                 10/15/93     10/15/94
                      AA   Chubb Insurance Company*                             30,000                 10/15/93     10/15/94

                      AA   American International Companies*                    20,000                 10/15/93     10/15/94
                      AA   Reliance Insurance Company*                          10,000                 10/15/93     10/15/94
                      AA   American International Companies*                    20,000                 10/15/93     10/15/94
                                                                               -------
                      AA   Total* (10/15/93 - 10/15/94)                        150,000       10        10/15/93     10/15/94


      Directors &
        Officers      MM   Chubb Insurance Company*             81081782A       15,000      250        04/30/91     10/15/91
                      MM   Chubb Insurance Company*             81081742        15,000      250        10/15/91     11/15/92

                      AA   Chubb Insurance Company/                             15,000      250        11/15/92     11/15/94
                           American Home Assurance Co.*         810817420       15,000      -0-        Feb 1993     11/15/94

         Crime        MM   Chubb Insurance Company*             81081743B        5,000       5         04/30/91     10/15/91

                      MM   Chubb Insurance Company*             81081743         5,000       5         10/15/91     11/15/92
                      AA   Chubb Insurance Company*             81081743         5,000       5         11/15/92     11/15/94


        Special
         Crime        MM   Chubb Insurance Company*             81081742A        5,000       0         04/30/91     10/15/91
                      MM   Reliance Insurance Company*          NFK2393672      15,000       0         10/15/91     11/15/92
                      AA   Chubb Insurance Company*             81339541        15,000       0         11/15/92     11/15/94


       Fiduciary      MM   Chubb Insurance Company*             81081494A       15,000       5         04/30/91     10/15/91
                      MM   Chubb Insurance Company*             81081494        15,000       5         10/15/91     11/15/92
                      AA   Chubb Insurance Company*             81081494C       15,000       5         11/15/92     11/15/94

      Fiduciary -
         Excess       MM   Reliance Insurance Company*          7001655         10,000                 04/30/91     10/15/91
                      MM   Reliance Insurance Company*                          10,000                 10/15/91     11/15/92
                      AA   Reliance Insurance Company*          7002798         10,000                 11/15/92     11/15/94


        Worker's
      Compensation
       - CA & FL      JH   Federal Insurance Co.                71628488                     0         04/27/91     10/15/92







                      JH   Federal Insurance Co.                71628488                     0         10/15/92     10/15/93
       California    None  State Compensation Ins. Fund (State                                         10/14/94     10/14/94
          Only             of Calif.)


        Worker's
      Compensation
          - TN        JH   Employers Insurance of Wausau        171203063372                 0         04/27/91     06/01/92
                           Hartford Underwriters Insurance,
                      JH   Inc.                                 77WZCQ9272                             06/01/93     06/01/92

        Florida
        added to           Hartford Underwriters Insurance,
      this policy     JH   Inc.                                                          77WZCQ9272    06/01/93     06/01/94
        Worker's
      Compensation
          -MI         JH   Employers Insurance of Wausau        171203063372                 0         04/27/91     06/01/92
                      JH   Employers Reinsurance Corporation    C-18219R                    300        06/01/92     06/01/93

                      JH   Employers Reinsurance Corporation    C-18219R                    300        06/01/93     06/01/94
       Exporters      JH   Great Northern Insurance Co.         73181748         1,000       1         04/27/91     10/15/92
                      JH   Great Northern Insurance Co.         73181748         1,000       1         10/15/92     10/15/93
                      JH   Great Northern Insurance Co.         73181748         1,000       1         10/15/93     10/15/94

       Liability      JH   Federal Insurance Company            352582055        2,000       0         04/27/91     10/15/92
                      JH   Federal Insurance Company            352582055        2,000       0         10/15/92     10/15/93
                      JH   Federal Insurance Company            352582055        2,000       0         10/15/93     10/15/94

       Automobile     JH   Federal Insurance Company            73186816         1,000       0         04/27/91     10/15/92
                      JH   Federal Insurance Company            73186816         1,000       0         10/15/92     10/15/93
                      JH   Federal Insurance Company            73186816         1,000       0         10/15/93     10/15/94


         Excess
       Liability      JH   Federal Insurance Company            7968-56-91       2,000       0         04/27/91     06/11/91
                      JH   Crum & Forster                                        2,000       0         06/11/91     10/15/92
                      JH   National Union Fire Insurance Co.    BE3088060        2,000       0         10/15/92     10/15/93

                      JH   National Union Fire Insurance Co.    BE3088060        2,000       0         10/15/93     10/15/94


     B.     Whitlenge
     ---------

     1.   SEE the attached copies of the following documents:

          (a) Register of insurances held by Whitlenge prepared by Jardine Insurance Brokers Limited in November 1993.










          (b)  One page schedule produced by Jardine Insurance Brokers
               Limited showing the general claims experience of Whitlenge for the three years ended 31st October 1993.

          (c) One page "motor insurance fleet experience" schedule produced by Norwich Union on 7th October 1993.

          (d) Register of Insurances of Whitlenge N.V. (in Flemish) produced by De Vaderlandsche.

   C. OTHER: SEE the attached exhibit re: Industries' insurance schedule.














































                          WHITLENGE DRINK EQUIPMENT

                                   LIMITED















































   [LOGO]  Jardine Insurance Brokers Limited







                                                     Date:  November 1993



   REGISTER OF INSURANCES
   ______________________________________________________________________

   Insured:            Whitlenge Drink Equipment Limited

   Class of            Combined Liability
   Insurance:

   Period:             15th October 1993 - 14th October 1994
                       Both Days Inclusive

   Insurers:           AXA Insurance Company Ltd

   Policy Number:      55 LC 51000967


   Premium:            (Pounds) 9,192.20

   Interest:           Legal liability for injury or illness to employees
                       in the course of their employment and legal
                       liability injury or illness to members of the
                       public or damage to their property

                       Employers Liability Unlimited
                       Public Liability      (Pounds) 1,000,000 each and
                                             every loss/unlimited
                       Products Liability    (Pounds) 1,000,000 each and
                                             every loss/and in all

   Situation:          Anywhere in the United Kingdom, Channel Islands
                       and Isle of Man and commercial visits abroad
                       Worldwide for Products

   Conditions:         1.  Employee shall mean:
                           (a) any person under a contract of service or
                               apprenticeship with the Insured.
                           (b) any person who is hired to or borrowed by
                               the Insured,
                           (c) any self-employed person providing labour
                               on




   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                           (d) any person engaged under a work experience
                               scheme, while working for the Insured in connection with the Business

                       2.  The business shall include:

                           (a) the provision and management of canteen,
                               sports, social or welfare organisations
                               for the benefit of Employees and fire,
                               first-aid, medical and ambulance services,
                           (b) maintenance and minor building work on
                               premises owned or occupied by the Insured

                       3.  Additional persons insured:
                           (a) any officer, committee or member of the
                               Insured's canteen, sports, social or
                               welfare organizations, fire, first aid,
                               medical or ambulance services in their

                               respective capacities,
                           (b) any director of the Insured or Employee in
                               respect of liability arising in connection with the business,
                           (d) Any principal to the extent required by
                               contract or agreement entered into by the Insured

                       4.  Including:
                           (a) cross liability clause
                           (b) liability for damage to leasehold premises
                           (c) liability for accidental obstruction, loss
                               of amenities, trespass, nuisance or like cause
                           (d) liability under Defective Premises Acts
                               other than damage to premises

                       5.  Excluding:
                           (a) professional advice or advice given for a
                               fee
                           (b) liability arising from the ownership or
                               possession of aircraft or water craft
                               other than safety boats or manually
                               propelled craft
                           (c) the company shall not be liable for any

                               bodily injury or disease arising out of
                               any work in or on railway installations,

   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                               airports, aerodromes, aircraft,
                               watercraft, blast furnaces, chimney
                               shafts, collieries, dams, gas works,
                               mines, power stations, steeples, towers, tunnels, viaducts, bridges, quarries, chemical works, oil refineries, fuel depots or off-shore structures or installations

                               Further, this endorsement shall not apply in respect of work in office administration or terminal buildings and/or cafetaria areas not forming part of above mentioned areas.

                       Warranty
                       --------


                       It is warranted by the Policyholder that in respect of the use away from the policyholders own premises of electric oxy-acetylene or similar welding or cutting equipment, blow torches or any other heat producing equipment the undernoted precautions will be complied with on each occasion:

                         1. Whenever possible the Insured shall appoint a suitable person to be responsible for fire safety

                         2.  (a) The area in which work is to be carried
                                 out including any area on the other side of any wall or partition will be inspected to ensure that no combustible material is in danger of ignition either directly or by conduction

                             (b) In connection with work in or on private
                                 dwellings all combustible material in
                                 the immediate vicinity of the work will
                                 be temporarily sealed off from the
                                 affected area by suitable fire resistant covers or screens




   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                             (c) In connection with all other premises
                                 all combustable materials must be
                                 removed to a distance of not Less than
                                 10 metres from the work.  Any immovable
                                 combustible material will be temporarily sealed off from the affected area by suitable fire resisting covers or screens

                         3. Fire extinguishing appliances will be kept available in full working order immediately to hand and ready for use

                         4.  (a) Equipment will be lighted as short a
                                 time as possible before use and
                                 extinguished immediately after use
                             (b) Ignited equipment will not be left
                                 unattended


                         5.  A full examination will be made for at least
                             30 minutes before leaving the area in the vicinity of the work including any area on the other side of any wall or partition to ensure that there is no incipient risk of fire

                         The above Heat Warranty applies to direct
                         Employees and labour only sub-contractors

                       General
                       -------

                       Estimated wages 1993/94

                         Clerical                     (Pounds)  1,400,000
                         All Others                   (Pounds)  1,600 000


                       Estimated Turnover             (Pounds) 14,000,000

   Excesses/
   Deductibles:        Property damage excess
                       (a) All claims                        (Pounds) 100

                       (b) Arising in connection with the
                           application of heat               (Pounds) 500

   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






















































   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                                                     Date:  November 1993


   REGISTER OF INSURANCES
   _____________________________________________________________________


   Insured:            Whitlenge Drink Equipment Limited

   Class of            Money
   Insurance:

   Period:             15th October 1993 - 14th October 1994
                       Both Days Inclusive

   Insurers:           James Hunt Dix (Insurance) Limited

   Policy Number:      L0014370K001


   Premium:            (Pounds) 600.00

   Interest:           Loss by any cause   subject to the Policy limits

   Limits of                                                       Pounds
   Liability:                                                      ------
                       1.  Crossed cheques and limited
                           negotiables                            250,000
                       2.  Residences of employees                    250
                       3.  Out of safe when closed for business       250
                       4.  Unexpired units in franking    The sum insured
                           machines
                       5.  From locked safe overnight:-
                           (a) any unspecified safe                 1,500
                       6.  Any other loss                          20,000

   Situation:          Anywhere in the United Kingdom

   Conditions:         1.  Discovery clause - 7 days for employee theft

                       2.  Including P.A. assault:-                Pounds
                                                                   ------
                           (a) death/limbs/eyes                    10,000
                           (b) permanent total disablement         10,000

                           (c) weekly-disablement for 104 weeks       250


   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                       3.  Any other loss limit increased to (Pounds)
                           60,000 prior to holiday period

                       4.  Including:
                           (a) personal effects (Pounds) 250
                           (b) reinstatement basis of settlement for
                               safes and security containers

                       5.  Excluding:
                           (a) shortage, due to clerical or accounting
                               errors
                           (b) loss from unattended vehicle or
                               coin-operated machines
                           (c) any loss where a safe has been opened by a
                               key or safe combination left on the
                               premises

                       6.  Warranted that the following escrow/security

                           arrangements apply in transit:
                           (a) two persons for carryings in excess of
                               (Pounds) 2,000
                           (b) three persons for carryings in excess of
                               (Pounds) 5,000
                           (c) A professional security company to be used
                               for larger sums
                           (d) outside business hours the safe to be kept
                               locked and key of the safe not to be left on the premises

                       7.  The term "Money" shall include:
                           ------------------------------
                           Cash, bank notes, tokens, currency notes,
                           cheques, money orders, Giro cheques, bankers
                           drafts, bills of exchange, unused postage
                           stamps, holiday with pay stamps, national
                           savings stamps and certificates, national
                           insurance stamps, luncheon vouchers, warrants,
                           premium bonds, trading stamps and vouchers,
                           *bus and railway travel warrants, *railway
                           tickets, airline tickets which have been
                           authenticated and purchased for use,
                           travellers cheques, credit company sales
                           vouchers, VAT purchase invoices, embossed

                           stamps, unexpired franking machine units and any other security for money

   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                       General
                       -------

                       Estimated annual carryings 1993/94(Pounds) 100,000
                       Carryings by Group 4











































   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                                                     Date:  November 1993


   REGISTER OF INSURANCES
   ______________________________________________________________________


   Insured:            Whitlenge Drink Equipment Limited

   Class of            Engineering - Computers
   Insurance:

   Period              15th October 1993 - 14th October 1994
                       Both Days Inclusive

   Insurers:           Commercial Union Assurance Company Ltd

   Policy Number:      JX928928669


   Premium:            (Pounds) 350.00

   Interest:                                                       Limit
                                                                 (Pounds)
                                                                 --------

                       1.  Damage to Computers and ancillary
                           equipment and data carrying materials  100,000
                       2.  Data reinstatement costs                11,000
                       3.  Additional cost of working,
                           for 6 months                            12,500
                       4.  Data carrying materials anywhere
                           in the United Kingdom                      100
                                                                  -------
                                                                  123,600
                                                                  -------

   Situation:          The Insured's premises and anywhere in the United
                       Kingdom for data carrying materials

   Conditions:         1.  Subject to average

                       2.  Including:
                         (a) reinstatement, with 85% average, local

                             authority consultants/accountants fees and removal of debris

   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                         (b) accidental failure of public electricity
                             supply
                         (c) automatic reinstatement of loss
                         (d) temporary removal

                       3. Excluding loss from unattended vehicles unless locked or in a security locked building overnight

                       4.  warranted that the computer is
                           serviced/maintained by supplier or other competent engineers

   Excesses/           (Pounds) 50 each and every loss increasing to
   Deductibles:        (Pounds) 500 in respect of Theft from premises
                       unless an NACOSS Approved Security System
                       installed































   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                                                     Date:  November 1993


   REGISTER OF INSURANCES
   ______________________________________________________________________

   Insured:            Whitlenge Drink Equipment Limited

   Class of            Group Personal Accident (and Travel)
   Insurance:

   Period:             15th October 1993 - 14th October 1994
                       Both Days Inclusive

   Insurers:           Cornhill Insurance Company Ltd

   Policy Number:      01/RA/523034609


   Premium:            (Pounds) 630.00

   Interest:           In respect of the following Insured Persons

                       (a) Accidental bodily injury
                       (b) Medical, travel and cancellation expenses
                       (c) Loss or damage to Personal Property and Money

   Situation:          Anywhere outside of the United Kingdom

   Conditions:

   Insured Persons:    Category A: Any Director or Employee of the
                                   Insured or accompanying family members

   Effective Time/
   Journey:            Category A: Any Journey (Holiday or Business) not
                                   exceeding 3 months in duration and
                                   outside the United Kingdom)

                       Personal Accident Benefits

                       1.  Death (within 24 months of accident)
                       2.  (a) Loss of two or more limbs or both eyes or
                               one of each

                           (b) Loss of one limb or eye
                       3.  Permanent Total Disablement

   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                       4.  Total disablement for 104 weeks
                       5.  Partial disablement for 104 weeks

   Scale of            Under Section 1
   Benefits:

   Category:           1       (Pounds) 100,000
                       2(a)    (Pounds) 100,000
                       2(b)    (Pounds) 100,000
                       3       (Pounds) 100,000
                       4       (Pounds)     100
                       5       (Pounds)      50
                       Deferment
                       Period                 -

                       Travel Benefits

                                                                      Sum

                       Sections covered:                          Insured
                       ----------------                           -------

   Category:                                                     (Pounds)
                       2.  Medical/Travel expenses              1,000,000
                       4.  Personal property and money              5,500
                       5.  Replacement expenses
                           Emergency Rescue Service             1,000,000
                           Personal Public Liability            1,000,000
                           Cancellation and Curtailment             3,000

                       1.  Loss of limbs shall include loss of use

                       2.  Disappearance included

                       3. Injury as a direct result of unavoidable exposure to the elements shall be deemed
                           Bodily Injury

                       4.  Conveyance/Aircraft limit (Pound) 300,000

                       5.  Permanent Total Disablement shall mean
                           disablement which entirely prevents the
                           Insured Person from attending to his/her usual business or occupation and which lasts for 12 calendar months and at the expiry of that period is beyond hope of improvement

   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                       6.  Cover shall not apply to bodily injury
                           consequent upon
                           (a) war whether declared or not between any of
                               the following countries, namely France,
                               United Kingdom, former constituent parts of the Union of Soviet Socialist Republic,
                               Peoples Republic of China and United
                               States of America or
                           (b) war in Europe whether declared or not
                               (other than civil war but including any
                               enforcement action by or on behalf of the United Nations) in which any of those countries or any armed forces thereof are engaged but this shall not apply where the bodily injury occurs in the course of a journey involving travel outside the Insured Persons country of residence


                       7. The benefit for loss of one or both eyes shall also be payable if the Insured Person
                           (a) has lost the effective use of his or her
                               eyes and has been added to the Register of Blind persons on the authority of an Ophthalmic Specialist
                           (b) has a vision of only 3/60 or worse

                       8. Travel section is non adjustable (subject to annual review of travel pattern)

                       9.  Including:

                           (a) bank and credit cards, signed travellers
                               and other cheques, travel tickets and
                               petrol and other coupons as money
                           (b) reasonable costs up to (Pounds) 200 to
                               replace essential articles
                           (c) pairs and set clause
                           (d) personal liability for injury or damage to
                               others - (Pounds) 1,000,000 any one claim plus expenses and costs incurred

                       10. Excluding:-


                           (a) flying except as a passenger

   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                           (b) any Insured Person over 70 years of age
                           (c) pregnancy within 2 months of commencement
                               of trip
                           (d) journeys taken against medical advice
                           (e) suicide or intentional self-injury
                           (f) active service in any armed forces except
                               as volunteer reservists
                           (g) sickness under Section 1

                       11. In respect insurance for loss of baggage and
                           money, cover excludes:
                           (a) vehicles and accessories
                           (b) moth, vermin, wear and tear, atmospheric
                               or climatic conditions or gradual
                               deterioration
                           (c) mechanical and electrical failure
                           (d) process of cleaning, restoring, repairing
                               or alteration

                           (e) loss not reported to the police or
                               transport carrier within 24 hours of
                               discovery
                           (f) money losses due to shortage, error,
                               omission or depreciation

                       General
                       -------

                       Single article limit (Pounds) 500 applies and (Pounds) 500 overall in respect of valuables i.e.
                       Jewellery, Furs, Watches, Radio,
                       photographic/Video Equipment

                       Travel Pattern:

                         European Trips  (60) Average Duration 3 days
                         USA/Canada      ( 2) Average Duration 5 days
                         Elsewhere       (16) Average Duration 16 days

   Excesses/           (Pounds) 100 each and every loss
   Deductibles:







   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                                                     Date:  November 1993


   REGISTER OF INSURANCES
   ______________________________________________________________________


   Insured:            Whitlenge Drink Equipment Limited

   Class of            Commercial Legal Expenses
   Insurance:

   Period:             15th October 1993 - 14th October 1994
                       Both Days Inclusive

   Insurers:           Legal Protection Group Ltd

   Policy Number:      LN10058217


   Premium:            (Pounds) 4,597.60

   Interest:           Legal Expenses which arise from the conduct of the
                       Insured's business and which relate to any claim
                       or legal proceedings made by or against the
                       Insured within the Territorial Limits and notified
                       to us during the  Period of Insurance

   Situation:          Anywhere in the United Kingdom

   Conditions:         See Policy Document for full Conditions

                       SECTION 1 - EMPLOYMENT COVER
                       ----------------------------

                       The defence of any dispute with an Employee, ex-Employee or prospective Employee relating to:
                         (a) the contract of employment with the Insured
                         (b) breaches or alleged breaches of the
                             Legislation
                       which may lead to civil or criminal claims or legal proceedings against the Insured provided that:




   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                         any dismissal complies with the Insured's
                         Established disciplinary procedures

                       SECTION 2 - PROSECUTION DEFENCE
                       -------------------------------

                       The defence of any act or omission or alleged act or omission by the Insured which leads to:

                       (a) the service of an Improvement Notice or
                           Prohibition Notice under the Health and Safety at Work etc Act 1974 or the Health and Safety
                           (Northern Ireland) Order 1978 against which the Insured wishes to appeal
                       (b) The Insured's Prosecution in a court of
                           criminal jurisdiction

                       SECTION 5 - CONTRACT COVER

                       --------------------------

                       The pursuit or defence of any dispute with a customer or supplier in respect of a contract for the sale, purchase, hire or supply of goods or services provided that
                         (i)   the amount in dispute exceeds the Minimum
                               Amount in Dispute specified in the
                               schedule
                         (ii) where the dispute relates to money owed to the Insured any claim is made within six months of the date that the money became due and payable

                       SECTION 6 - PROPERTY LEGAL DISPUTES
                       -----------------------------------

                       The pursuit or defence of disputes relating to:
                         (a) the possession of freehold or leasehold
                             property owned or occupied by the Insured
                         (b) any negligent act, omission or nuisance
                             caused by a Third Party relating to property owned by the Insured or for which the

                             Insured is legally responsible other than motor vehicles, aircraft or watercraft

   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






   Limits of           (Pounds) 50,000 per claim and (Pounds) 10,000 for
   Indemnity:          Attendance Expenses (max. (Pounds) 150 per day per
                       employee}

                       Annual Aggregate (Pounds) 1,000,000.

   Terms/Conditions/   For full details please refer to policy.
   Exclusion:
                       In particular please note that the insurers will
                       not be liable for legal costs incurred without
                       their written consent and where their recommended
                       procedures have not been followed.

                       In the event of a potential claim IMMEDIATE notification must be provided to the insurers.

                       CONTACT MUST BE MADE PRIOR TO ANY DISMISSAL


   Excesses/           10% Co-Insurance in respect of contract cover
   Deductibles:        Minimum amount in dispute in respect of contract
                       cover (Pounds) 1,000


























   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                                                     Date:  November 1993


   REGISTER OF INSURANCES
   ______________________________________________________________________

   Insured:            Whitlenge Drink Equipment Limited

   Class of
   Insurance:          Intellectual Property

   Period:             15th October 1993 - 14th October 1994
                       Both Days Inclusive

   Insurers:           Legal Protection Group Ltd

   Policy Number:      5000127


   Premium:            (Pounds) 5,104.00

   Interest:           As per Conditions

   Situation:          Territorial Limit - Anywhere in the United Kingdom

   Conditions:         Legal expenses which arise from any claim or legal
                       proceeding made brought or commenced by or against
                       the policyholder during the period of insurance in
                       respect of:

                         A.  Patents
                         B.  Copyright and Design
                         C.  Brand Names, Trade and Service Marks
                         D.  Breach of Confidentiality
                         E.  Passing Off and Injurious Falsehood

   Limit of            (Pounds)
   Indemnity:                                             50,000  any one claim and up to
                                                       1,000,000  in the aggregate
                                                             150  daily for witness attendance allowance
                                   and up to
                                                          10,000  in the aggregate
                                                           5,000  in the aggregate for customs fees
                                   payable




   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                                                     Date:  November 1993


   REGISTER OF INSURANCES
   ______________________________________________________________________

   Insured:            Whitlenge Drink Equipment Limited

   Class of            Motor Fleet - Commercial Vehicles/Private Cars
   Insurance:

   Periods:            15th October 1993 - 14th October 1994
                       Both Days Inclusive

   Insurers:           Norwich Union Insurance Group Ltd

   Policy Number:      92310A90031/32


   Premium:            (Pounds) 15,500.00

   Interest:           Comprehensive cover in respect of
                         (a) any goods carrying vehicle
                         (b) any private car
                       owned, hired or used by the Insured driven by any
                       authorised person for social, domestic and
                       pleasure purposes and the Insured's business

   Situation:          Great Britain, Northern Ireland (Republic of
                       Ireland,) the Isle of Man, the Channel Islands and
                       by agreement the Continent of Europe

   Conditions:         1.  The Policy includes manslaughter legal defence
                           costs without age restriction - Unlimited

                       2. Third Party section includes third party property damage for commercial vehicles and special types - limit (Pounds) 1,000,000

                       3.  The Damage section includes:
                           (a) windscreen replacement unlimited
                           (b) malicious damage
                           (c) rugs and personal effects (private
                               cars/commercial vehicles (Pounds) 500


                       4.  Excluding:

   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                           (a) carriage of goods for reward
                           (b) carriage of passengers for reward
                           (c) hiring out vehicles or trailers

   Schedule of         As per attached
   Vehicles:

   Excesses/           (Pounds) 250 Accidental Damage, Fire, Theft and
   Deductibles:        Windscreen Excess







































   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                                  SCHEDULE
                                  --------

    PRIVATE CARS
    ------------

    MAKE/MODEL                      C.C./GVW   YEAR      REG. NO.
    ----------                      --------   ----      --------
     1. Mercedes 320 TE             3200       1993      11 WDE
     2. Rover 420 GSi               1994       1993      K149 VNX
     3. Ford Orion Ghia             1800       1993      K566 OUY

     4. Volvo 740 GLE               2316       1988      E331 MAC
     5. VW Passat GL Estate         1998       1992      K601 TUE
     6. Austin Montego 2.0 GTi      2000                 F365 GFD
        Estate

     7. Vauxhall Cavalier GSi       1958       1992      J483 YVX
     8. Mercedes 280 E              2800       1993      K955 AOV
     9. Ford Sierra LX Estate       1800       1991      H680 UAB
    10. Volvo 940 GL                2000       1992      J173 NDB

    11. Volvo 940 GL                2000       1992      J174 NDB
    12. Volvo 940 GLE               2300       1992      J820 SAC
    13. Volvo 940 GLT               2000       1992      J819 SAC

    14. Renault Savanna "D"         1900       1992      J873 MFK
    15. BMW 520i                    2000       1992      K2 NCG


    COMMERCIAL VEHICLES
    -------------------

    MAKE/MODEL                      C.C./GVW   YEAR      REG. NO.
    ----------                      --------   ----      --------
     1. Renault Van                 1.5 T      1983      A425 XOV
     2. Cargo Lorry                 13.5 T     1986      D351 HEA
     3. Ford Transit                1.5 T      1988      F831 BUE

     4. Leyland Truck               10.0 T               F677 EFD
     5. Renault Van                 1.5 T      1990      H533 AEA




   A member of JIB Group
         Registered Office: Jardine House, 6 Crutched Friars, London EC3N 2HT Registered Number: 115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                                                     Date:  November 1993


   REGISTER OF INSURANCES
   ______________________________________________________________________


   Insured:            Whitlenge Drink Equipment Limited

   Class of            Engineering - Inspected Plant
   Insurance:

   Period:             15th October 1993 - 14th October 1994
                       Both Days Inclusive

   Insurers:           Industrial Safety Inspections

   Policy Number:      100647


   Premium:            (Pounds) 807.57

   Interest:           Inspection only of plant

   Situation:          Chancel Way, Halesowen Industrial Park, Halesowen,
                       West Midlands B62 8SE

   Conditions:         1.  Schedule of plant:

                           As per detailed lodged with Insurers

   Excesses/
   Deductibles:        None















   A member of JIB Group
         Registered Office: Jardine House, 6 Crutched Friars, London EC3N 2HT Registered Number: 115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                                                     Date:  November 1993


   REGISTER OF INSURANCES
   ______________________________________________________________________


   Insured:            Whitlenge Drink Equipment Limited

   Class of            Marine
   Insurance:

   Period:             15th October 1993 - 14th October 1994
                       Both Days Inclusive

   Insurers:           Cornhill Insurance Company Ltd

   Policy Number:      MG05270


   Premium:            (Pounds) 4,000.00 Minimum and Deposit

   Interest:           1.  Marine cargo
                       2.  Goods in Transit

   Situation:

   Voyages: Great Britain to Western Europe/Cyprus/USA/Far East/Middle East/South Africa/Eastern Europe and/or vice versa

                       Other voyages held covered at rates and on condition to be agreed

                       Excluding Iran and Iraq

   PER:                Conveyances and/or steamer(s) and/or Motor
                       Vessel(s) (subject to Institute Classification Clause) and/or Air Freight and/or Post and/or Air Post and/or Conveyances

   Conditions:         MARINE CARGO
                       ------------


                       Contract of Marine Insurance always open for the full amount of (pounds) 100,000 any one Vessel

   A member of JIB Group
         Registered Office: Jardine House, 6 Crutched Friars, London EC3N 2HT Registered Number: 115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                       and/or aircraft and/or conveyance irrespective of declarations and to accept all declarations of despatches until further notice

   Notice Clause:      Subject to 30 days notice of cancellation (either
                       side) for Marine Risks

                       Subject to 7 days notice of cancellation for War, Strikes, Riots and Civil Commotions Risks but 48 hours notice of cancellation for strikes, riots and civil commotions risk on shipments to or from USA

   Insured Interest:   Soft and Alcoholic draught drink dispensing
                       equipment/spares/accessories suitably
                       packed/protected for transit and/or similar interest


   Limit:              1.  (Pounds) 100,000  any on vessel and/or
                                             Aircraft and/or conveyance
                       2.  (Pounds) 250,000  any on location
                       3.  (Pounds)   8,000  any on package

   Basis of            Goods Inward    C.I.F. + 10%
   Valuation:          Goods Outward   Invoice Price to client

   Conditions:         Subject to Institute Standard Conditions for Cargo
                       Contracts
                       Subject to Institute Classification Clause
                       Subject to Institute Cargo Clause as stated hereunder:

                         Institute Cargo Clauses "A" 1st January 1992
                         Institute Cargo Clauses (Air) 1st January 1992

                       Subject to Institute War Clauses as applicable Subject to Institute Strikes, Riots and Civil Commotions Clause
                       Machinery subject to Institute Replacement Clause

                       Including Contingency Conditions for F.O.B. and/or C.F.R. Sales


   Rates:              Exports/Imports   Exports   Imports
                       ---------------   -------   -------

   A member of JIB Group
         Registered Office: Jardine House, 6 Crutched Friars, London EC3N 2HT Registered Number: 115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                       From:  Great Britain and/or
                           vice versa                Sea/Air/Road
                                                     ------------

                       To: Western Europe          0.10%       0.10%
                           Cyprus/Russia           0.25%         -
                           USA/Canada              0.20%       0.125%
                           Far East                0.30        0.25%
                           Eastern Europe          0.15%          -
                           Middle East (excluding
                           Iran and Iraq)          0.325%      0.20%
                           South Africa            0.25%         -

                       GOODS IN TRANSIT
                       ----------------

   Risks Covered:      "All Risks" - whilst in transit within the United
                       Kingdom


   Interest:           Goods belonging to the Insured or held in trust or
                       commission and for which the Insured is
                       responsible, all pertaining to the business

   Basis of            Sales:  Invoice Price to customer but replacement
   Valuation:          cost for sending where no invoice issued

   Limits:                                                       (Pounds)
                                                                 --------
                       1.  Any one vehicle owned and/or operated
                           by the Insured and/or Sub-Contractor
                           and/or Supplier (on Ex-Works Basis)    100,000

                       2.  (a) Any one consignment by unspecified
                               road carrier                       100,000
                           (b) Any one consignment by rail/post   100,000
                       3.  Any one location                       250,000
                       4.  Any one package                         8, O00

   Warranty:           Own Vehicle Theft Exclusion Clause

                       The Company shall not be liable for any loss or damage to the insured interest whilst on or contained in any vehicle and/or trailer and/or container owned by, hired by or under the control of the insured as a result of:

   A member of JIB Group
         Registered Office: Jardine House, 6 Crutched Friars, London EC3N 2HT Registered Number: 115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                       1. Theft when the vehicle and/or trailer and/or container is left unattended unless such vehicle and/or trailer and/or container has all points of access closed and secured by all the locks and other protections thereon and has all keys removed

                       2. Theft of or from the vehicle and/or trailer and/or container left unattended between 18.00 hours and 6.00 hours unless:
                           (i)   such vehicle and/or trailer and/or
                                 container is locked and garaged in a
                                 building which is securely closed and
                                 locked, or
                           (ii)  such vehicle and/or trailer and/or
                                 container is locked and parked in a yard or compound which is fully enclosed and locked, or is fully enclosed and security manned 24 hours per day

                       Warranted that the alarm system and/or immobiliser fitted to the vehicle and/or trailer and/or container is in full efficient working order and set whenever the vehicle and/or trailer and/or container is left loaded and unattended

   Rates:              O.015% applicable to declared values

   Excesses/           None
   Deductibles:

















   A member of JIB Group
         Registered Office: Jardine House, 6 Crutched Friars, London EC3N 2HT Registered Number: 115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                      WHITLENGE DRINK EQUIPMENT LIMITED
                      --------------------------------


    General Claims Experience (3 years)

    Type of Policy              Year  Interest                Amount
    --------------              ----  --------                ------
                                                             (Pounds)
       *Combined Property
                                1991  Theft
                                                            3,573.15

                                      Theft                   979.20

                                1992  Theft                 3,500.00
                                      Theft                   600.00

                                      Theft                   524.00
                                      Theft                   356.00
                                      Vandalism            21,200.00


    Combined Liability          1993  Employee fell from   15,000.00 O/S
                                      ladder

    Money                                                       Nil

    Engineering - Computers                                     Nil
    Personal Accident/Travel                                    Nil
    Legal Expenses                                              Nil
    Motor Fleet                                             As attached

    Marine                      1993  Loss of Goods/UK      1,137.00


   *Cover now placed within Group Umbrella 1992









   A member of JIB Group
         Registered Office:  Jardine House, 6 Crutched Friars, London EC3N 2HT
         Registered Number:  115332 England VAT Reg no 244 2321 96
         Member of British Insurance & Investment Brokers' Association






                                SCHEDULE 6.15

                                 Investments

   A.  Group:


     1.  Note Receivable from Howe Corporation in the amount of $300,000.

     2. Group has a 17% equity interest in Booth Limited, a private company limited by shares registered in England.
